As filed with Securities and Exchange Commission on April 5, 2022

File No. 333-249535

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of Registrant as specified in its charter)

IOWA	6311	39-1236386
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677-9202

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Jennifer Kraus-Florin, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677-9202

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(A) of the securities act of 1933 or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to said section 8(A), MAY DETERMINE.

MEMBERS® Horizon Flexible Premium Deferred Variable
and Index Linked Annuity

MEMBERS Horizon Variable Separate Account

Issued by:

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

Telephone number: 800-798-5500

Offered Through: CUNA Brokerage Services, Inc.

May 1, 2022

This Prospectus describes the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, an individual or joint owned, flexible premium variable and index-linked deferred annuity contract (the “Contract”) issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth in the “Glossary.”

The Contract, which you may purchase with an initial Purchase Payment that is at least $5,000, is designed primarily for individuals, trusts, and certain retirement plans that qualify for the special federal income tax treatment associated with annuity contracts. The Contract provides for the accumulation of retirement savings by allocating your monies among various Variable Subaccounts and/or Risk Control Accounts, and also offers a number of payout options. The Contract is a complex insurance and investment vehicle. You should speak with a financial professional about the Contract’s features, benefits, risks and fees, and whether it is appropriate for you based upon your financial situation and objectives. The Prospectus describes all material rights and obligations of Owners, including all state variations.

The variable annuity portion of the Contract is supported by the assets of the MEMBERS Horizon Variable Separate Account, a Separate Account of the Company, which is divided into Variable Subaccounts that each invest in an underlying Fund. You may allocate your Purchase Payments among one or more Variable Subaccounts, and your investment results in a Variable Subaccount will depend on the investment performance of the related Fund. You bear the entire investment risk of any amounts you allocate to the Variable Subaccounts. There is a Variable Subaccount that invests in each of the Funds. This Prospectus is accompanied by a current prospectus for each such Fund. You should read a Fund’s prospectus carefully before investing.

Additional information about each Fund is provided in “Appendix A” of this Prospectus.

The index-linked portion of the Contract is supported by the assets of a non-registered Separate Account of the Company which has been established to support the Company’s obligations with respect to the Risk Control Accounts. You may allocate your Purchase Payments to one or more Risk Control Accounts. The Risk Control Accounts do not involve an investment in any underlying Fund, and instead are based in part on the investment experience of external Indices. Each Risk Control Account has a reference Index. We currently offer two reference indices; the (S&P 500 Price Return Index) S&P 500 and the (MSCI EAFE Price Return Index) MSCI EAFE. Each Risk Control Account has two investment options, a Secure Account Option and a Growth Account Option. We credit interest under each Risk Control Account based in part on the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. Each Risk Control Account Anniversary prior to the Risk Control Account Maturity Date starts a new year for purposes of calculating index interest. When funds are withdrawn from a Risk Control Account prior to the Risk Control Account Anniversary for a surrender, partial withdrawal, transfer, annuitization or payment of the Death Benefit, index interest is calculated up to the date of withdrawal. It is possible that you will not earn any interest in the Risk Control Accounts. Contract Value allocated to a Risk Control Account must remain in such Account for the entire Risk Control Account Period to avoid imposition of a Surrender Charge and a Market Value Adjustment. Each Risk Control Account Period is five years. Only one Risk Control Account Period can be in force at any time. This would allow for both a Secure Account and Growth Account for both reference Indices (the S&P 500 Index and the MSCI EAFE Index) to be established for the same Risk Control Account Period. However, once a Risk Control Account(s) is in force, new Risk Control Accounts cannot be established until the termination of the existing Risk Control Accounts on the Risk Control Account Maturity Date. Accordingly, no additional values can be transferred into a Risk Control Account and no additional Purchase Payments can be allocated to a Risk Control Account until the end of the current Risk Control Account Period.

The Secure Account option has an Index Rate Floor of 0%. The Index Rate Floor protects amounts allocated to the Secure Account from declines in the external Indices. This means that negative investment performance of the applicable Index would not reduce your Risk Control Account Value. The Secure Account provides your Risk Control Account Value the most protection from negative investment performance of the reference Index. The Growth Account option has an Index Rate Floor of -10%. This means that negative investment performance of the applicable reference Index could result in a negative Index rate of return that would reduce your Risk Control Account Value. However, Risk Control Account Value will not decline by more than 10% as a result of Index performance for any one-year period even if Index performance is less than -10%. In return for accepting some risk of loss to your Risk Control Account Value allocated to the Growth Account, the Index Rate Cap for the Growth Account is higher than the Index Rate Cap for the Secure Accounts, which allows for the potential for greater increases to your Risk Control Account Value allocated to the Growth Account. The Index Interest Rate Caps place a limit on the positive performance of an Index and therefore limit the amount of Index Interest that can be credited to an Owner’s investment in a Risk Control Account. The Index Rate Cap will never be less than 1% for either Risk Control Accounts. For funds allocated to the Growth Account there is a risk of loss of your principal and any previously credited interest because each year you agree to absorb all losses less than or equal to the applicable Index Rate Floor. In addition, if the performance of the reference Index equaled or approached the Index Rate Floor, the deduction of Contract charges and the deduction of Surrender Charges, a Market Value Adjustment and Federal Income Tax Penalties could result in a reduction of Contract Value greater than if only the Index Rate Floor applied.

Purchase Payments and transfer amounts allocated to a Variable Subaccount or Risk Control Account are held in insulated Separate Accounts, the assets of which are not chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

We may make available additional Variable Subaccounts and Risk Control Accounts in the future. Not all Variable Subaccounts and Risk Control Accounts may be available in all markets where we offer the Contract.

The Contract offers two series: Series B and Series C. For Series B Contracts only, if you surrender your Contract or take a partial withdrawal during the Surrender Charge Period, we will apply a Surrender Charge to the amount being surrendered or withdrawn that is in excess of the free annual withdrawal amount unless you qualify for the Nursing Home or Hospital waiver or Terminal Illness waiver, described in this Prospectus. The maximum Surrender Charge is 9% of the Purchase Payment withdrawn. Not all waiver benefits are available in all states. The terms under which the Surrender Charge will be waived may vary in some states and are described in Appendix C of this Prospectus. All other state variations are also described in Appendix C. Please review Appendix C for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Beginning January 1, 2021, B Series Contracts are no longer available for purchase. For Owners who purchased B Series Contracts before January 1, 2021, your rights and obligations under your B Series Contract remain unchanged. Beginning May 1, 2022, C Series Contracts are no longer available for purchase. For Owners who purchased C Series Contracts before May 1, 2022, your rights and obligations under your C Series Contract remain unchanged.

Surrender Charges do not apply to Series C Contracts. Series C Contracts impose a higher Contract Fee than Series B Contracts. Each Purchase Payment has an individual Surrender Charge schedule which begins when the Purchase Payment is credited to your Contract and continues for five years. In addition, for both Series B and Series C Contracts, if you surrender your Contract or take a partial withdrawal during the five years following allocation of a Purchase Payment, your Risk Control Account Value (if any) will be subject to a Market Value Adjustment. A surrender or partial withdrawal from a Risk Control Account on its Risk Control Account Maturity Date will not be subject to a Surrender Charge or Market Value Adjustment. See “Fees and Expenses,” “Market Value Adjustment” and “Access to Your Money”. The Market Value Adjustment may be either positive or negative, which means the Market Value Adjustment may increase or decrease the amount you receive upon surrender or partial withdrawal. If the Market Value Adjustment is negative, you may lose a portion of your principal and previously credited interest.

You have the right to cancel your Contract. If you are a new purchaser of a Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. If you cancel your Contract, you will receive either a full refund of the amount you paid with your application or your total Contract value. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply. See “Getting Started – The Accumulation Period – Right to Examine.”

There are risks associated with the Contract. These risks include liquidity risks, investment risks, market risks, Company risks, and interest rate risks. Also, a Market Value Adjustment, and for Series B Contracts Surrender Charges, may apply for a number of years, so that the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than the sum of your Purchase Payments and lose previously credited interest under the Contract. In addition, partial withdrawals and surrenders will be subject to income tax and may be subject to a 10% Internal Revenue Service (“IRS”) penalty tax if taken before age 59½. Accordingly, you should carefully consider your income and liquidity needs before purchasing a Contract. Additional information about these risks appears under “Principal Risks of Investing in the Contract”, on page __, as well as under “Fees and Expenses”, and “Federal Income Tax Matters”. Please note that you could lose significantly more than 10% of your investment in a Risk Control Account under the Contract. For example, if you invested $10,000 in a B Series Contract with a 1.50% Contract Fee and allocated your investment to the Growth Account and the Index then declined by 10% or more in each of three consecutive years, your investment in the Contract at the end of the third year would be equal to $6,932. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge equal to 7% of your investment or $700 which would leave you with $6,232. That amount would be reduced further if a negative MVA applied. In addition, if you were age 59½ or younger at the time of the surrender, a ten percent tax penalty of $623 would apply and would reduce the amount you would have from the Contract to $5,608. This example, however, does not take into account your ability to allocate some or all of your initial investment to the Secure Account which has a floor that protects amounts allocated to that Account from declines in the Index or that you may purchase a C Series Contract which does not have a Surrender Charge.

The Company has the right to refuse or limit the amount and frequency of additional Purchase Payments allocated under the Contract and to refuse or limit the amount and frequency of additional Purchase Payments that may be allocated to the Risk Control Accounts. If we exercise this right, it will limit your ability to make further investments in the Contract and increase Contract Values and the Death Benefit through additional Purchase Payments.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts, but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

This Prospectus provides important information you should know before investing including risks related to the Company’s business. Please see “Potential Risk Factors That May Affect Our Business and Our Future Results” for more information regarding these risks. Please keep this Prospectus for future reference.

Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and prior earnings.

i

ii

The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

iii

GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

1940 Act – The Investment Company Act of 1940, as amended.

Accumulation Credit – A unit of measure used to calculate Risk Control Account Value.

Accumulation Credit Factor – A dollar value for each Accumulation Credit in a Risk Control Account on a given Business Day.

Accumulation Period – The phase of the Contract that begins on the Contract Issue Date and ends on the Payout Date, or the date the Contract is terminated if earlier.

Accumulation Unit – A unit of measure used to calculate Variable Subaccount Value.

Accumulation Unit Value – A dollar value for each Accumulation Unit in a Variable Subaccount on a given Business Day.

Adjusted Index Value – The Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Risk Control Account Year.

Administrative Office – MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age – Age as of last birthday.

Allocation Level – Specific levels identified in your Contract for the sole purpose of administering allocation instructions according to the requirements of the Contract.

Annuitant (Joint Annuitant) – The natural person(s) whose life (or lives) determines the amount of annuity payments under the Contract.

Authorized Request – A signed and dated request that is in Good Order. A request to change your allocation instructions must be signed by all Owners. A request to change a party to the Contract, change the Payout Date or request a partial withdrawal or full surrender of the Contract must be signed by all Owners and any irrevocable Beneficiary or an assignee.

Automatic Rebalance Program – A program to automatically transfer values among the Risk Control Accounts and/or Variable Subaccounts to achieve the balance of Contract Value equal to the Allocation Levels you requested.

Bailout Provision – If the Index Rate Cap for your Risk Control Account is set below the bailout rate prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract, the Bailout Provision allows you to transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary. A Market Value Adjustment will not apply to such transfer.

Beneficiary – The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate.

Business Day – Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day. However, with respect to a subaccount no valuation may be made on days that the subaccount’s corresponding fund does not value it’s share.

Closing Index Value – The closing value for an Index as of a Business Day.

Company – MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract – The MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, an individual or joint owned, flexible premium deferred variable and index-linked annuity contract issued by MEMBERS Life Insurance Company.

Contract Anniversary – The same day and month as the Contract Issue Date for each year the Contract remains in force. If a Contract Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day but will be effective as of that Contract Anniversary.

Contract Fee – A fee assessed against Contract Value allocated to the Variable Subaccounts and the Risk Control Accounts. The portion of the fee assessed to the Variable Subaccounts equals a percentage of the average daily value of the assets of the Variable Subaccounts to which the Variable Subaccount Value is allocated. The portion of the fee assessed to the Risk Control Accounts equals a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Risk Control Account Year. The Contract Fee is shown on your Contract Data Page. This fee compensates us for the expenses, expense risk, and mortality risk assumed by us.

Contract Issue Date – The date we use to determine Contract Years and Contract Anniversaries.

Contract Value – The total value of your annuity during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year – Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending on the next Contract Anniversary.

Data Page – Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit - The Contract Value as of the date Death Benefits are payable. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Earnings – Your Contract Value minus Purchase Payments not previously withdrawn.

Frequent Transfers Procedures – Policies and procedures that we have adopted in order to try to protect Owners and the Funds from potentially harmful trading activity.

Fund – Each investment portfolio or any other open-end management investment company or unit investment trust in which a Variable Subaccount invests.

General Account – All of the Company’s assets other than the assets in the Separate Accounts.

Good Order – A request or transaction generally is considered in "Good Order" if we receive it in our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Funds affected by the requested transaction; the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Holding Account – An account that holds each Purchase Payment pending investment in a Risk Control Account. The Holding Account cannot be elected as an Investment Option. The Holding Account is part of our General Account.

Holding Account Value – The value of the Contract in the Holding Account.

Hospital – A facility that is licensed and operated as a hospital according to the law of the jurisdiction in which it is located.

Income Payout Option – The choices available under the Contract for payout of your Contract Value.

Index, Indices – The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Index Rate Cap – The maximum annual Index rate of return the Company will use in calculating interest credited to Risk Control Account Value for a Risk Control Account Year. The Index Rate Cap does not reflect deduction of the Contract Fee.

Index Rate Floor – The minimum annual Index rate of return the Company will use in calculating interest credited to Risk Control Account Value for the life of the Contract. The Index Rate Floor does not reflect deduction of the Contract Fee.

Initial Index Value – The value for the reference Index as of the start of a Risk Control Account Year.

Internal Revenue Code – The Internal Revenue Code of 1986, as amended.

Investment Options – The choices available under this Contract for allocation of your Purchase Payment(s) and Contract Value. Choices include the Risk Control Accounts (“Risk Control Account Option”) and the Variable Subaccounts (“Variable Subaccount Option”).

Irrevocable Beneficiary – A Beneficiary who has certain rights which cannot be changed unless he or she consents to the change.

Market Value Adjustment – The amount of an adjustment (increase or decrease) that may be applied to a full surrender or partial withdrawal from a Risk Control Account, also referred to as the MVA.

Multiple Source Waiting Period – The maximum period of time we will wait for multiple sources of payment to be received by us prior to allocation to a Risk Control Account. It applies only to the sources of payment indicated on your application. The Multiple Source Waiting Period cannot be longer than six months.

Non-Qualified Contract – An annuity contract that is independent of any formal retirement or pension plan.

Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

Owner – The person(s) (or entity) who owns the Contract and whose death determines the Death Benefit. If there are multiple Owners, each Owner will be a joint Owner of the Contract and all references to Owner will mean joint Owners. The Owner has all rights, title and interest in the Contract. The Owner may exercise all rights and options stated in the Contract, subject to the rights of any Irrevocable Beneficiary or assignee. The Owner is also referred to as “you” or “your.”

Payee – The person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. The Payee is the Owner, unless otherwise designated. A minor cannot be the Payee.

Payout Date – The date the first income payment is paid from the Contract to the Payee.

Payout Period – The phase the Contract is in once income payments begin.

Pro Rata – A method of allocating, withdrawing or transferring values across all Variable Subaccounts and/or Risk Control Accounts that is proportional to the value in each.

Proof of Death – Proof of Death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

Purchase Payment – Payment(s) made by or on behalf of the Owner for the Contract.

Qualified Contract – An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.

Risk Control Account – A subdivision of the Risk Control Account Option wherein two accounts types are available: the Secure Account and the Growth Account. Each Risk Control Account has an Index Rate Cap and Index Rate Floor.

Risk Control Account Anniversary – The same day and month as a Risk Control Account Start Date for each year of a Risk Control Account Period. If a Risk Control Account Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Risk Control Account Daily Contract Fee – The Contract Fee divided by the number of days in the Risk Control Account Year and then multiplied by the Accumulation Credit Factor for the Risk Control Account at the start of a Risk Control Account Year.

Risk Control Account Maturity Date – The last day of a Risk Control Account Period. If a Risk Control Account Maturity Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Risk Control Account Period – The period that begins on a Risk Control Account Start Date and ends on a Risk Control Account Maturity Date. Each Risk Control Account Period is five years.

Risk Control Account Start Date – The first day of a Risk Control Account Period. It must be a date that we offer as a Risk Control Account Start Date (as shown on your Contract Data Page). If a Risk Control Account Start Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day.

Risk Control Account Value – The value of the Contract in a Risk Control Account.

Risk Control Account Year – Any 12-month period beginning on a Risk Control Account Start Date or Risk Control Account Anniversary and ending on the next Risk Control Account Anniversary.

Risk Control Separate Account – The Separate Account for the Risk Control Accounts.

SAI – The statement of additional information relating to the variable annuity aspect of the Contract.

SEC – The U.S. Securities and Exchange Commission.

SAP – The statutory accounting principles and practices prescribed by the insurance regulatory authorities in the Company’s state of domicile.

Separate Account – A legally insulated investment account that is maintained separately from our General Account. The Separate Account established for the variable portion of the Contract is registered under the Investment Company Act of 1940 (the “1940 Act”), while the Separate Account established for the index-linked aspect of the Contract is not registered under the 1940 Act.

Spouse – The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned same-sex marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this Contract. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this Contract for federal tax purposes. Consult with a tax adviser for more information on this subject and before exercising benefits under the Contract.

Surrender Charge – The charge associated with surrendering either some or all of the Contract Value from a Series B Contract. Surrender Charges do not apply to Series C Contracts.

Surrender Value – The amount you are entitled to receive if you elect to surrender the Contract during the Accumulation Period.

Terminally Ill, Terminal Illness – A life expectancy of 12 months or less due to any illness or accident.

Thirty Day Period to Discontinue Initial Risk Control Account – If a portion of the initial Purchase Payment is allocated to a Risk Control Account, a 30-day period beginning on the initial Risk Control Account Start Date will commence during which the Owner can discontinue the Risk Control Account(s) and transfer the entire Risk Control Account Value to the Variable Subaccounts without the application of a Market Value Adjustment.

Valuation Period – The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

Variable Separate Account – The Separate Account for the Variable Subaccounts.

Variable Subaccount – A subdivision of the Variable Separate Account, the assets of which are invested in a corresponding Fund.

Variable Subaccount Value – The value of the Contract in a Variable Subaccount.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE MEMBERS® HORIZON FLEXIBLE PREMIUM DEFERRED VARIABLE AND INDEX LINKED ANNUITY

FEES AND EXPENSES		LOCATION IN PROSPECTUS
Charges for Early Withdrawals

For Series B Contracts only, if you withdraw money from your Contract during the five years following allocation of a Purchase Payment, you may be assessed a Surrender Charge of up to 9% of the Purchase Payment withdrawn in excess of the Annual Free Withdrawal Amount.

For example, if you were to surrender your Contract during the first Contract Year, you could pay a surrender charge of up to $8,100 on a $100,000 investment.

Withdrawals from Risk Control Accounts prior to the Risk Control Account Maturity Date will also be subject to a Market Value Adjustment which may be positive or negative and could result in the loss of principal and previously credited interest.

“Fees and Expenses”
Transaction Charges	In addition to Surrender Charges and a Market Value Adjustment, you may also be charged for other transactions, such as transfers, wire transfers, use of express mail, providing a duplicate contract and information previously provided to you that requires research on our part.	“Fees and Expenses”
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.	“Fees and Expenses”

Series B
Annual Fee	Minimum	Maximum
Base Contract (“Contract Fee”)(1)	1.50%	1.50%
Investment Options (Fund fees and expenses)(2)	0.07%	1.14%

Series C
Annual Fee	Minimum	Maximum
Base Contract (“Contract Fee”)(1)	1.75%	1.75%
Investment Options (Fund fees and expenses)(2)	0.07%	1.14%

(1) As a percentage of average daily Variable Subaccount Value or as a percentage of beginning of Risk Control Account Year Risk Control Account Value, adjusted for any withdrawals. We do not assess a Contract Fee against Contract Value held in the Holding Account.

(2) As a percentage of Fund assets.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges and a negative Market Value Adjustment that substantially increase costs.

Series B
Lowest Annual Cost: $1,364	Highest Annual Cost: $2,305
Assumes: ● Investment of $100,000 ● 5% annual appreciation ● Least expensive combination of Fund fees and expenses ● No additional purchase payments, transfers or withdrawals	Assumes: ● Investment of $100,000 ● 5% annual appreciation ● Most expensive combination of Fund fees and expenses ● No additional purchase payments, transfers or withdrawals

Series C
Lowest Annual Cost: $1,572	Highest Annual Cost: $2,490
Assumes: ● Investment of $100,000 ● 5% annual appreciation ● Least expensive combination of Fund fees and expenses ● No additional purchase payments, transfers or withdrawals	Assumes: ● Investment of $100,000 ● 5% annual appreciation ● Most expensive combination of Fund fees and expenses ● No additional purchase payments, transfers or withdrawals
RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal and previously credited interest because the Contract is designed to provide for the accumulation of retirement savings and income on a long-term basis.	“Principal Risks of Investing in the Contract”
Not a Short-Term Investment

The Contract is not a short-term investment and is not appropriate if you need ready access to cash.

Withdrawals and surrenders may be subject to a Surrender Charge, a Market Value Adjustment and federal and state income taxes and tax penalties.

The benefits of tax deferral mean that the Contract is more beneficial if you have a long time horizon.

“Principal Risks of Investing in the Contract” “Fees and Expenses” “Market Value Adjustment” “Federal Income Tax Matters”

Risks Associated with Investment Options	An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract. Each investment option, including the Holding Account, the Risk Control Accounts, and the Variable Subaccounts, has its own unique risks. You should review the investment options carefully before making an investment decision.	“Principal Risks of Investing in the Contract” “Variable Subaccount Option” “Risk Control Account Option” “Appendix A”
Insurance Company Risks	An investment in the Contract is subject to the risks related to MEMBERS Life Insurance Company. Any obligations (including under the fixed Holding Account and the Risk Control Account options), guarantees, such as the Death Benefit, or benefits are subject to the claims-paying ability of the Company. More information about the Company, including its financial strength ratings, is available upon request by calling 1-800-798-5500.	“Principal Risks of Investing in the Contract”
RESTRICTIONS		LOCATION IN PROSPECTUS
Investments

The Subaccount that invests in the Vanguard VIF Small Company Growth Portfolio is no longer available for new investments. However, Contract Owners with Contract Value already allocated to the Vanguard VIF Small Company Growth Subaccount can continue to invest in the Subaccount.

Contract Value in the Holding Account cannot be transferred to the Variable Subaccount options.

Partial withdrawals from the Risk Control Accounts are not permitted while there is Variable Subaccount Value, except for withdrawals from the Risk Control Accounts on the Risk Control Account Maturity Date (the end of each five-year Risk Control Account Period). Only one Risk Control Account Period can be in force at any time.

Contract Value in the Risk Control Accounts can only be transferred to the Variable Subaccount options on the Risk Control Account Maturity Date.

The Risk Control Account investment options are not available within five years of the Payout Date.

We reserve the right to make additions to, deletions from, or substitutions for the shares of a Fund that are held in the Variable Separate Account or that the Variable Separate Account may purchase, subject to applicable law.

We reserve the right to add or substitute an Index associated with the Risk Control Accounts.

We reserve the right, at our discretion, to restrict transfers into the Risk Control Account in the event the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page).

“Appendix A”

“Risk Control Account Option – Holding Account Value”

“Allocating Your Purchase Payments – Transfers”

“Risk Control Account Option – Risk Control Account Maturity Date”

“Variable Subaccount Option – Addition, Deletion, or Substitution of Investments”

“Risk Control Account Option – Addition or Substitution of an Index”

“Risk Control Account Option – Express Portfolios”

Optional Benefits

Express Portfolios are only available at the time of purchase, and you must allocate all of your Purchase Payment to your selected Express Portfolio.

Systematic Withdrawals may be taken on a monthly, quarterly, semi-annual, or annual basis. The withdrawals must be at least $100 each. Unless taken to satisfy minimum required distributions, a Market Value Adjustment may be applied to Systematic Withdrawals taken from a Risk Control Account. If the Systematic Withdrawal exceeds the 10% Annual Free Withdrawal Amount, a Surrender Charge may also apply.

“Benefits Available Under the Contract – Express Portfolios” “Benefits Available Under the Contract – Systematic Withdrawals”
TAXES		LOCATION IN PROSPECTUS
Tax Implications	You should consult with a tax professional to determine the tax implications of an investment in and Purchase Payments received under the Contract. There is no additional tax benefit if you purchase the Contract through a qualified retirement plan or individual retirement account (IRA). Withdrawals from the Contract are subject to ordinary income tax, and may be subject to tax penalties.	“Federal Income Tax Matters”
CONFLICTS OF INTEREST		LOCATION IN PROSPECTUS
Investment Professional Compensation

Some investment professionals may receive compensation for selling the Contract to you in the form of commissions or other compensation. These other forms of compensation may include cash bonuses, insurance benefits and financing arrangements. Non-cash benefits may include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. The Company may also pay asset-based commissions (sometimes called trail commissions) in addition to Purchase Payment-based commissions. Investment professionals may also receive other payments from us for services that do not directly involve the sale of the Contracts, including personnel recruitment and training, production of promotional literature and similar services.

As a result of these compensation arrangements, these investment professionals may have a financial incentive to offer or recommend the Contract over another investment. You should ask your investment professional for additional information about the compensation he or she receives in connection with your purchase of the Contract.

“Other Information – Distribution of the Contract”
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	“Tax-Free ‘Section 1035’ Exchanges”

OVERVIEW OF THE CONTRACT

The following is a summary of the key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

Contract Series

The Contract offers two series: Series B and Series C. The primary difference between the two series is that Series B Contracts are subject to a Surrender Charge and Series C Contracts are not. In addition, Series B Contracts have a Nursing Home and Hospital/Terminal Illness benefit, which provides for a waiver of the Surrender Charge if its conditions are met. The amount of the Contract Fee for Series B and Series C Contracts differs with Series C Contracts subject to a higher Contract Fee. Beginning January 1, 2021, B Series Contracts are no longer available for purchase. For Owners who purchased B Series Contracts before January 1, 2021, your rights and obligations under your B Series Contract remain unchanged. Beginning May 1, 2022, C Series Contracts are no longer available for purchase. For Owners who purchased C Series Contracts before May 1, 2022, your rights and obligations under your C Series Contract remain unchanged.

You should work with your financial professional to decide which series of the Contract may be appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

The Company is not an investment adviser and does not provide any investment advice to you in connection with your Contract.

How Your Contract Works

Purpose. Your Contract is an individual or joint owned, flexible premium variable and index-linked deferred annuity contract. The Contract is designed for long-term investors and is not intended for someone who needs ready access to cash. Your Contract can help you save for retirement because it can allow your Contract Value to earn interest from the Risk Control Accounts and/or gains from the Variable Subaccounts on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. You generally will not pay taxes on your earnings until you withdraw them.

Contract Periods. There are two periods to your Contract: an Accumulation Period and a Payout Period.

During the Accumulation Period of your Contract, you allocate your Contract Value to the Variable Subaccounts and/or the Risk Control Accounts.

●	Each of these options is described below. Each Variable Subaccount invests its assets solely in the shares or units of designated Funds. Depending on the performance of the Funds underlying the Variable Subaccounts selected by you, you could lose money. Additional information about each Fund is provided in “Appendix A” of this Prospectus.

●	The portion of Contract Value allocated to a Risk Control Account is credited with interest based in part on the investment performance of external Indices (currently, the S&P 500 Index and the MSCI EAFE Index), subject to an Index Rate Cap and Index Rate Floor that is unique to each Risk Control Account. The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The MSCI EAFE Index is a stock market index which is designed to measure the equity market performance of developed markets outside of the U.S. and Canada. The Indices can go up or down based on the stock prices of the companies that comprise the applicable Index. Neither Index includes dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks. The Index rate of return is determined on each Risk Control Account Anniversary and is measured over the Risk Control Account Year. Index Interest is calculated on each Risk Control Account Anniversary. Because Index Interest is calculated at a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

The Accumulation Period begins on the Contract Issue Date and continues until the Payout Date.

During the Payout Period of your Contract, you can elect to receive income payments by applying Contract Value to the income options offered in your Contract. The Payout Period begins on the Payout Date and continues while income payments are paid. When the Payout Period begins, you will no longer be able to make withdrawals. The Death Benefit terminates when the Contract is applied to an Income Payout Option.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Contract Features

Purchase Payments. You may purchase the Contract with an initial Purchase Payment of at least $5,000. Additional Purchase Payments can be made during the Accumulation Period, subject to certain restrictions, but are not required. We reserve the right in our sole discretion to refuse additional Purchase Payments and to limit the amount and frequency of additional Purchase Payments under the Contract or that may be allocated to the Risk Control Accounts at any time. See “Allocating Your Purchase Payments – Purchase Payment” for more details.

Allocation Options. There are four Allocation Levels for your Contract, among which you may allocate your Purchase Payment(s) and Contract Value: Level C (Contract Allocation Level), Level V (Variable Subaccount Allocation Level), Level I (Index Allocation Level), and Level R (Risk Control Allocation Level), each is described below.

●	At Level C, the allocation is split between the Variable Subaccounts and the Risk Control Accounts;

●	At Level V, the allocation is split among the Variable Subaccounts;

●	Level I only applies to Risk Control Accounts, and the allocation is split between Risk Control Accounts based on the reference Index; and

●	Level R only applies to Risk Control Accounts, and the allocation is split among Risk Control Accounts with the same reference Index.

Your Purchase Payments will be allocated according to your allocation instructions on file with us for the applicable Allocation Levels. See “Allocating Your Purchase Payments” for more details.

Express Portfolios. Rather than choosing amounts to be directed to particular Allocation Levels, you can select one of three model asset allocation portfolios or “Express Portfolios” we make available. At the time you purchase the Contract, you may elect to allocate all of your Purchase Payments according to one of the Express Portfolios. Each Express Portfolio employs different investment styles and allocates your Purchase Payments among the Variable Subaccounts and Risk Control Accounts to match a specified level of risk tolerance (e.g., conservative, moderate and aggressive). See “Allocating Your Purchase Payments - Express Portfolios” for more details.

Automatic Rebalance Program. The Automatic Rebalance Program, which applies to all Contracts and may not be terminated, automatically transfers values between Risk Control Accounts and/or Variable Subaccounts to return your Contract Values to the Allocation Levels on file with us. Transfers that occur pursuant to the Automatic Rebalance Program will not count towards the number of transfers allowed in a Contract Year without incurring a transfer fee. Rebalancing occurs at set intervals depending on Allocation Level, subject to certain conditions. See “Allocating Your Purchase Payments – Automatic Rebalance Program” for more details.

Variable Subaccount Option. You may allocate your Purchase Payments to the Variable Subaccount Option, which invests in the underlying Funds. The Funds currently available for investment are described in “Appendix A” to this Prospectus. Purchase Payments allocated to a Variable Subaccount become part of the total Variable Subaccount Value which fluctuates according to the investment performance of the selected Variable Subaccounts. See “Variable Subaccount Option” for more details.

Risk Control Account Option. Only one Risk Control Account can be in force at any time, which can include both a Secure Account and a Growth Account for each reference Index. Purchase Payments allocated to a Risk Control Account become part of the Risk Control Account Value and may be credited with interest based in part on the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. Once you have established a Risk Control Account you may not allocate your subsequent Purchase Payments or make transfers to a new Risk Control Account until the existing Risk Control Account matures at the end of five years. You may not allocate subsequent Purchase Payments to existing Risk Control Accounts (other than during 30 days prior to the Risk Control Account Maturity Date). You may transfer between Risk Control Accounts with the same reference Index as of each Risk Control Account Anniversary. You may allocate Risk Control Account Value from the maturity of a current Risk Control Account and Variable Subaccount Value to new Risk Control Accounts we make available. See “Risk Control Account Option” for more details.

●	The Index Rate Floor is the minimum Index rate of return for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee. This rate will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0% and the Growth Account has an Index Rate Floor of -10%. For the Secure Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Risk Control Account Year; and for the Growth Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Risk Control Account Year by more than 10% even if such negative investment performance is worse than -10%. However, as noted on the cover page of this Prospectus, you could lose more than 10% of your investment in a Risk Control Account due to the application of Surrender Charges, Contract fees, negative MVAs and federal tax penalties.

●	The Index Rate Cap is the maximum Index rate of return for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee. For each Risk Control Account, we set an Index Rate Cap for the first Risk Control Account Year, which is made available at least two weeks in advance of the Risk Control Account Start Date. We may set a new Index Rate Cap prior to each Risk Control Account Anniversary for the subsequent Risk Control Account Year and will send you written notice at least two weeks prior to the Risk Control Account Anniversary.

●	The Index Rate Caps will always be positive and will range between 1% and 75%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Accounts, the Index Rate Caps declared for the Growth Accounts will be higher than the Index Rate Cap declared for the Secure Account for the same period which allows the potential for a higher positive increase in Contract Value for the Growth Account.

The same Index will be used for each Risk Control Account for the duration of the Risk Control Account Period. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Risk Control Account Period and will notify you of the change in advance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect your Contract Value.

Bailout Provision. If the Index Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary by Authorized Request without the application of a Market Value Adjustment. If the bailout rate equals the Index Rate Cap for your Risk Control Account, you will not be eligible to transfer your Risk Control Account value under the Bailout Provision. If at any time the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may at our discretion restrict transfers into that Risk Control Account. See “Risk Control Account Option” – Bailout Provision” for more details.

Withdrawal Options. The Contract offers the following liquidity features during the Accumulation Period:

●	Annual Free Withdrawal Amount – For Series B Contracts only, each Contract Year, you may withdraw up to 10% of the total Purchase Payments that are within the Surrender Charge Period at the time of the withdrawal for that Contract Year without incurring a Surrender Charge (the “Annual Free Withdrawal Amount”). See “Fees and Expenses – Surrender Charge - Annual Free Withdrawal Amount” for more details.

●	Systematic Withdrawals – If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Surrender Charges and a Market Value Adjustment may apply. See “Benefits Available Under The Contract – Systematic Withdrawals” for more details

●	Partial Withdrawal Option – You may make partial withdrawals during the Accumulation Period by Authorized Request, but a withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Any applicable Surrender Charge and/or Market Value Adjustment will affect the amount available for a partial withdrawal. Surrender Charges do not apply to Series C Contracts. The maximum Surrender Charge is 9% of Purchase Payments withdrawn. See “Access To Your Money – Partial Withdrawals” for more details.

●	Full Surrender Option – You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge and/or a Market Value Adjustment may apply. Surrender Charges do not apply to Series C Contracts. See “ACCESS TO YOUR MONEY – Surrenders” for more details.

Additionally, withdrawals from Risk Control Accounts prior to the Risk Control Account Maturity Date will be subject to a Market Value Adjustment which may be positive or negative and could result in the loss of principal and previously credited interest. Withdrawals and surrenders are subject to income taxes, and if taken before the Owner is age 59½, tax penalties may apply. See “Federal Income Tax Matters, “Fees and Expenses – Surrender Charges”, and “Market Value Adjustment” for more details.

Death Benefit. The Contract provides a Death Benefit if the Owner dies during the Accumulation Period. The Death Benefit is equal to the Contract Value as of the date Death Benefits are payable. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable. See “Death Benefit” for more details.

Income Payout Options. You have several income options to choose from during the Payout Period. Income payments will start on the Payout Date, and continue based on the option you elect. See “Getting Started – The Accumulated Period – Right to Examine” for more details.

Right to Examine. You may cancel your Contract and receive either your Purchase Payments or your Contract Value depending upon applicable state law. See “Getting Started – The Accumulation Period – Right to Examine” for more details.

TABLE OF FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Data Page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make certain withdrawals from the Contract, or transfer Contract value between investment options, or request special services. State premium taxes may also be deducted. Withdrawals or surrenders from Risk Control Accounts may be subject to a Market Value Adjustment which may be positive or negative and could result in the loss of principal and previously credited interest.

Transaction Expenses	Charge
Maximum Surrender Charge (as a percentage of Purchase Payment surrendered or withdrawn) (1)	9%
Transfer Fee(2)	$25
Research Fee	$50
Wire Transfer Fee	$90
Express Mail Charge	$35
Duplicate Contract Charge (per duplicate Contract)	$30

(1) For B Series Contracts, if you surrender your Contract or make a partial withdrawal during the Accumulation Period, we may assess a Surrender Charge on Purchase Payments withdrawn during the five years following Purchase Payment allocation. We do not assess a surrender charge on the Annual Free Withdrawal Amount, withdrawals under the Nursing Home or Hospital/Terminal Illness waiver, required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program and Risk Control Account Value withdrawn on a Risk Control Account Maturity Date. No Surrender Charge is assessed on death or and when values are applied on an Income Payout Option. For information about the Surrender Charge, see “Fees and Expenses - Surrender Charge.” Surrender Charges do not apply to Series C Contracts.

(2) We waive the transfer fee for the first twelve transfers in a Contract Year on transfers between the Risk Control Accounts and/or Variable Subaccounts. We assess a charge of $25 for the thirteenth and each additional transfer in a Contract Year.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses).

Annual Contract Expenses	Series B	Series C
Base Contract Expense (“Contract Fee”) (as a percentage of average daily Variable Subaccount Value or as a percentage of beginning of Risk Control Account Year Risk Control Account Value, adjusted for any withdrawals) (1)	1.50%	1.75%

(1) The Contract Fee is assessed against the Contract Value held in the Variable Subaccounts and Risk Control Accounts. We do not assess a Contract Fee against Contract Value held in the Holding Account. For information about the Contract Fee, see “Fees and Expenses – Contract Fee.”

The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. The range below is for the year ended December 31, 2021. The expenses may change from year to year. A complete list of the Funds available under the Contract, including their annual expenses, may be found in “Appendix A” of this Prospectus.

Annual Fund Expenses (As of 12/31/21)	Minimum	Maximum
Annual Fund Expenses (expenses that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.07%	1.14%

Examples

The Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include the Transaction Expenses, the Annual Contract Expenses, and the Annual Fund Expenses. These Examples do not reflect charges for any special services you may request.

The Examples assume that you invest $100,000 in the Contract for the time periods indicated, and that your investment has a 5% return each year with a Contract Fee of 1.50%. The Examples assume that all Contract Value is allocated to the MEMBERS Horizon Variable Separate Account. The Examples also assume (i) the maximum Annual Fund Expenses; and (ii) there is no waiver of any Surrender Charge. These Examples do not include transfer fees or premium taxes. Transfer fees and premium taxes are not currently charged to Contract holders.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period	$10,771.15	$15,404.06	$14,001.21	$29,734.41
If you do not surrender your Contract	$2,671.15	$8,204.06	$14,001.21	$29,734.41

FEES AND EXPENSES

Surrender Charge. For Series B Contracts, we deduct a Surrender Charge from each Purchase Payment withdrawn during the five years following the allocation of such Purchase Payment that exceeds the Annual Free Withdrawal Amount. The deduction of the Surrender Charge will reduce the amount you receive from a partial withdrawal or surrender of the Contract during the Accumulation Period. Each Purchase Payments has an individual Surrender Charge schedule which begins when the Purchase Payment is credited to your Contract and continues for a period of five years, is shown in the table below. The amount of the Surrender Charge is determined separately for each Purchase Payment withdrawn and is expressed as a percentage of the Purchase Payment as follows:

Number of Years Since Purchase Payment Credited	Surrender Charge as a Percent of Purchase Payments Withdrawn
Less than 1	9%
At least 1 but less than 2	9%
At least 2 but less than 3	8%
At least 3 but less than 4	7%
At least 4 but less than 5	6%
5 or more	0%

For purposes of calculating the Surrender Charge, Purchase Payments are assumed to be withdrawn on a first-in-first-out basis. This means that Purchase Payments that were allocated to your Contract first are considered to be withdrawn first and Purchase Payments are considered to be withdrawn before Earnings. Therefore, withdrawals will be processed to occur in the following order: (1) Purchase Payments that are no longer subject to a Surrender Charge as of the date of the withdrawal; (2) your Annual Free Withdrawal Amount; (3) Purchase Payments that are subject to a Surrender Charge on a first-in-first-out basis; and (4) Earnings, if any, after all Purchase Payments have been withdrawn. We will deduct the Surrender Charge from your withdrawal proceeds. We will deduct the Surrender Charge before we apply any Market Value Adjustment to withdrawal proceeds from the Risk Control Accounts. For an example of how we calculate the Surrender Charge, see “Appendix B” of this Prospectus.

We will not assess the Surrender Charge on:

●	Withdrawals under the Nursing Home or Hospital/Terminal Illness waiver;

●	Required minimum distributions under the Internal Revenue Code that are withdrawn under the systematic withdrawal program provided by the Company;

●	Withdrawal of Risk Control Account Value on a Risk Control Account Maturity Date;

●	Purchase Payments that are no longer subject to a Surrender Charge as of the date of the partial withdrawal or full surrender;

●	Your Annual Free Withdrawal Amount;

●	Earnings, if any, after all Purchase Payments have been withdrawn;

●	Death;

●	At the time Contract Value is applied to an Income Payout Option; and

●	Transfers.

We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. Each waiver may be exercised only one time.

●	Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. We require verification of confinement to the Nursing Home or Hospital, and such verification must be signed by the administrator of the facility (not available in Massachusetts).

●	Terminal Illness Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the licensed physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family (not available in New Jersey).

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult Appendix C to this Prospectus and your Contract for further details on these variations. Also, even if you do not pay a Surrender Charge because of the waivers, a Market Value Adjustment may apply and you may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. Surrender Charges do not apply to Series C Contracts. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs out of the Contract Fees it collects and from its General Account.

Annual Free Withdrawal Amount. Each Contract Year, you may withdraw up to 10% of the total Purchase Payments allocated within the five years preceding the time of the withdrawal for that Contract Year without incurring a Surrender Charge, although a Market Value Adjustment may apply. As long as the partial withdrawals you take during a Contract Year do not exceed the Annual Free Withdrawal Amount, we will not assess a Surrender Charge.

If you make a partial withdrawal of less than the Annual Free Withdrawal Amount, the remaining Annual Free Withdrawal Amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining Annual Free Withdrawal Amount will not carry over to a subsequent Contract Year. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The Annual Free Withdrawal Amount is subtracted from full surrenders for purposes of calculating the Surrender Charge.

MVA. Withdrawals from Risk Control Accounts prior to the Risk Control Account Maturity Date will be subject to a Market Value Adjustment which may be positive or negative and could result in the loss of principal and previously credited interest. See “Market Value Adjustment” for more details.

Contract Fee. We deduct a Contract Fee from your Contract Value in the Variable Subaccounts and Risk Control Accounts on a daily basis to compensate us for the expenses, expense risks, and mortality risk we assume under the Contract. The Contract Fee assessed against Contract Value held in the Variable Subaccounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the average daily value of the Contract Value held in the Variable Subaccounts. The deduction of the Contract Fee reduces the Accumulation Unit Value for each Variable Subaccount in which you are invested.

The Contract Fee assessed against Contract Value held in the Risk Control Accounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the Accumulation Credit Factor for each Risk Control Account at the start of the Risk Control Account Year. The deduction of the Contract Fee reduces the Accumulation Credit Factor for each Risk Control Account in which you are invested, thereby reducing the Index Interest credited, if any, to values held in the Risk Control Accounts.

The annual Contract Fee percentage is 1.50% for Series B Contracts and 1.75% for Series C Contracts. We do not assess the Contract Fee against Contract Value held in the Holding Account.

Transfer Fee. Currently no fee is charged for transfers. However, we reserve the right to impose a transfer fee on transfers among the Risk Control Accounts and Variable Subaccounts. The transfer fee is $25 per transfer after the first 12 transfers in a Contract Year. Each Written Request or telephone/fax authorization is considered to be one transfer, regardless of the number of Subaccounts affected by the transfer. The fee is deducted on a Pro Rata basis first from any Variable Subaccount, then, if there are insufficient funds, from the Risk Control Accounts on a Pro Rata basis after the other funds are exhausted.

Research Fee. We may charge you a fee of up to $50 when you request information that is duplicative of information previously provided to you and requires research on our part. The fee is deducted on a Pro Rata basis according to the current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Wire Transfer Fee. We may charge you a fee of up to $90 when you request a wire transfer of funds from your Contract. The fee reimburses us for the costs we incur in sending funds by wire transfer. The wire transfer fee is deducted on a Pro Rata basis according to current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Express Mail Charge. We reserve the right to charge you a fee of up to $35 when you request that a check or other documents be sent via express mail. The express mail charge reimburses us for the costs we incur when sending materials by express mail. The fee is deducted on a Pro Rata basis according to current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Duplicate Contract Charge. You can obtain a summary of your Contract at no charge. However, we will assess a $30 charge for each copy of your Contract that you request. A request for a duplicate copy of the Contract must be made by a Written Request in Good Order. The fee is deducted on a Pro Rata basis according to current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a Pro Rata basis after all the other funds are exhausted.

Underlying Fund Fees and Expenses. There are fees and expenses charged by the mutual funds underlying the Variable Subaccounts. The fees and expenses incurred are described in the Funds’ prospectuses.

Premium Taxes. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. However, premium taxes are not currently charged to Contract holders. State premium taxes currently range from 0% to 3.5% of Purchase Payments.

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Index Rate Floors for the Risk Control Accounts, the surrender rights available under the Contract, the Death Benefit and the income benefits. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

PRINCIPAL RISKS OF INVESTING IN THE CONTRACT

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Variable Subaccount Risk. Your investment results in any one of the Variable Subaccounts will depend on the investment performance of the underlying Funds. Because the Variable Subaccounts are not part of the Risk Control Accounts, they are not protected from losses. Therefore, you could lose all of your principal and prior earnings when investing in the Variable Subaccounts and such losses could be significant.

Index Rate of Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Risk Control Account Value. Nevertheless, you always assume the investment risk that no index interest will be credited and therefore the Index rate of return will not increase your Risk Control Account Value. You also bear the risk that sustained declines in the relevant Index may cause the Index rate of return to not increase your Risk Control Account Value for a prolonged period. If your Risk Control Account Value is allocated to the Growth Account, you also assume the risk of a negative Index rate of return (crediting negative index interest), which means your Risk Control Account Value) allocated to the Growth Account, will decline. In addition, you assume the risk that the Index Rate Cap can be reduced to as little as 1%. Please note that in an increasing interest rate environment, the Market Value Adjustment could reduce the amount received to less than the protection provided by the Index Rate Floor. Performance of the relevant Index does not reflect dividends paid on the stocks comprising the Index, and therefore calculation of Index performance under the Contract does not reflect the full Investment performance of the underlying securities. Ownership of a Contract does not provide ownership rights of the securities that are constituents of the Index.

If the performance of the reference Index is greater than the applicable Index Rate cap, the Index interest that you receive will be lower than the return you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected reference Index. Because the Index interest is calculated at a certain point-in-time, an Owner may experience negative or flat performance even though a reference Index experienced gains through some or most of the Risk Control Account Year.

Liquidity Risk. We designed your Contract to be a long-term investment that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. While you are permitted to take partial withdrawals from the Contract, or fully surrender the Contract, during the Accumulation Period by Authorized Request, such withdrawals may be subject to a Surrender Charge and/or Market Value Adjustment (if applicable). The Market Value Adjustment may be positive or negative. If negative, it could result in the loss of principal and previously credited interest. Withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a withdrawal. See “Federal Income Tax Matters,” “Fees and Expenses – Surrender Charges”, and “Market Value Adjustment” for more information. We may defer payments made under this Contract with respect to a Risk Control Account and/or the fixed Holding Account for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. In addition, we may postpone payments made under this Contract with respect to a Variable Subaccount as permitted by the SEC.

Loss of Principal Risk. Investment in the Variable Subaccount and in the Risk Control-Growth Account could result in a loss of principal and previously credited interest. Although investment losses in the Growth Account are subject to an Index Rate Floor of -10%, losses of as much as -10% in one year and possibly greater than -10% over multiple years could result in a loss of previously credited interest and a loss of Principal. Withdrawals and surrenders could also result in a loss of previously credited interest or principal even if performance has been positive because of Surrender Charges and/or the MVA.

Market Risk. The historical performance of an Index relating to a Risk Control Account or a Fund underlying a Variable Subaccount should not be taken as an indication of the future performance of the Index or the Fund. The performance of an Index or a Fund will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

The Russian/Ukraine conflict and the resulting responses by the United States and other governments could create economic disruption that results in increased market volatility and present economic uncertainty. The duration of these events and their future impact on the financial markets and global economy, are difficult to determine.  Any such impact could adversely affect the performance of the securities that comprise the reference Indices and may lead to losses on your investment in the Allocation Options.

Change of Index Risk. An Index which is associated with a Risk Control Account may be discontinued or may be materially changed. If an Index is eliminated or materially changed the Company may substitute a suitable Index that will be used for the remainder of the Risk Control Account Period. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. If a change in an Index is made during a Risk Control Account Year, index interest will be calculated from the Risk Control Account Start Date until the date that the Index ceased to be available and that index interest will be added to or subtracted from the index interest calculated for the substitute Index from the date of substitution until the next Risk Control Account Anniversary.

Risk Control Account Transfer Restriction. At any time, the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account. See “Risk Control Account Option – Bailout Provision” for more details.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We are exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third-party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third-party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. These events may also impact the issuers of securities in which the Funds invest, which may cause the Funds underlying your Contract to lose value. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

Business Disruption and Cyber-Security Risks. We rely heavily on interconnected computer systems and digital data to conduct our variable and index-linked product business activities. Because our variable and index-linked product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential Owner information. Such systems failures and cyber-attacks affecting us, CBSI, the Funds and intermediaries may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of orders with the Funds, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or CBSI, the Funds and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber-security risks may also impact the issuers of securities in which the Funds invest, which may cause the Funds underlying your Contract to lose value. The risk of cyber-attacks may be higher during periods of geopolitical turmoil (such as the Russian invasion of Ukraine and the responses by the United States and other governments). There can be no assurance that we, CBSI, the Funds or intermediaries will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Regulatory Protections. You should be aware of various regulatory protections that do and do not apply to the Contract. Your Contract is registered with the SEC as a security under the Securities Act of 1933. The issuance and sale of your Contract must be conducted in accordance with the requirements of the Securities Act of 1933. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.

The Company is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by that Act are not applicable to the guarantees we provide. The MEMBERS Horizon Variable Separate Account, a Separate Account of the Company, is registered as an investment company. Any allocations you make to the Risk Control Accounts are not part of the MEMBERS Horizon Variable Separate Account. The Company is not an investment adviser and is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with the Contract.

The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

THE GENERAL ACCOUNT

The Company is responsible for all guarantees provided under the Contract, including our obligations under the fixed Holding Account and the Risk Control Account options, the Death Benefit, and the Income Payout Options. Our General Account assets support these guarantees. The assets of our General Account are subject to our general liabilities from business operations and the claims of our creditors. Accordingly, any obligations, guarantees or benefits are subject to our financial strength and claims-paying ability. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. You may also call 1-800-798-5500 for more information about us, including our financial strength ratings.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits and obligations under the Contract. All material state variations in the Contract are described in Appendix C to this Prospectus and in your Contract. We will include any such state variations in your Contract.  Please review Appendix C for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain individual retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be no older than age 85.

We sell the Contract through financial professionals who also are agents of the Company. To start the purchase process, you must submit an application to your financial professional. The initial Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order, in Good Order, we will begin the process of issuing the Contract. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the initial purchase payment, the initial Purchase Payment, if any, will be allocated to Subaccount(s) you choose within two Business Days of receipt by us at our mailing address. If the application is not properly completed, we may retain the Purchase Payment for up to five Business Days while we attempt to complete the application. If information which completes the application is received after the close of regular business on the New York Stock Exchange (usually, 4:00 P.M. Eastern Time) on a Business Day, the initial Purchase Payment will be allocated within the next two Business Days. If the application is not complete at the end of the 5-day period, we will inform you of the reason for the delay and the initial Purchase Payment will be returned immediately, unless you specifically consent to us retaining the Purchase Payment until the application is complete. Once the application is complete, the initial Purchase Payment, if any, will be allocated as designated by the Owner within two Business Days.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Market Value Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Surrender Charge Period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) (or entity) who own(s) the Contract and, in the case of a natural person(s), whose death determines the Death Benefit. The Owner is also the person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. A non-natural person cannot jointly own a Contract. The Owner names the Annuitant or Joint Annuitants. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner and any Irrevocable Beneficiary. Assignment of the Contract by the Owner is not permitted, unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract, as identified in Appendix C to this Prospectus. In that case, the Owner must provide us with advance Written Notice of the assignment and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

The Owner may request to change the named owner at any time before the Payout Date. If a joint Owner is changed (or is named), he or she must be the Owner’s Spouse. (or Partner if the state of issue is Illinois, New Jersey or Oregon). A Partner will not be treated as a spouse for federal tax purposes; however, and a tax adviser should be consulted before naming a Partner as a joint Owner. Any change in Owner must be made by Authorized Request and is subject to our acceptance. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

If an Owner who is a natural person dies during the Accumulation Period, the Beneficiary is entitled to the Death Benefit. The Death Benefit becomes payable at the death of the Owner (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies). If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse (or surviving Partner Owner if the state of issue is New Jersey or Oregon) will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a natural person, the Owner may change the Annuitant at any time before the Payout Date by Authorized Request. A request to change the Annuitant must be received by us at least 30 days before the Payout Date. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Payout Date will not change. If the Owner is not a natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Beneficiary

The Beneficiary is the person(s) (or entity) named by you when you apply for the Contract to receive the proceeds payable upon your death. If there are joint Owners and an Owner dies before the Payout Date, the surviving Spouse Owner (or Partner Owner if the Contract is issued in New Jersey or Oregon) will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary. A Partner will not be treated as a spouse for federal tax purposes; however, and a tax adviser should be consulted before naming a Partner as a joint Owner. Prior to the Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there is more than one Beneficiary, each Beneficiary will receive an equal share, unless otherwise specified by the Owner. If there are joint Owners and we are unable to determine that one of the joint Owners predeceased the other, it will be assumed that the joint Owners died simultaneously. Thereupon, one-half of the Death Benefit will be payable to each of the joint Owner’s estates.

You may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are joint Owners, each Owner must sign the Authorized Request. In addition, any Irrevocable Beneficiary or assignee must sign the Authorized Request. Any change is subject to payment or other actions we took before we received the request to change the Beneficiary at our Administrative Office.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payments you paid less withdrawals or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payments, you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payments exceed the Contract Value, the refund will be your Contract Value unless the state in which the Contract was issued requires that the Purchase Payments less withdrawals be returned. If your Contract is an IRA, we will refund the greater of your Purchase Payment(s) less withdrawals or your Contract Value. Generally, you must return your Contract within 10 days of receipt (30 days if it is a replacement contract), but some states may permit a different period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Market Value Adjustment and will be paid within seven days following the date of cancellation. State variations are described in Appendix C to this Prospectus. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

Thirty Day Period to Discontinue Initial Risk Control Accounts

If at the time the Contract is purchased a portion or all of the initial Purchase Payment, whether consisting of a single payment or multiple payments, is allocated to a Risk Control Account Option(s), the Risk Control Account portion of the initial Purchase Payment will be allocated to the Holding Account before it is transferred to a Risk Control Account. When the Holding Account Value is transferred to the Risk Control Account after our receipt of all funds that represent the initial Purchase Payment, we will notify you of the applicable Index Rate Cap for each Risk Control Account selected. The Index Rate Cap(s) may be different than the Index Rate Cap(s) at the time of your application. Therefore, you will have a 30-day period, beginning on the Risk Control Start Date to elect to discontinue your Risk Control Account and transfer the entire Risk Control Account Value to the Variable Subaccounts by Authorized Request. If you have multiple Risk Control Accounts, and you elect to exercise your right to discontinue your Risk Control Accounts, all of your Risk Control Accounts will be discontinued under this provision. This provision applies only to your initial Purchase Payment. Your election to discontinue your Risk Control Accounts can only be exercised one time.

If you elect to exercise your right under this provision, your entire Risk Control Account Value will be transferred to the Variable Subaccounts (according to the allocation instructions on file with us for Level V) on the Business Day that we receive your request in Good Order. For your request to be in Good Order, we will require you to provide Variable Subaccount allocation instructions (Level V) if none are on file with us, and to allocate 100% of your Contract Value to the Variable Subaccounts (Level C) with 0% for Risk Control Account Allocation Levels I and R. These allocation instructions (C, I and R) cannot be changed for at least 30 days, beginning on the date of transfer. This means that once discontinued, a new Risk Control Account cannot be established for at least 30 days. You can, however, change your Variable Subaccount allocation instructions (Level V) effective as of any Business Day.

The right to discontinue the Risk Control Account while funds are in the Holding Account is different than the Bailout Provision described in “Risk Control Account Option – Bailout Provision.”. The 30-day period to discontinue initial Risk Control Accounts as described here only applies to new Contracts where a portion of the initial Purchase Payment has been allocated to a Risk Control Account. The Bailout Provision applies if you allocated Contract Values to a Risk Control Account and the Index Rate Cap is set below the levels identified in your Contract.

Contract Value

On the Contract Issue Date, your Contract Value equals the initial Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the total Risk Control Account Value, plus the total Variable Subaccount Value, plus the Holding Account Value.

ALLOCATING YOUR PURCHASE PAYMENTS

Purchase Payment

If the application for a Contract is in Good Order, which includes our receipt of the initial Purchase Payment, we will issue the Contract on the Contract Issue Date. If the application is not in Good Order, we may retain the initial Purchase Payment for up to five Business Days while we attempt to complete the application. If the application is not complete at the end of the five Business Day period, we will inform you of the reason for the delay and the initial Purchase Payment will be returned immediately, unless you specifically consent to us retaining the Purchase Payment until the application is complete. Once the application is complete, we will allocate the initial Purchase Payment according to your allocation instructions.

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. Additional Purchase Payments can be made during the Accumulation Period but are not required. Each additional Purchase Payment may not be less than $50 and must be received at our Administrative Office prior to the oldest Owner’s 95th birthday, or the oldest Annuitant’s 95th birthday if the Owner is a non-natural person. Additional Purchase Payments are not allowed on Traditional IRA Contracts after the Owner has reached age 72. Purchase Payments that, in total, exceed $1 million require our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceeds $1 million also require our prior approval.

We reserve the right, in our sole discretion, to refuse additional Purchase Payments and to limit the amount and frequency of additional Purchase Payments under the Contract or amounts that may be allocated to the Risk Control Accounts at any time. If we exercise this right it will limit your ability to make further investments in the Contract and increase Contract Values and the Death Benefit through additional Purchase Payments.

Purchase Payment Allocation

There are four Allocation Levels available under the Contract, among which you may allocate your Purchase Payments and Contract Value: Level C (Contract Allocation Level), Level V (Variable Subaccount Allocation Level), Level I (Index Allocation Level), and Level R (Risk Control Allocation Level). You must specify the percentage of your Purchase Payment to be allocated to each Allocation Level on the Contract Issue Date. The amount you direct to a particular Allocation Level must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% at each Allocation Level.

If the application for the Contract is in Good Order, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts to the Subaccount(s) you have identified in your allocation instructions within two Business Days. If the application is not in Good Order and you are required to provide us with additional information that completes the application and we receive that information prior to the close of a Business Day, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts that Business Day or the next Business Day according to your allocation instructions. If we receive the information after the close of the Business Day, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts within the next two Business Days. We will allocate the portion of any additional Purchase Payment you designate for the Variable Subaccounts according to your allocation instructions on the Business Day we receive the Purchase Payment. We process Purchase Payments allocated to the Variable Subaccounts on a Business Day at the Accumulation Unit Values next determined for the Variable Subaccounts.

The Risk Control Account portion of your initial Purchase Payment will be allocated to the Holding Account on your Contract Issue Date before it is transferred to the Risk Control Account. If there is one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Account(s) (according to the allocation instructions on file with us for Levels I and R) as of your initial Risk Control Account Start Date. Your initial Risk Control Account Start Date is the next available Risk Control Account Start Date following the Contract Issue Date (note: Risk Control Account Start Dates offered by the Company are currently the 10th and 25th of each month, or if a non-Business Day, the next Business Day). If there is more than one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of all sources of payment. If all sources of payment are not received within the Multiple Source Waiting Period, the Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following the last day of the Multiple Source Waiting Period. Any additional payments we receive after the last day of the Multiple Source Waiting Period will not be eligible to be added to the Risk Control Account. These funds will be treated as an additional Purchase Payment rather than an additional source of payment to establish a Risk Control Account. We will allocate any such additional Purchase Payments to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payments. If there are no such allocation instructions on file with us or if you request that the additional Purchase Payment be allocated to the Risk Control Account, we will treat the request to allocate the additional Purchase Payment as not in Good Order and will return the additional Purchase Payment to you unless you provide Level V allocation instructions by 4:00 P.M. Eastern Time on the Business Day we receive the Purchase Payment.

If there is no Risk Control Account in force, an additional Purchase Payment may be made in order to establish a Risk Control Account. However, if you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” a new Risk Control Account cannot be established for a period of 30 days. To establish a Risk Control Account, the number of years until the Payout Date, must be at least equal to the Risk Control Account Period, and you must change your allocation instructions for Levels C, I and R to include Allocation Level percentages for the Risk Control Account Option and Risk Control Accounts. Each Risk Control Account Period is five years. If these requirements have been met, we will allocate the portion of your Purchase Payment designated for the Risk Control Accounts to the Holding Account, and we will transfer your Holding Account Value to the Risk Control Accounts (according to your allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of the Purchase Payment. If the number of years from the date we receive a Purchase Payment until the Payout Date is less than the Risk Control Account Period, the Purchase Payment will be allocated to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payment. If there are no such allocation instructions on file with us or if you request that the additional Purchase Payment be allocated to the Risk Control Account, we will treat the request to allocate the additional Purchase Payment as not in Good Order and will return the additional Purchase Payment to you unless you provide Level V allocation instructions by 4:00 P.M. Eastern Time on the Business Day we receive the Purchase Payment.

Once a Risk Control Account is in force, you may allocate additional Purchase Payments to the Risk Control Account during a specific period of time prior to the Risk Control Account Maturity Date. This period of time is defined as at least one Business Day, but no more than 30 days prior to a Risk Control Account Maturity Date. Any Purchase Payment we receive during this time will be allocated according to your allocation instructions on file with us for all four Allocation Levels. The portion of the Purchase Payment to be allocated to a Risk Control Account will first be allocated to the Holding Account. The Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the Risk Control Account Maturity Date, which becomes the next Risk Control Account Start Date. Any Purchase Payments we receive outside of this period of time, either on a Risk Control Account Maturity Date, or more than 30 days prior to that date, will be allocated to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payment.

Purchase Payments allocated to the Variable Subaccounts become part of the total Variable Subaccount Value, which fluctuates according to the investment performance of the selected Variable Subaccounts. Purchase Payments allocated to the Risk Control Accounts become part of the Risk Control Account Value and will reflect, in part, the investment performance of the reference Index(es), subject to the applicable Index Rate Caps and Index Rate Floors.

Transactions that are scheduled to occur on a day that the unit value for a Variable Subaccount or Risk Control Account is not available will be processed on the next Business Day at the Accumulation Unit Value for the Subaccount or Accumulation Credit Factor for the Risk Control Account next determined.

Express Portfolios

Certain model asset allocation portfolios or “Express Portfolios” are available to assist you in selecting investment options under the Contract. At the time you purchase the Contract, you may elect to allocate all of your Purchase Payments according to one of the Express Portfolios. Each Express Portfolio allocates your Purchase Payments among the Variable Subaccounts and Risk Control Accounts based on a specified allocation percentage for each investment option available under the Portfolio. Each Express Portfolio employs different investment styles and allocates Purchase Payments among investment options to match a specified level of risk tolerance (e.g., conservative, moderate and aggressive). There is no separate charge for selecting an Express Portfolio. See “Benefits Available Under the Contract – Express Portfolios” for more details.

Automatic Rebalance Program

During the Accumulation Period, we will automatically rebalance your Contract Value among the Risk Control Accounts and/or Variable Subaccounts on specified dates based on your most recent allocation instructions that we have on file. See “Benefits Available Under the Contract – Automatic Rebalance Program” for more details.

Transfers

Transfers between Risk Control Accounts and/or Variable Subaccounts will occur automatically under the Automatic Rebalance Program. In addition, by Authorized Request, you may also transfer value:

●	Between Variable Subaccounts on any Business Day;

●	Between Risk Control Accounts with the same reference Index as of a Risk Control Account Anniversary;

●	From Risk Control Accounts to Variable Subaccounts under the Thirty Day Period to Discontinue Initial Risk Control Account;

●	Between Risk Control Accounts or between Risk Control Accounts and Variable Subaccounts as of a Risk Control Account Maturity Date; and

●	From a Variable Subaccount to a Risk Control Account as of the next available Risk Control Account Start Date if there is no Risk Control Account in force.

You may also make a transfer under the Bailout Provision, as described in “Risk Control Account Option – Bailout Provision.”

Transfer requests must be in Good Order. Transfers are permitted by telephone, internet or in writing. Transfer requests received at our Administrative Office in Good Order on a Business Day prior to the close of the New York Stock Exchange (usually, 4:00 P.M. Eastern Time) will be processed as of the end of that Business Day. Transfer requests received at our Administrative Office in Good Order on a Business Day after the close of the New York Stock Exchange will be processed as of the end of the next Business Day. We will not process a transfer request we receive on the Payout Date.

We reserve the right to impose a transfer fee, which, if imposed, will be deducted from the Variable Subaccount or Risk Control Account from which the transfer is made. If a transfer is made from more than one Variable Subaccount or Risk Control Account at the same time, the transfer fee will be deducted Pro Rata from the value in the Variable Subaccounts and/or Risk Control Accounts. We reserve the right to modify, suspend or terminate the transfer privilege for any Contract or series of Contracts at any time for any reason.

If there is no Risk Control Account in force, you may request to transfer value from a Variable Subaccount in order to establish a Risk Control Account by Authorized Request. However, if you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” a new Risk Control Account cannot be established for a period of 30 days.

To establish one or more Risk Control Accounts, the number of years from the Risk Control Account Start Date until the Payout Date must be at least equal to the Risk Control Account Period. Each Risk Control Account Period is five years. You must also provide allocation instructions for Levels I and R by Authorized Request at least one Business Day prior to a Risk Control Account Start Date to be effective as of that Risk Control Account Start Date. Allocation instructions received on a Risk Control Account Start Date will be effective as of the next available Risk Control Account Start Date. If these requirements are met, the transfer will occur on a Pro Rata basis from the Variable Subaccounts as of the next available Risk Control Account Start Date. The Variable Subaccount Value transferred to a Risk Control Account will be allocated according to the allocation percentages on file with us for Levels I and R.

If the number of years until the Payout Date is less than the Risk Control Account Period, transfers to a Risk Control Account will not be allowed. Each Risk Control Account Period is five years.

VARIABLE SUBACCOUNT OPTION

The Variable Separate Account is a segregated investment account to which we allocate certain assets and liabilities attributable to those variable annuity contracts that offer Variable Subaccounts. The Variable Separate Account is registered with the SEC as a unit investment trust under the 1940 Act and was formed on June 8, 2015. We own the assets of the Variable Separate Account and value the assets of the Variable Separate Account each Business Day. The obligations under the Contracts, including obligations related to the Variable Separate Account, are obligations of the Company.

The portion of the assets of the Variable Separate Account equal to the reserves and other liabilities of the Contracts supported by the Variable Separate Account will not be charged with liabilities arising from any other business that we may conduct. We have the right to transfer to our General Account any assets of the Variable Separate Account that are in excess of such reserves and other Contract liabilities. The income, gains and losses, realized or unrealized, from the assets allocated to the Variable Separate Account will be credited to or charged against the Variable Separate Account, without regard to our other income, gains or losses.

The Variable Separate Account is divided into Variable Subaccounts. Each Variable Subaccount invests its assets solely in the shares or units of designated Funds of underlying investment companies. Purchase Payments allocated and transfers to a Variable Subaccount are invested in the Fund supporting that Variable Subaccount.

Subject to obtaining approval or consent required by applicable law, we reserve the right to:

●	Combine the Variable Separate Account with any other variable separate accounts that are also registered as unit investment trusts under the 1940 Act;

●	Eliminate or combine any Variable Subaccounts and transfer the assets of any Variable Subaccount to any other Variable Subaccount;

●	Close certain Variable Subaccounts to the allocation of Purchase Payments or transfer of Contract Value;

●	Deregister the Variable Separate Account under the 1940 Act if such registration is no longer required;

●	Operate the Variable Separate Account as a management investment company under the 1940 Act (including managing the Variable Separate Account under the direction of a committee) or in any other form permitted by law;

●	Restrict or eliminate any voting rights of Owners or other persons having such rights as to the Variable Separate Account; and

●	Make any other changes to the Variable Separate Account or its operations as may be required by the 1940 Act or other applicable law or regulations.

In the event of any substitution or other change, we may make changes to the Contract as may be necessary or appropriate to reflect such substitution or other change.

Funds

This prospectus is accompanied by a current prospectus for each Fund underlying a Variable Subaccount. You should read the Fund prospectuses carefully before investing. More information about the Funds is available in the prospectuses for the Funds, which can be found online at https://cmannuities.com/products/variable-index-linked-annuities/horizon-sub-fund-fact-sheets. You can also request this information at no cost by calling 1-800-798-5500 or by sending an email request to AnnuityAndPRTManagersMail@cunamutual.com.

We select the Funds based on several criteria, including asset class coverage, the strength of the investment adviser’s or subadviser’s reputation and tenure, brand recognition, performance, fees, and the capability and qualification of each investment firm. Another factor we consider during the selection process is whether the Fund, its investment adviser, its subadviser(s), or an affiliate will compensate us or our affiliates, as described below under “Availability of the Funds” and “Distribution of the Contract.” We review the Funds periodically and may remove or limit a Fund’s availability to new purchase payments and/or transfers of Variable Subaccount Value if we determine that the Fund no longer meets one or more of the selection criteria, and/or if the Fund has not attracted significant allocations from Owners.

Owners, through their indirect investment in the Funds, bear the costs of: (i) investment advisory or management fees that the Funds pay their respective investment advisers, and in some cases, subadvisers (see the Funds’ prospectuses for more information); (ii) administrative fees; (iii) 12b-1 service fees; and (iv) other expenses. As discussed above, an investment adviser or subadviser to a Fund, or its affiliates, may make payments to us and/or certain of our affiliates. These payments may be derived, in whole or in part, from the advisory (and in some cases, subadvisory) or other fees deducted from Fund assets.

From time to time, the Funds may reorganize or merge with other mutual funds. If that occurs, we will process any instructions to allocate to the Variable Subaccount investing in the merged Fund post-merger instead to the Variable Subaccount investing in the surviving Fund.

These mutual fund portfolios are not available for purchase directly by the general public, and are not the same as other mutual fund portfolios with very similar or nearly identical names that are sold directly to the public. However, the investment objectives and policies of certain portfolios available under the Contract may be very similar to the investment objectives and policies of other portfolios that are managed by the same investment adviser or manager. Nevertheless, the investment performance and results of the portfolios available under the Contract may be lower, or higher, than the investment results of such other (publicly available) portfolios. There can be no assurance, and no representation is made, that the investment results of any of the portfolios available under the Contract will be comparable to the investment results of any other mutual fund portfolio, even in the other portfolio has the same investment adviser or manager and the same investment objectives and policies, and a very similar name.

The names, investment objectives, investment advisers and subadvisers, current expenses, and performance information for each Fund in which the Variable Subaccounts invest are summarized in “Appendix A” to this Prospectus.

There is no guarantee that the stated objectives and policies of any of the Funds will be achieved. More detailed information concerning the investment objectives, policies and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations can be found in the current prospectuses for the Funds and the current statement of additional information for each of the Funds. You may obtain a prospectus or a statement of additional information for any of the Funds by contacting the Company or by asking your financial professional. You should read the Funds’ prospectuses carefully before making any decision concerning the allocation of Purchase Payments or transfers among the Variable Subaccounts.

Availability of the Funds

The Variable Separate Account purchases shares of a Fund in accordance with a participation agreement. If a participation agreement terminates, the Variable Separate Account may not be able to purchase additional shares of the Fund(s) covered by the agreement. Likewise, in certain circumstances, it is possible that shares of a Fund may not be available to the Variable Separate Account even if the participation agreement relating to that Fund has not been terminated. In either event, Owners will no longer be able to allocate Purchase Payments or transfer Contract Value to the Variable Subaccount investing in the Fund.

We have entered into agreements with the investment adviser or distributor of certain Funds pursuant to which the investment adviser or distributor pays us a servicing fee based upon an annual percentage of the average daily net assets invested by the Variable Separate Account in the Fund. These percentages vary and currently range from 0.00% to 0.25% of each Fund’s average daily net assets. The amount paid is based on assets of the particular Fund attributable to the Contract issued by us. The amounts we receive under the servicing agreements may be significant.

The service fees are for administrative services provided to the Funds by us and our affiliates. These payments may be derived, in whole or in part, from the investment management fees deducted from assets of the Funds. Owners, through their indirect investment in the Funds, bear the costs of the investment management fees.

In addition, certain Funds have adopted 12b-1 plans. Such plans allow the Fund to pay Rule 12b-1 fees to those who sell or distribute Fund shares and/or provide services to shareholders and Owners. Each of those Funds describes its Rule 12b-1 plan in its prospectus. Under certain Rule 12b-1 plans, we may receive 12b-1 fees for providing services to the Funds. Rule 12b-1 fees are deducted from Fund assets and, therefore, are indirectly borne by Owners.

Addition, Deletion, or Substitution of Investments

We may, subject to applicable law, make additions to, deletions from, or substitutions for the shares of a Fund that are held in the Variable Separate Account or that the Variable Separate Account may purchase. If the shares of a Fund are no longer available for investment or if, in our judgment, further investment in any Fund should become inappropriate, we may redeem the shares, if any, of that Fund and substitute shares of another Fund. Such other Funds may have different fees and expenses. We will not substitute any shares attributable to a Contract's interest in a Variable Subaccount without prior notice and approval of the SEC and state insurance authorities, to the extent required by the 1940 Act or other applicable law.

We also may establish additional Variable Subaccounts of the Variable Separate Account, each of which would invest in shares of a new corresponding Fund having a specified investment objective. We may, in our sole discretion, establish new Variable Subaccounts or eliminate or combine one or more Variable Subaccounts if marketing needs, tax considerations, or investment conditions warrant. Any new Variable Subaccounts may be made available to existing Owners on a basis to be determined by us. Also, certain Variable Subaccounts may be closed to certain customers. Subject to obtaining any approvals or consents required by applicable law, the assets of one or more Variable Subaccounts may be transferred to any other Variable Subaccount if, in our sole discretion, marketing, tax, or investment conditions warrant.

In the event of any such substitution or change, we (by appropriate endorsement, if necessary) may change the Contract to reflect the substitution or change.

Frequent Transfers Procedures

Frequent, large, or short-term transfers among Variable Subaccounts, such as those associated with “market timing” transactions, can adversely affect the Funds and the returns achieved by Owners. In particular, such transfers may dilute the value of Fund shares, interfere with the efficient management of the Funds, and increase brokerage and administrative costs of the Funds. These costs are borne by all Owners allocating Purchase Payments or Contract Value to the Variable Subaccounts and other Fund shareholders, not just the Owner making the transfers.

In order to try to protect Owners and the Funds from potentially harmful trading activity, we have adopted certain Frequent Transfers Procedures.

We employ various means in an attempt to detect, deter, and prevent inappropriate frequent, large, or short-term transfer activity among the Variable Subaccounts that may adversely affect other Owners or Fund shareholders. We may vary the Frequent Transfers Procedures with respect to the monitoring of potential harmful trading activity from Variable Subaccount to Variable Subaccount, and may be more restrictive with regard to certain Variable Subaccounts than others. However, we will apply the Frequent Transfers Procedures, including any variance in the Frequent Transfers Procedures by Variable Subaccount, uniformly to all Owners. We also coordinate with the Funds to identify potentially inappropriate frequent trading, and will investigate any patterns of trading behavior identified by Funds that may not have been captured through operation of the Frequent Transfers Procedures. Please note that despite our best efforts, we may not be able to detect nor stop all harmful transfers.

If we determine under the Frequent Transfers Procedures that an Owner has engaged in inappropriate frequent transfers, we will notify such Owner that from that date forward, for three months from the date we mail the notification letter, transfer privileges for the fund(s) in which inappropriate transfers were made will be revoked. Second time offenders will be permanently restricted from buying into the fund(s).

In our sole discretion, we may revise the Frequent Transfers Procedures at any time without prior notice as necessary to (i) better detect and deter frequent, large, or short-term transfers that may adversely affect other Owners or Fund shareholders, (ii) comply with state or federal regulatory requirements, or (iii) impose additional or alternate restrictions on Owners who make inappropriate frequent transfers (such as dollars or percentage limits on transfers). We also may, to the extent permitted by applicable law, implement and administer redemption fees imposed by one or more of the Funds in the future. If required by applicable law, we may deduct redemption fees imposed by the Funds. Further, to the extent permitted by law, we also may defer the transfer privilege at any time that we are unable to purchase shares of the Funds. You should be aware that we are contractually obligated to prohibit purchases and transfers of Fund shares at the Fund’s request.

We currently do not impose redemption fees on transfers, or expressly allow a certain number of transfers in a given period, or limit the size of transfers in a given period; however, we do impose a transfer fee as discussed under “Fees and Expenses.” Redemption fees, transfer limits, and other procedures or restrictions may be more or less successful than our policies in deterring inappropriate frequent transfers or other disruptive transfers and in preventing or limiting harm from such transfers.

Our ability to detect and deter such transfer activity is limited by our operational and technological systems, as well as by our ability to predict strategies employed by Owners (or those acting on their behalf) to avoid detection. Accordingly, despite our best efforts, we cannot guarantee that the Frequent Transfers Procedures will detect or deter frequent or harmful transfers by such Owners or intermediaries acting on their behalf. We apply the Frequent Transfers Procedures consistently to all Owners without waiver or exception.

Fund Frequent Trading Policies

The Funds have adopted their own policies and procedures with respect to inappropriate frequent purchases and redemptions of their respective shares. The prospectuses for the Funds describe any such policies and procedures. The frequent trading policies and procedures of a Fund may be different, and more or less restrictive, than the frequent trading policies and procedures of other Funds and the policies and procedures we have adopted to discourage inappropriate frequent transfers. Accordingly, Owners and other persons who have material rights under the Contracts should assume that the sole protections they may have against potential harm from frequent transfers are the protections, if any, provided by the Frequent Transfers Procedures. You should read the prospectuses of the Funds for more details on their ability to refuse or restrict purchases or redemptions of their shares.

Owners also should be aware that the purchase and redemption orders received by the Funds generally are “omnibus” orders from intermediaries such as retirement plans and separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and individual retirement plan participants. The omnibus nature of these orders may limit each Fund’s ability to apply its respective frequent trading policies and procedures.

You should be aware that we are required to provide to a Fund or its designee, promptly upon request, certain information about the transfer activity of individual Owners and, if requested by the Fund, to restrict or prohibit further purchases or transfers by specific Owners identified by the Fund as violating the frequent trading policies established for that Fund.

Voting Rights

In accordance with our view of current applicable law, we will vote Fund shares held in the Variable Separate Account at regular and special shareholder meetings of the Funds in accordance with instructions received from persons having voting interests in the corresponding Variable Subaccounts. If, however, the 1940 Act or any regulation thereunder should be amended, or if the present interpretation thereof should change, or we otherwise determine that we are allowed to vote the shares in our own right, we may elect to do so.

The number of votes that an Owner has the right to instruct will be calculated separately for each Variable Subaccount and may include fractional votes. An Owner holds a voting interest in each Variable Subaccount to which the Variable Subaccount Value is allocated.

The number of votes attributable to a Variable Subaccount will be determined by dividing the Variable Subaccount Value by the net asset value per share of the Fund(s) in which that Variable Subaccount invests.

The number of votes available to an Owner will be determined as of the date coincident with the date established by the Fund for determining shareholders eligible to vote at the relevant meeting of the Fund's shareholders. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established for the Fund. Each Owner having a voting interest in a Variable Subaccount will receive proxy materials and reports relating to any meeting of shareholders of the Fund in which that Variable Subaccount invests.

Fund shares for which no timely instructions are received and shares held by us in a Variable Subaccount for which no Owner has a beneficial interest will be voted in proportion to the voting instructions which are received with respect to all Contracts participating in that Variable Subaccount. This means that a small number of Owners may determine the outcome of the vote. Voting instructions to abstain on any item to be voted upon will be applied to reduce the total number of votes eligible to be cast on a matter.

Variable Subaccount Value

Your total Variable Subaccount Value for any Valuation Period is the sum of all Variable Subaccount Values. The Variable Subaccount Value for each Variable Subaccount is equal to:

●	The number of the Variable Subaccount’s Accumulation Units credited to you; multiplied by

●	The Accumulation Unit Value for that Variable Subaccount at the end of the Valuation Period for which the determination is being made. The Accumulation Unit Value for a Variable Subaccount increases or decreases to reflect the investment performance of the corresponding underlying Fund and decreases to reflect the Contract Fee and expenses of the underlying Fund.

Accumulation Unit Values. The Accumulation Unit Value for each Variable Subaccount was arbitrarily set initially at $10. Thereafter, the Accumulation Unit Value at the end of every Valuation Period is determined by subtracting (b) from (a) and dividing the result by (c) (i.e., (a - b) / c), where:

(a)	= The net assets of the Variable Subaccount as of the end of the Valuation Period plus or minus the net charge or credit with respect to any taxes paid or any amount set aside as a provision for taxes during the Valuation Period;

(b)	= The daily Contract Fee multiplied by the number of days in the Valuation Period; and

(c)	= The number of Accumulation Units outstanding at the end of such Valuation Period.

Accumulation Units. For each Variable Subaccount, Purchase Payments or transferred amounts are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Variable Subaccount by the Accumulation Unit Value for that Variable Subaccount at the end of the Valuation Period in which the Purchase Payment or amount is received. The number of your Accumulation Units in a Variable Subaccount is increased by additional Purchase Payments and transfers. The number of Accumulation Units does not change as a result of investment experience or deduction of the Contract Fee.

We will redeem Accumulation Units from a Variable Subaccount upon: (i) a partial withdrawal or full surrender (including deduction of any Surrender Charge, if applicable); (ii) a transfer from the Variable Subaccount; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the transfer fee; (vi) the deduction of any fees imposed by a Fund as a redemption fee or liquidity fee in connection with the redemption of its shares or otherwise imposed by applicable law; and (vii) to pay fees for special services such as the wire transfers or express mail.

RISK CONTROL ACCOUNT OPTION

The Risk Control Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer Risk Control Accounts. The assets in the Risk Control Separate Account equal to the reserves and other liabilities of the Contract supported by the Risk Control Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other Contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Risk Control Accounts, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate your Purchase Payments and Variable Subaccount Value to the Risk Control Accounts we currently make available. The portion of the Contract Value allocated to a Risk Control Account is credited with interest based in part on the investment performance of external indices. Currently, we offer two types of Risk Control Accounts: A Secure Account and a Growth Account. We hold reserves for the Index Rate Floor and Cap guarantees for amounts allocated to the Risk Control Accounts in the Risk Control Separate Account. Purchase Payments and Variable Subaccount Value you allocate to the Risk Control Accounts become part of your Risk Control Account Value. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. Each Risk Control Account Anniversary prior to the Risk Control Account Maturity Date starts a new year for purposes of calculating Index Interest. When funds are withdrawn from a Risk Control Account prior to the Risk Control Account Anniversary for a surrender, partial withdrawal, transfer, annuitization or payment of the Death Benefit index interest is calculated up to the date of withdrawal as described below. Your Risk Control Account Value must remain in a Risk Control Account for the entire Risk Control Account Period to avoid the imposition of Surrender Charges and a Market Value Adjustment. Each Risk Control Account Period is five years. Partial withdrawals from the Risk Control Accounts are not permitted if there is Variable Subaccount Value, except for withdrawals on the Risk Control Account Maturity Date. Only one Risk Control Account Period can be in force at any time. This would allow for both a Secure Account and Growth Account for each reference Index to be established for the same Risk Control Account Period. However, once a Risk Control Account(s) is in force, new Risk Control Accounts cannot be established until the termination of the existing Risk Control Accounts on the Risk Control Account Maturity Date. Accordingly, no additional values can be transferred into a Risk Control Account and no additional Purchase Payments can be allocated to a Risk Control Account until the end of the current Risk Control Account Period.

At the time the Contract is purchased, if a portion of the initial Purchase Payment is allocated to a Risk Control Account, you have thirty days after the initial Risk Control Account Start Date to discontinue your Risk Control Accounts and transfer the total Risk Control Account Value to the Variable Subaccounts. See “Getting Started – The Accumulation Period – Thirty Day Period to Discontinuing Risk Control Accounts”. Risk Control Account Start Dates currently offered by the Company are the 10th and 25th of each month, or if a non-Business Day, the next Business Day.

The performance of each Index associated with the Risk Control Accounts does not include dividends paid on the stocks comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities. The Index rate of return is determined on each Risk Control Account Anniversary and is measured over the Risk Control Account Year. Because Index Interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Index Period.

Risk Control Account Value

Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account. The Risk Control Account Value for each Risk Control Account is equal to:

●	The number of that Risk Control Account’s Accumulation Credits credited to you; multiplied by

●	The Accumulation Credit Factor for that Risk Control Account at the end of the Valuation Period for which the determination is being made.

Accumulation Credit Factors. The Accumulation Credit Factor for each Risk Control Account is arbitrarily set initially at $10 as of each Risk Control Account Start Date. Thereafter, the Accumulation Credit Factor for the Risk Control Account at the end of each Valuation Period is determined by multiplying (a) by (b) and subtracting (c) (i.e., a x b – c), where:

(a)	= The Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year;

(b)	= The Index rate of return (defined below); and

(c)	= The Risk Control Account Daily Contract Fee (defined below) multiplied by the number of days that have passed since the last Risk Control Account Anniversary.

The “Index rate of return” for each Risk Control Account on any Business Day is equal to the change in the Index for the current Risk Control Account Year, adjusted for the Index Rate Cap or Index Rate Floor. Specifically, it is calculated as (A / B), where:

A	= Adjusted Index Value (defined below) as of the current Business Day; and

B	= The Initial Index Value as of the start of the current Risk Control Account Year. If a Risk Control Account Start Date or Risk Control Account Anniversary does not fall on a Business Day, the Initial Index Value for the next Business Day will be used.

We use the Index rate of return to determine the interest we credit, if any, to Risk Control Account Value.

The “Adjusted Index Value” is the Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Risk Control Account Year. The Adjusted Index Value is calculated each time the Index rate of return is calculated. This can be as frequently as daily and occurs on each Risk Control Account Anniversary or on any date when a partial withdrawal, surrender, Death Benefit or annuitization is processed. The Closing Index Value is the closing value of an Index as of a Business Day. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published. The Adjusted Index Value for each Risk Control Account is calculated as follows:

●	If the Closing Index Value is greater than the Initial Index Value multiplied by (1 + Index Rate Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Cap).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Floor).

●	If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Cap) but more than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Closing Index Value.

For example, assume the following:

●	Initial Index Value = 1,000

●	Index Rate Cap = 15%

●	Index Rate Floor = -10%

At the time the Index rate of return is calculated, the Adjusted Index Value will be:

●	Scenario 1: Closing Index Value is greater than Initial Index Value multiplied by (1 + Index Rate Cap)
○	Closing Index Value = 1,200

○	1,200 is greater than 1,150 (1,000 x (1 + 0.15)) so the Adjusted Index Value is equal to 1,150.

●	Scenario 2: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Floor)
○	Closing Index Value = 850

○	850 is less than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 900.

●	Scenario 3: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Cap) but more than Initial Index Value multiplied by (1 + Index Rate Floor)
○	Closing Index Value = 1,100

○	1,100 is less than 1,150 (1,000 x (1 + 0.15)) and greater than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 1,100.

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Index Rate Cap) and will never be lower than the Initial Index Value multiplied by (1 + Index Rate Floor).

The Risk Control Account Daily Contract Fee is calculated as (a) the Contract Fee divided by (b) the number of days in the Risk Control Account Year multiplied by (c) the Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year (i.e. a / b x c).

For example, assume the following:

●	Contract Fee = 1.50%

●	Number of days in the Risk Control Account Year = 365

●	Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year = 10.00

Then, the Risk Control Account Daily Contract Fee = 1.50% / 365 x 10.00 = 0.000410959.

Accumulation Credits. In order to establish a Risk Control Account, Purchase Payments and/or Variable Subaccount Value transferred to the Risk Control Accounts are converted into Accumulation Credits. The number of Accumulation Credits credited to each Risk Control Account is determined by dividing the dollar amount directed to each Risk Control Account by the Accumulation Credit Factor as of the end of the Valuation Period for which the Purchase Payment or Variable Subaccount Value transferred is received.

We will redeem Accumulation Credits from a Risk Control Account upon: (i) partial withdrawal or full surrender (including any applicable Surrender Charge and negative Market Value Adjustment); (ii) a transfer from the Risk Control Account; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the transfer fee; and (vi) to pay fees for special services such as wire transfers or express mail. We redeem Accumulation Credits as of the end of the Valuation Period (or effective date of the transfer) in which we receive your request for surrender, partial withdrawal or transfer or your Beneficiary’s request for payment of the Death Benefit in Good Order unless you or your Beneficiary specify a later date. We redeem Accumulation Credits to cover the transfer fee at the time the transfer occurs.

Setting the Index Rate Cap and the Index Rate Floor for the Secure Account and the Growth Account. We consider various factors in determining the Index Rate Caps and Index Rate Floors, including investment returns available at the time that we issue the Contract, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Index Rate Cap and the Index Rate Floor at our sole discretion. For each Risk Control Account, we set an Index Rate Cap for the first Risk Control Account Year, which is made available at least two weeks in advance of the Risk Control Account Start Date. We may set a new Index Rate Cap prior to each Risk Control Account Anniversary for the subsequent Risk Control Account Year and will send you written notice at least two weeks prior to the Risk Control Account Anniversary. This notice will describe the Owner’s right to transfer Contract Value between Risk Control Accounts, as permitted by the Contract, and the right to exercise the Bailout Provision, if applicable. The Index Rate Cap will always be positive and will be subject to a guaranteed minimum of 1% and a maximum of 75%.

The Index Rate Floor is the minimum Index rate of return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account prior to deduction of the Contract Fee. This rate will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0%, and the Growth Account has an Index Rate Floor of-10%. Although negative investment performance is limited by the Index Rate Floor, you could lose more than 10% due to Contract Fees, Surrender Charges, a negative Market Value Adjustment and federal income tax penalties.

Bailout Provision. We will set a single bailout rate for all Risk Control Accounts under the Secure Account option and a single bailout rate for all Risk Control Accounts under the Growth Account option. The bailout rate for the Risk Control Account under the Secure Account Option may range from 1% - 10%, while the bailout rate for the Risk Control Account under the Growth Account Option may range from 1.5% - 25%. The bailout rate(s) will be prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract and will not change during the life of your Contract. If the Index Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to transfer the Risk Control Account Value from that Risk Control Account to the Variable Subaccounts, during the 30-day period following the Risk Control Account Anniversary by Authorized Request without the application of a Market Value Adjustment. If the bailout rate equals the Index Rate Cap for your Risk Control Account, you will not be eligible to transfer your Risk Control Account Value under the Bailout Provision. For example, if the bailout rate for the Secure Account is set at 1.00% and the Index Rate Cap for the Secure Account is set at 1.00%, you would not be eligible to transfer under the Bailout Provision. If you intend to withdraw Risk Control Account Value transferred from a Risk Control Account under the Bailout Provision, the Risk Control Account Value would first be transferred to the Variable Subaccounts according to your instructions and then withdrawn from the Variable Subaccounts without the application of a Market Value Adjustment. The amount withdrawn from the Variable Subaccounts may be subject to a Surrender Charge. Partial withdrawals and surrenders are also subject to income taxes, and if taken before age 59½, may also be subject to a 10% federal penalty tax. See “Federal Income Tax Matters.” We must receive your Authorized Request under the Bailout Provision in Good Order during the 30-day period following the Risk Control Account Anniversary. At any time the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account.

The Bailout Provision applies to all Risk Control Accounts.

Examples. The following three examples illustrate how investment performance of the reference Index of the Secure and Growth Account is applied in crediting interest to the Risk Control Accounts through the Accumulation Credit Factor based on different levels of Index performance. The change in the value of the Accumulation Credit Factor reflects the application of the Index rate of return and a reduction for the Contract Fee. No withdrawals are assumed to occur under these examples and all values are determined on Risk Control Account Anniversaries. The examples assume the purchase of a Series B Contract and the Index Rate Caps remain unchanged since Contract issue. The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is greater than the Index Rate Cap and Index Rate Floor.

Assume the following information:

As of the Risk Control Account Start Date:

Initial Index Value: 1,000

Contract Fee: 1.50%

S&P 500 Secure Account

Account Value: $75,000

Accumulation Credit Factor: $10

Accumulation Credits: 7,500

Index Rate Floor: 0.00%

Index Rate Cap: 8.00%

S&P 500 Growth Account

Account Value: $25,000

Accumulation Credit Factor: $10

Accumulation Credits: 2,500

Index Rate Floor: -10.00%

Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:

Closing Index Value: 1,200

 Days in Risk Control Account Year: 366

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,000 and the Closing Index Value is 1,200. The Closing Index Value is greater than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap. For the Secure Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.08 which equals 1,080. For the Growth Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.18 which equals 1,180.

Step 2: Calculate the Index Rate of Return

The Index rate of return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,080 divided by 1,000 which equals 1.08 (8% increase from Initial Index Value). For the Growth Account, this is calculated as 1,180 divided by 1,000 which equals 1.18 (18% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For both the Secure and Growth Accounts, this is equal to 1.50% divided by 366 multiplied by $10 which equals $0.000409836.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index rate of return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.08 less the result of $0.000409836 multiplied by 366 which equals $10.65. For the Growth Account, this is equal to $10 multiplied by 1.18 less the result of $0.000409836 multiplied by 366 which equals $11.65.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.65 which equals $79,875. For the Growth Account, this is equal to 2,500 multiplied by $11.65 which equals $29,125. This is an increase of $4,875 for the Secure Account ($79,875 – $75,000 = $4,875) and an increase of $4,125 for the Growth Account ($29,125 – $25,000 = $4,125).

Example 2: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Cap and greater than the Index Rate Floor.

Assume the following information:

As of the Prior Risk Control Account Anniversary:

Initial Index Value: 1,200

Contract Fee: 1.50%

S&P 500 Secure Account

Account Value: $79,875

Accumulation Credit Factor: $10.65

Accumulation Credits: 7,500

Index Rate Floor: 0.00%

Index Rate Cap: 8.00%

S&P 500 Growth Account

Account Value: $29,125

Accumulation Credit Factor: $11.65

Accumulation Credits: 2,500

Index Rate Floor: -10.00%

Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:

Closing Index Value: 1,236

Days in Risk Control Account Year: 365

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,200 and the Closing Index Value is 1,236. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap, but it is more than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Closing Index Value which is 1,236.

Step 2: Calculate the Index Rate of Return

The Index rate of return is equal to the Adjusted Index Value divided by the Initial Index Value. For both the Secure and Growth Accounts, this is calculated as 1,236 divided by 1,200 which equals 1.03 (3% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For the Secure Account, this is equal to 1.50% divided by 365 multiplied by $10.65 which equals $0.000437671. For the Growth Account, this is equal to 1.50% divided by 365 multiplied by $11.65 which equals $0.000478767.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index rate of return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10.65 multiplied by 1.03 less the result of $0.000437671 multiplied by 365 which equals $10.80975. For the Growth Account, this is equal to $11.65 multiplied by 1.03 less the result of $0.000478767 multiplied by 365 which equals $11.82475.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.80975 which equals $81,073.13. For the Growth Account, this is equal to 2,500 multiplied by $11.82475 which equals $29,561.88. This is an increase of $1,198.13 for the Secure Account ($81,073.13 – $79,875 = $1,198.13) and an increase of $436.88 for the Growth Account ($29,561.88 – $29,125 = $436.88).

Example 3: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Floor.

Assume the following information:

As of the Prior Risk Control Account Anniversary:

Initial Index Value: 1,236

Contract Fee: 1.50%

S&P 500 Secure Account

Account Value: $81,073.13

Accumulation Credit Factor: $10.80975

Accumulation Credits: 7,500

Index Rate Floor: 0.00%

Index Rate Cap: 8.00%

S&P 500 Growth Account

Account Value: $29,561.88

Accumulation Credit Factor: $11.82475

Accumulation Credits: 2,500

Index Rate Floor: -10.00%

Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:

Closing Index Value: 988.8

Days in Risk Control Account Year: 365

Step 1: Calculate the Adjusted Index Value

The Initial Index Value is 1,236 and the Closing Index Value is 988.8. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor. For the Secure Account, this is calculated as 1,236 multiplied by the result of 1 plus 0.00 which equals 1,236. For the Growth Account, this is calculated as 1,236 multiplied by the result of 1 plus -0.10 which equals 1,112.4.

Step 2: Calculate the Index Rate of Return

The Index rate of return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,236 divided by 1,236 which equals 1.00 (0% increase from the Initial Index Value). For the Growth Account, this is calculated as 1,112.4 divided by 1,236 which equals 0.90 (10% decrease from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee

The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For the Secure Account, this is equal to 1.50% divided by 365 multiplied by $10.80975 which equals $0.000444236. For the Growth Account, this is equal to 1.50% divided by 365 multiplied by $11.82475 which equals $0.000485949.

Step 4: Calculate the Accumulation Credit Factor

The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index rate of return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10.80975 multiplied by 1.00 less the result of $0.000444236 multiplied by 365 which equals $10.647604. For the Growth Account, this is equal to $11.82475 multiplied by 0.90 less the result of $0.000485949 multiplied by 365 which equals $10.464904.

Step 5: Calculate the Risk Control Account Value.

The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.647604 which equals $79,857.03. For the Growth Account, this is equal to 2,500 multiplied by $10.464904 which equals $26,162.26. This is a decrease of $1,216.10 for the Secure Account ($79,857.03 – $81,073.13 = -$1,216.10) and a decrease of $3,399.62 for the Growth Account ($26,162.26 – $29,561.88 = -$3,399.62).

Addition or Substitution of an Index. The same Index will be used for each Risk Control Account for the duration of the Risk Control Account Period. However, there is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of that Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Risk Control Account Period. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. We will not substitute an Index until that Index has been approved by the insurance department in your state.

We reserve the right to add or substitute the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the index interest you earn.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. If a change in an Index is made during a Risk Control Account Year, index interest will be calculated from the Risk Control Account Start Date until the date that the Index ceased to be available and that index interest will be added to or subtracted from the index interest calculated for the substitute Index from the date of substitution until the next Risk Control Account Anniversary. If we are unable to substitute a new Index at the same time as an Index ceases to be available there may be a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any credit to your Contract Value for that Risk Control Account Year will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender or annuitize the Contract, or die during the interim period, we will apply to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Risk Control Account Year to the date on which the Index became unavailable under the Contract.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in your annual report unless earlier written notice is necessary.

Risk Control Account Maturity Date

Rebalancing will occur automatically on the Risk Control Account Maturity Date. You may also exercise one of the following options by Authorized Request, without incurring a Market Value Adjustment or Surrender Charge. Surrender Charges do not apply to Series C Contracts. If you intend to change allocation instructions, transfer values or make withdrawals from a Risk Control Account, an Authorized Request must be received by us at least one Business Day prior to the Risk Control Account Maturity Date, otherwise your Risk Control Account Value will be allocated to a new Risk Control Account for another five-year term.

If the number of years until the Payout Date is at least equal to the Risk Control Account Period (five-year period), you may exercise any of the following options by Authorized Request:

●	Request a change to your allocation instructions as of the Risk Control Account Maturity Date for any or all of the Allocation Levels;

●	Request to transfer value (either a specific dollar amount or percentage) from the Risk Control Account Option to the Variable Subaccount Option (Level C), or vice versa, as of the Risk Control Account Maturity Date. If you choose this option:

●	The transfer will occur Pro Rata from the Risk Control Accounts, or Variable Subaccounts, as applicable; and

●	Rebalancing at Levels I and R will occur as of the Risk Control Account Maturity Date. However, rebalancing at Level C and V will be discontinued, unless or until you elect to reinstate rebalancing at Level C.

●	Withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or

●	Withdraw a portion of the total Risk Control Account Value as of the Risk Control Account Maturity Date. If you choose this option, you may also change your allocation instructions or request to transfer value, as described above.

You may also allocate additional Purchase Payments to the Risk Control Accounts 30 days prior to a Risk Control Account Maturity Date. Such Funds will be held in the Holding Account until the Risk Control Account Start Date.

A new Risk Control Account Period, with a newly declared Index Rate Cap, will begin on the Risk Control Account Maturity Date unless there is no Risk Control Account Value remaining as a result of a change to your allocation instructions and/or withdrawal.

Your Authorized Request to change your allocation instructions, transfer value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. A new Risk Control Account Period will begin and rebalancing will occur based on the allocation instructions on file with us.

If the number of years until the Payout Date is less than the Risk Control Account Period, a new Risk Control Account cannot be started. You may choose one of the following by Authorized Request:

●	Request to transfer the Total Risk Control Account Value to one or more Variable Subaccounts as of the Risk Control Account Maturity Date;

●	Request to withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or

●	Request to transfer a portion of the Risk Control Account Value to one or more Variable Subaccounts and withdraw the remaining Risk Control Account Value as of the Risk Control Account Maturity Date.

●	Your Authorized Request to transfer Risk Control Account Value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. The total Risk Control Account Value will then be transferred to the Variable Subaccounts according to the allocation instructions on file with us for Level V or will be returned to you.

Holding Account Value

Funds are allocated to the Holding Account when a Purchase Payment is received pending investment in a Risk Control Account. Holding Account Value will remain in the Holding Account until the next Risk Control Account Start Date unless Holding Account Value is being held during a Multiple Source Waiting Period. The period that Holding Account Value is kept in the Holding Account cannot be longer than the Multiple Source Waiting Period of six months. If the maximum Multiple Source Waiting Period is reached, the Holding Account Value will be transferred to the Risk Control Accounts as of the next available Risk Control Account Start Date. Holding Account Value cannot be transferred from the Holding Account to the Variable Subaccounts. Once Holding Account Value attributable to the initial Purchase Payment is transferred from the Holding Account to the Risk Control Account there is the 30-day period to discontinue the Initial Risk Control Accounts as described in “Getting Started – The Accumulation Period – Thirty Day Period to Discontinuing Risk Control Accounts” which would allow Risk Control Account Value to be transferred to the Variable Subaccounts. We credit interest on Holding Account Value on a daily basis.

We do not assess a Contract Fee against Contract Value held in the Holding Account.

Surrenders or withdrawals of Holding Account Values are subject to a Surrender Charge.

The Holding Account Value at any time is equal to:

●	The portion of the Purchase Payment(s) held in the Holding Account pending allocation to a Risk Control Account;

●	Plus interest credited; and

●	Less any prior partial withdrawal.

Surrenders or withdrawals of Holding Account Values are subject to a Surrender Charge.

We credit interest on a daily basis on Purchase Payments that will be allocated to one or more Risk Control Accounts for the duration those Purchase Payments remain in the Holding Account. If your initial Purchase Payments are held in the Holding Account during the Multiple Source Waiting Period, we will credit such amounts with the annual effective rate of interest shown on your Contract data page for the duration those amounts remain in the Holding Account. The credited rate of interest will not be less than the minimum guaranteed interest rate described below. Funds allocated to the Holding Account on different dates may be credited with a different rate of interest for the duration the funds remain in the Holding Account.

We determine a new minimum guaranteed interest rate each calendar quarter (on each January 1 for the first calendar quarter, April 1 for the second calendar quarter, July 1 for the third calendar quarter, and October 1 for the fourth calendar quarter). For subsequent Purchase Payments, the minimum rate of interest credited on those amounts will be the minimum guaranteed interest rate we determine for the calendar quarter in which those Purchase Payments are allocated to the Holding Account. The minimum guaranteed interest rate will never be less than the lesser of:

●	An annual rate of interest of 3%; or

●	An annual rate of interest determined as follows:

●	The average of the three applicable monthly five-year Constant Maturity Treasury rates reported by the Federal Reserve (described below), and rounded to the nearest 0.05%;

●	Minus 1.25%; and

●	Subject to a minimum interest rate of 1.00%.

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

●	The prior September, October, and November monthly five-year Constant Maturity Treasury rates will be used to determine the first quarter Minimum Guaranteed Interest Rate effective each January 1;

●	The prior December, January, and February monthly five-year Constant Maturity Treasury rates will be used to determine the second quarter Minimum Guaranteed Interest Rate effective each April 1;

●	The prior March, April, and May monthly five-year Constant Maturity Treasury rates will be used to determine the third quarter Minimum Guaranteed Interest Rate effective each July 1; and

●	The prior June, July, and August monthly five-year Constant Maturity Treasury rates will be used to determine the fourth quarter Minimum Guaranteed Interest Rate effective each October 1.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment only applies to withdrawals from the Risk Control Accounts and is calculated separately for each Risk Control Account. A surrender or partial withdrawal from a Risk Control Account on a Risk Control Account Maturity Date is not subject to a Market Value Adjustment. If you surrender your Contract or take a partial withdrawal from a Risk Control Account during the Accumulation Period, we will apply the Market Value Adjustment to the amount being surrendered or withdrawn. No withdrawals or surrenders can be taken once Contract Value has been allocated to an Income Payout Option, therefore no Market Value Adjustment will apply after the end of the Accumulation Period.

IMPORTANT: The Market Value Adjustment will either increase or decrease the amount you receive from a partial withdrawal or your Surrender Value. You may lose a portion of your principal and previously credited interest due to the Market Value Adjustment regardless of the Risk Control Account to which you allocated Contract Value. You directly bear the investment risk associated with a Market Value Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Market Value Adjustment

The Market Value Adjustment is an adjustment that may be made to the amount you receive if you surrender the Contract or take a partial withdrawal from the Risk Control Accounts during the Accumulation Period. In general, if interest rate levels have increased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be negative. Conversely, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be positive. The Market Value Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a period consistent with the Risk Control Account Period beginning on the Risk Control Account Start Date and the yield of the Constant Maturity Treasury rate for a period starting on the date of surrender or partial withdrawal and ending on the Risk Control Account Maturity Date. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the Bank of America/Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread (the “Bank of America/Merrill Lynch Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., on the Risk Control Account Start Date and the effective yield of the Bank of America/Merrill Lynch Index at the time of surrender or partial withdrawal. The greater the difference in those yields, respectively, the greater the effect the Market Value Adjustment will have. In general, if the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index have increased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be negative and will decrease the Surrender Value or amount you receive from a partial withdrawal. Similarly, if the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index have decreased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be positive and will increase the Surrender Value or amount you receive from a partial withdrawal.

The Company uses both the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index in determining any Market Value Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates.

We will increase the amount you will be paid from a partial withdrawal by the amount of any positive Market Value Adjustment, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive Market Value Adjustment. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative Market Value Adjustment, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative Market Value Adjustment.

The amount of the Market Value Adjustment also reflects in part any change in the Accumulation Credit Factor for the Risk Control Account(s) determined at the time of surrender or partial withdrawal. We use the change in the Accumulation Credit Factor measured from the last Risk Control Account Anniversary (prior Accumulation Credit Factor) to the date of surrender or partial withdrawal (current Accumulation Credit Factor) to increase or decrease the amount of the Market Value Adjustment. If the change in the Accumulation Credit Factor, the current Accumulation Credit Factor divided by the prior Accumulation Credit Factor, is positive (greater than one), we divide the amount of the withdrawal subject to the Market Value Adjustment by the change in the Accumulation Credit Factor, which will decrease the amount subject to the market value adjustment factor and thereby reduce the amount of any positive or negative Market Value Adjustment. Conversely, if the change is negative (less than one), we divide the amount of the withdrawal subject to the Market Value Adjustment by the change in the Accumulation Credit Factor, which will increase the amount subject to the market value adjustment factor and therefore increase the amount of any positive or negative Market Value Adjustment. If there is no change in the Accumulation Credit Factor (the current Accumulation Credit Factor divided by the prior Accumulation Credit Factor equals one), there will be no change in the amount of the withdrawal subject to the market value adjustment factor and in the amount of any positive or negative Market Value Adjustment.

The Market Value Adjustment helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the Risk Control Account Start Date to the time of a surrender or partial withdrawal.

Application and Waiver

For each Risk Control Account, we will calculate the Market Value Adjustment as of the date we receive your Authorized Request for surrender or partial withdrawal in Good Order at our Administrative Office. If the Market Value Adjustment is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive Market Value Adjustment. If the Market Value Adjustment is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative Market Value Adjustment.

We will not apply a Market Value Adjustment to:

1.	Death Benefit proceeds;

2.	Transfers;

3.	Partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide;

4.	Upon application of Contract Value to an Income Payout Option;

5.	Partial withdrawals and surrenders from a Risk Control Account on the Risk Control Account Maturity Date; and

6.	Partial withdrawals and surrenders from the Holding Account and the Variable Subaccounts.

Market Value Adjustment Formula

The Market Value Adjustment applies during every Risk Control Account Period, for the entire Risk Control Account Period. This means it applies for the initial 5-year Risk Control Account Period, is zero on the Risk Control Account Maturity Date, and restarts for any subsequent 5-year Risk Control Account Period. A Market Value Adjustment is equal to the amount of the partial withdrawal or surrender from the Risk Control Account (W) divided by the result of the current Accumulation Credit Factor for the Risk Control Account divided by the prior Accumulation Credit Factor for the Risk Control Account then multiplied by the market value adjustment factor (MVAF) minus 1 or (W/(C/P))x(MVAF -1).

Where:

C = current Accumulation Credit Factor for the Risk Control Account (i.e., as of the date of withdrawal); and

P = prior Accumulation Credit Factor for the Risk Control Account (i.e., as of the Risk Control Account Anniversary immediately preceding the date of withdrawal).

MVAF = ((1 + I + K)/(1 + J + L)) ^N where:

I = The Constant Maturity Treasury Rate as of the Risk Control Account Start Date for a maturity consistent with the Risk Control Account Period (each Risk Control Account Period is five years);

J = Constant Maturity Treasury Rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the Risk Control Account Period (each Risk Control Account Period is five years);

(if there is no corresponding maturity of the Constant Maturity Treasury Rate, then the linear interpolation of the Constant Maturity Treasury Rates with maturities closest to N will be used to determine I and J.)

K = The Bank of America/Merrill Lynch Index as of the Risk Control Account Start Date;

L = The Bank of America/Merrill Lynch Index as of the date of withdrawal; and

N = The number of years (whole and partial) from the date of withdrawal until the Risk Control Account Maturity Date.

We determine I based on the Risk Control Account Period.  For example, the Risk Control Account Period is 5 years. I would correspond to the 5-year Constant Maturity Treasury rate on the Risk Control Account Start Date.  We determine J when you take a partial withdrawal or surrender.  For example, the Risk Control Account Period is 5 years and you surrender the Contract 2 years into the Risk Control Account Period, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Risk Control Account Period or 3 years (3 = 5 - 2).  For I and J where there is no Constant Maturity Treasury rate declared, we will use linear interpolation between declared Constant Maturity rates to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the Bank of America/Merrill Lynch Index on the previous Business Day.

If the publication of any component of the Market Value Adjustment indices is discontinued or if the calculation of the Market Value Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute a Market Value Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Market Value Adjustments, see “Appendix B” to this Prospectus.

ACCESS TO YOUR MONEY

Partial Withdrawals

At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Although withdrawal of Risk Control Account Value is generally not permitted while there is Variable Subaccount Value, you may withdraw Risk Control Account Value on the Risk Control Account Maturity Date. You may provide specific instructions for withdrawal of Variable Subaccount Value. If you do not provide specific instructions, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts. If there is insufficient Variable Subaccount Value, or no Variable Subaccount Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value or no Holding Account Value, Risk Control Account Value will be withdrawn on a Pro Rata basis. Any applicable Surrender Charge and/or Market Value Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by redeeming Accumulation Units from the appropriate Variable Subaccounts withdrawing Holding Account Value, and/or redeeming Accumulation Credits from the appropriate Risk Control Accounts, if applicable.

To make a partial withdrawal, you must do so by Authorized Request in Good Order. Partial withdrawals for less than $25,000 and changes to systematic withdrawals are permitted by telephone and in writing. The written consent of all Owners and Irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will provide written notice that the Contract will be surrendered 15 Business Days following mailing of the notice unless the Surrender Value is increased to the minimum required value of $2,000.

Partial withdrawals may be subject to Surrender Charges (for Series B Contracts only) and/or a Market Value Adjustment (for Risk Control Accounts only). See “Fees and Expenses” and “Market Value Adjustment” for more details. Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Systematic Withdrawals. You may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. See “Benefits Available Under the Contract – Systematic Withdrawals” for more details.

Surrenders

You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.

To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners and Irrevocable Beneficiaries must be obtained before the Contract is surrendered.

Surrender Charges and/or a Market Value Adjustment may apply to your Contract surrender. See “Market Value Adjustment” and “Fees and Expenses.” A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.”

SURRENDER VALUE

Surrender Value. If you surrender the Contract, you will receive the Surrender Value, as of the Business Day, we received your Authorized Request in Good Order. The Surrender Value is equal to your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, minus any applicable Surrender Charge, adjusted for any applicable Market Value Adjustment for Risk Control Accounts. Surrender Charges do not apply to Series C Contracts.

Upon payment of the Surrender Value, the Contract is terminated, and we have no further obligation under the Contract. We may require that the Contract be returned to our Administrative Office prior to making payment. The Surrender Value will not be less than the amount required by applicable state law. We will pay you the amount you request in connection with a full surrender by redeeming Accumulation Units from the Variable Subaccounts and/or Accumulation Credits from the Risk Control Accounts, and withdrawing Holding Account Value, if applicable.

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

Generally, the amount of any partial withdrawal or full surrender will be paid to you within seven days after we receive your Authorized Request in Good Order. With respect to the Risk Control Accounts and Holding Accounts, we reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event of postponement as described above, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

With respect to Variable Subaccounts, to the extent permitted by applicable law, we reserve the right to postpone payment of any partial withdrawal or full surrender or death benefit proceeds for any period when: (i) the New York Stock Exchange is closed (other than customary weekend and holiday closings), or the SEC determines that trading on the exchange is restricted; (ii) the SEC determines than an emergency exists such that disposal of securities held in the Variable Separate Account, or the termination of their value, is not reasonably practicable; or (iii) the SEC, by order, permits us to defer payment in order to protect persons with interests in the Funds. In addition, pursuant to SEC rules, if the money market fund available as one of the Fund options (the “Money Market Fund”) suspends payment of redemption proceeds in connection with the liquidation of the Money Market Fund, we may delay a transfer or payment of any partial withdrawal or full surrender from the Variable Subaccount investing in the Money Market Fund (“Money Market Subaccount”) until the Money Market Fund is liquidated. Moreover, if the Money Market Fund suspends payment of redemption proceeds in connection with the implementation of liquidity gates by such Money Market Fund, we will delay transfer or payment of any partial withdrawal or full surrender from the Money Market Subaccount until the removal of such liquidity gates.

BENEFITS AVAILABLE UNDER THE CONTRACT

The following table summarizes information about the benefits available under the Contract.

Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Restrictions and Limitations
Death Benefit	Provides a death benefit equal to the Contract Value if the Owner dies during the Accumulation Period.	Standard	No Charge	None.
Express Portfolios	Provides model asset allocation portfolios to assist you in selecting investment options under the Contract. The Express Portfolio utilize the Risk Control Accounts and Variable Subaccounts to accommodate various risk tolerances.	Optional	No Charge	Only available at the time of purchase.
Automatic Rebalance Program	Returns your Contract Values to the Allocation Levels on file with us through a rebalancing schedule.	Standard	No Charge	There is a set schedule of when rebalancing occurs at various levels of the Contract.
Systematic Withdrawals	Provide payments on a schedule as set up by you.	Optional	No Charge	Withdrawals may be subject to a Market Value Adjustment or Surrender Charge.

Death Benefit

Death of the Owner. If the Owner dies during the Accumulation Period (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Proof of Death of the Owner while the Contract is in force;

●	our claim form from each Beneficiary, properly completed; and

●	any other documents we require.

The Death Benefit will equal your Contract Value on the date we receive all the documents listed above. If we receive Proof of Death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive Proof of Death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of due proof of death and all other required documents as described above.

No Surrender Charges or Market Value Adjustments will apply to the Death Benefit.

Within 60 days after we receive Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable. If one or more Beneficiaries do not elect a payment method within 60 days of our receipt of due proof of death of the Owner, we will pay the Death Benefit proceeds to each Beneficiary under the payment method elected by the Beneficiary or in a single lump-sum payment if the Beneficiary has not elected a payment method.

Death of Annuitant While the Owner is Living. If an Owner is a natural person and the Annuitant dies during the Accumulation Period, the following will occur: (i) if there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant; and (ii) if there is no Joint Annuitant, the Owner (Primary Owner if Joint Owner) will become the Annuitant. If, however, the Owner is not a natural person and the Annuitant dies during the Accumulation Period, the following will occur: (i) if there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant; and (ii) if there is no Joint Annuitant, the Beneficiary must elect to receive the Death Benefit proceeds. If you have any questions concerning the criteria you should use when choosing Annuitants under the Contract, consult your financial professional.

Death Benefit Payment Options. The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:

●	Spouses – If the sole Beneficiary is the surviving Spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner (except under certain Qualified Contracts). At the death of the surviving Spouse, this provision may not be used again, even if that surviving Spouse remarries. In that case, the rules for non-Spouses will apply. A surviving Spouse may also elect to receive the Death Benefit proceeds in a lump sum, apply the proceeds to an Income Payout Option, or receive the Death Benefit proceeds within five years of the date of the Owner’s death.

●	Non-Spouses – If the Beneficiary is not the surviving Spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

●	Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Income Payout Options. Payments under an Income Payout Option must begin within one year of the Owner’s death and must not extend beyond a period certain equal to the Beneficiary’s life expectancy;

●	Receive the Death Benefit in one lump sum following our receipt of Proof of Death; or

●	Receive the Death Benefit in one lump sum, deferred for up to five years from the date of the Owner’s death.

Upon receipt of Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified Contracts.

Death of Owner or Annuitant After the Payout Date. If an Annuitant dies during the Payout Period, remaining income payments or Death Benefit proceeds, if any, will be distributed as provided by the Income Payout Option in effect. The Income Payout Option in effect will determine whether additional income payments or a Death Benefit apply.

If an Owner dies during the Payout Period, any remaining income payments will be distributed at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds. Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

Express Portfolios

Certain model asset allocation portfolios or “Express Portfolios” are available to assist you in selecting investment options under the Contract. At the time you purchase the Contract, you may elect to allocate all of your Purchase Payments according to one of the Express Portfolios. Each Express Portfolio allocates your Purchase Payments among the Variable Subaccounts and Risk Control Accounts based on a specified allocation percentage for each investment option available under the Portfolio. Each Express Portfolio employs different investment styles and allocates Purchase Payments among investment options to match a specified level of risk tolerance (e.g., conservative, moderate and aggressive). You and your investment adviser can use an Express Portfolio as a tool to help select a menu of investment options under the Contract that matches your level of risk tolerance. There is no separate charge for selecting an Express Portfolio.

The Express Portfolios are only available on or before the Contract Issue Date. You may select only one Express Portfolio and you must allocate 100% of your initial Purchase Payment to that Express Portfolio. Each Express Portfolio contains several different investment options that in combination may create different degrees of exposure to market risks and corresponding opportunities for more potential growth while other combinations of investment options may offer different degrees of protection from market risks but lower growth potential. If you elect to invest according to one of the Express Portfolios, we will invest your initial Purchase Payment according to the specified allocation percentages of the Express Portfolio you selected.

If you make additional Purchase Payments, the Purchase Payments will be invested according to the allocation percentages of your Express Portfolio, subject to additional requirements described in the “Purchase Payment Allocation” section of this Prospectus. If you submit new allocation instructions after the Contract Issue Date, these instructions will replace your existing instructions and will terminate your participation in the Express Portfolio. Changes to instructions for the Variable Subaccounts will take effect on the date we receive the request. Changes to instructions for investments in the Risk Control Accounts will take effect following our receipt of the request in Good Order either on the next Risk Control Account

Anniversary or Risk Control Maturity Date, depending on the change requested. In either case, you will not be able to select a new Express Portfolio. However, you can always submit new allocation instructions that replicate the allocation percentages under an existing Express Portfolio.

If you are interested in the Express Portfolios, you should consult your investment adviser. In providing these Express Portfolios, we are not providing investment advice. You are responsible for determining which Express Portfolio is best for you. The Express Portfolios are an allocation tool, and investing by means of an Express Portfolio does not ensure a profit or protect against a loss. The compositions of the Express Portfolios may vary over time. The composition of the Express Portfolio you select will not change unless a Variable Subaccount or Risk Control Account option is discontinued, you terminate your Express Portfolio by amending your allocation instructions or you discontinue an Automatic Rebalance Program at levels C or V. We reserve the right to discontinue current Express Portfolios and making available new Express Portfolios in the future.

Automatic Rebalance Program

During the Accumulation Period, we will automatically rebalance your Contract Value among the Risk Control Accounts and/or Variable Subaccounts on specified dates based on your most recent allocation instructions that we have on file. This means, for example, that if your allocation instructions require that 50% of your Contract Value should be allocated to a Variable Subaccount and 50% of your Contract Value should be allocated to a Risk Control Account, we will transfer your Contract Values between those Accounts so that 50% of your Contract Value is allocated to both the Variable Subaccount and Risk Control Account following the transfer. Transfers that occur as a result of rebalancing will not count towards the 12 transfers we allow each Contract Year without assessing a transfer fee.

Rebalancing at Level C (between Variable Subaccounts and Risk Control Accounts) will occur as of each Risk Control Account Maturity Date. This rebalancing will occur according to the allocation instructions on file with us, unless there is no Risk Control Account Value, you elect to discontinue rebalancing by Authorized Request, or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V (among Variable Subaccounts) as of each Risk Control Account Maturity Date. Each Risk Control Account Period is five years.

You may change your allocation instructions for Level C prior to rebalancing on a Risk Control Account Maturity Date by Authorized Request, subject to the requirements described under the “Risk Control Account Option – Risk Control Account Maturity Date” section in this Prospectus. Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, the request will not be in Good Order and no transfer will occur based on such request.

Rebalancing at Level V will occur as of each Contract Anniversary according to the allocation instructions on file with us, unless there is no Variable Subaccount Value. Rebalancing at Level V will also occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us, unless there is no Variable Subaccount Value or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V as of each Risk Control Account Maturity Date. If rebalancing is discontinued, you may elect to reinstate rebalancing at Level C by Authorized Request, which will also reinstate rebalancing at Level V. Your Authorized Request to reinstate rebalancing must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, rebalancing at Level C will not occur until the next Risk Control Account Maturity Date.

You may change your allocation instructions for Level V at any time by Authorized Request, including prior to rebalancing on a Contract Anniversary or a Risk Control Account Maturity Date. A change to your Level V allocation instructions will take effect as of the Business Day that we receive the request in Good Order, unless otherwise specified by you.

Rebalancing at Level I (between Risk Controls Accounts with different reference Indices) will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us. Each Risk Control Account Period is five years. Rebalancing at Level I will not occur if your Risk Control Account Value and allocation instructions are not split between Indices or there is no Risk Control Account Value.

You may change your allocation instructions for Level I prior to rebalancing on a Risk Control Account Maturity Date by Authorized Request, subject to the requirements described under the “Risk Control Account Option – Risk Control Account Maturity Date” section in this Prospectus. Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, the request will not be in Good Order and no transfer will occur based on such request.

Rebalancing at Level R (between Risk Controls Accounts with the same reference Index) will occur as of each Risk Control Account Anniversary according to the allocation instructions on file with us. Rebalancing at Level R will not occur if your Risk Control Account Value and allocation instructions are not split between Risk Control Accounts with the same reference Index or there is no Risk Control Account Value.

You may change your allocation instructions for Level R prior to rebalancing on a Risk Control Account Anniversary by Authorized Request. Your request to change your allocation instructions must be received at our Administrative Office at least one Business Day prior to a Risk Control Account Anniversary for the instructions to take effect prior to rebalancing. If we do not receive your request at least one Business Day prior to a Risk Control Account Anniversary, your change in allocation instructions will not be effective until after that Risk Control Account Anniversary and after rebalancing has taken place. If you change your allocation instructions by Authorized Request and there is no Risk Control Account in force, a change to your allocation instructions for the applicable Allocation Levels will be required to establish a Risk Control Account. However, if there is no Risk Control Account in force because you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” you will not be allowed to change your allocation instructions to establish a Risk Control Account for at least 30 days.

Please note that at any time the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program. See “Risk Control Account Option – Bailout Provision” for more details.

Systematic Withdrawals

If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Such withdrawals must be at least $100 each. Generally, you must be at least age 59½ to participate in the systematic withdrawal plan. The withdrawals may be requested on the following basis:

●	As a specified dollar amount; or

●	In an amount equal to your required minimum distribution under the Internal Revenue Code.

For systematic withdrawals of Variable Subaccount Value, you may provide specific withdrawal instructions. If you do not provide instructions or if there is insufficient Variable Subaccount Value for the specified subaccounts, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts. If there is insufficient Variable Subaccount Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value, Risk Control Account Value will be withdrawn on a Pro Rata basis. No Surrender Charges or Market Value Adjustment will be deducted from systematic withdrawals to satisfy minimum required distributions established by the Internal Revenue Code. Other systematic withdrawals may be subject to Surrender Charges if they exceed the 10% Annual Free Withdrawal Amount. A Market Value Adjustment will be applied to all amounts taken from a Risk Control Account unless the systematic withdrawals are taken to satisfy minimum required distribution obligations.

Participation in the systematic withdrawal plan will terminate on the earliest of the following events:

●	The Surrender Value falls below the minimum required value of $2,000;

●	A termination date that you have specified is reached;

●	You request that your participation in the plan cease; or

●	The Payout Date is reached.

There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan. We may discontinue offering the systematic withdrawal plan at any time.

INCOME PAYMENTS – THE PAYOUT PERIOD

Payout Date. When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant’s 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the age of the oldest Joint Annuitant. Please refer to the Data Page of your Contract for details.

You may change the Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; (iii) the requested Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Payout Date is no later than the anticipated Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity age restrictions that may be imposed by law.

Payout Period. The Payout Period is the period of time that begins on the Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, your Contract Value will be applied to the Income Payout Option you selected. A Surrender Charge (in the case of Series B Contracts only) and Market Value Adjustment will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Payout Date for any reason. When the Payout Period begins, you will no longer be able to make withdrawals.

Terms of Income Payments. We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the designated Payee, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the Income Payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of 1%. We may, in our discretion and on a non-discriminatory basis, make Income Payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Market Value Adjustment to income payments.

The Owner may name the person to receive income payments. If no person is named, payments will be made to the Owner.

We will make the first income payment on the Payout Date. We may require proof of age and gender (if the Income Payout Option Rates is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

Election of an Income Payout Option. You and/or the Beneficiary may elect to receive one of the Income Payout Options described below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.

The amount applied under each option must be at least $2,500, or the amount required to provide an initial monthly income payment of $20. If the Contract Value is less than $2,500, we may make a lump sum payment equal to the Contract Value in lieu of income payments.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint Survivor options allow monthly income payments. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.

If you do not select an Income Payout Option, we will make monthly payments on the following basis, unless the Internal Revenue Code requires that we pay in some other manner in order for this Contract to qualify as an annuity or to comply with Section 401(a)(9), in which case we will comply with those requirements;

●	Life Income Option with a 10-Year Guaranteed Period Certain (as described below) for Contracts with one Annuitant; and

●	Joint and Survivor Life Income Option with a 10-Year Guaranteed Period Certain (as described below) for Contracts with two Annuitants.

You may change your Income Payout Option any time before payments begin on the Payout Date.

Options.  We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time.

Option 1 -- Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation, guaranteed rates will be used.

Option 2 -- Life Income Option -- Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all the income payments have been made for the guaranteed period certain: (a) income payments will be continued for the remainder of the guaranteed period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation, guaranteed rates will be used. The guaranteed period certain choices are 0 (life income only), 5, 10, 15, or 20 years.

Option 3 -- Joint and Survivor Life Income Option -- Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants lives. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years: (a) income payments will be continued for the remainder of the guaranteed period certain to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation, guaranteed rates will be used.

The Income Payout Options described above may not be offered in all states. Any state variations are described in Appendix C to this Prospectus. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. Consult a tax advisor. Option 2 and Option 3 pay monthly income payments. We do allow partial annuitization. Partial annuitization will count toward the Annual Free Withdrawal Amount.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Taxation of Non-Qualified Contracts - Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Diversification Requirements. Section 817(h) of the Code provides that separate account investment underlying a contract must be “adequately diversified” in accordance with Treasury regulations in order for the Contract to qualify as an annuity contract under Section 72 of the Code. The Variable Account, through each Fund, intends to comply with the diversification requirements prescribed in regulations under Section 817(h) of the Code, which affect how the assets in the various Subaccounts may be invested. Although we do not have direct control over the Funds in which the Variable Account invests, we believe that each Fund in which the Variable Account owns shares will meet the diversification requirements, and therefore, the Contract will be treated as an annuity contract under the Code.

Owner Control. In certain circumstances, owners of variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the Contract Owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of the Contract, such as the flexibility of an owner to allocate premium payments and transfer amounts among the investment divisions of the separate account, have not been explicitly addressed in published rulings. While we believe that the Contract does not give Owners investment control over separate account assets, we reserve the right to modify the Contract as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, of such Beneficiary, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them, if necessary, to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Market Value Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Market Value Adjustments and you may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

●	made on or after the taxpayer reaches age 59½;

●	made on or after the death of an Owner;

●	attributable to the taxpayer’s becoming disabled; or

●	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed, and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Partial Annuitization. If part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals.  The payment options under the Contract are intended to qualify for this "partial annuitization" treatment. Please consult a tax advisor if you are considering a partial annuitization.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Transfers, Assignments or Exchanges of the Contract. A transfer or assignment of ownership of the Contract, the designation of an Annuitant other than the Owner, the selection of certain maturity dates, or the exchange of the Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a qualified contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have required minimum distribution rules that govern the timing and amount of distributions. You should refer to your Contract or consult a tax adviser for more information about these distribution rules. Please note recent important changes to the required minimum distribution rules. Under IRAs and defined contribution requirement plans, most non-spouse beneficiaries will no longer be able to stretch payouts over their lifetime. Instead those beneficiaries will have to take their after-death distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries” which include disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased individual and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die after December 31, 2019. Consult a tax advisor if you are affected by these new rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. The federal estate tax, gift tax and GST tax exemptions and maximum rates may each be adjusted. In 2021, each Owner can give away $11.7 million during life or at death before incurring a Federal gift or estate tax ($23.4 million if you “split” the gift with your spouse). This is your Federal “exemption” from estate and gift tax, and it increases every year with inflation. Taxable gifts made above this amount generally incur a 40% tax.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.’’

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law.  Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

On March 27, Congress passed the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”).  Among other provision, the CARES Act includes temporary relief from certain tax rules applicable to qualified contracts.

Required Minimum Distributions. The CARES Act allows participants and beneficiaries in certain qualified plans and IRAs to suspend taking required minimum distributions in 2020, including any initial required minimum distributions for 2019 that would have been due by April 1, 2020.  Additionally, the year 2020 will not be counted in measuring the five year post-death distribution period requirement.  Any distributions made in 2020 that, but for the CARES Act, would have been a required minimum distribution will instead be eligible for rollover and will not be subject to the 20% mandatory withholding.

Retirement Plan Distribution Relief.  Under the CARES Act, an “eligible participant” can withdraw up to a total of $100,000 from IRAs and certain qualified plans that adopt this provision without being subject to the 10% additional tax on early distributions. The Federal income tax on these distributions can be spread ratably over three years and the distributions may be re-contributed during the three-year period following the distribution.  For these purposes, eligible participants are participants who:

●	have been diagnosed with COVID-19,

●	have spouses or dependents diagnosed with COVID-19, or

●	have experienced adverse financial consequences stemming from COVID-19 as a result of

○	being quarantined, furloughed or laid off,

○	having reduced work hours,

○	being unable to work due to lack of child care,

○	the closing or reduction of hours of a business owned or operated by the participant, or

○	other factors determined by the Treasury Department.

Eligible participants can take these distributions from 401(k), 403(b), and governmental 457(b) plans even if they would otherwise be subject to in-service withdrawal restrictions (e.g., distributions before age 59½) and the 20% withholding that would otherwise apply to these distributions does not apply.

OTHER INFORMATION

Important Information about the Indices

Bank of America/Merrill Lynch Index

The Contract is not sponsored, endorsed, sold or promoted by Bank of America/Merrill Lynch (“BofA Merrill Lynch”). BofA Merrill Lynch has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Contract, nor makes any representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the Contract or the advisability of investing in the Contract, particularly the ability of the Bank of America/Merrill Lynch Index to track performance of any market or strategy. BofA Merrill Lynch’s only relationship to the Company is the licensing of certain trademarks and trade names and indices or components thereof.  The Bank of America/Merrill Lynch Index is determined, composed and calculated by BofA Merrill Lynch without regard to the Company or the Contract or its Owners. BofA Merrill Lynch has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the Bank of America/Merrill Lynch Index. BofA Merrill Lynch is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Contract to be issued or in the determination or calculation of the equation by which the Contract is to be priced, sold, purchased, or redeemed. BofA Merrill Lynch has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

BOFA MERRILL LYNCH DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN AND BOFA MERRILL LYNCH SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN.  BOFA MERRILL LYNCH MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN.  BOFA MERRILL LYNCH MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BOFA MERRILL LYNCH HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Bank of America/Merrill Lynch Index is a trademark of Bank of America/Merrill Lynch or its affiliates and has been licensed for use by the Company.

S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

The S&P 500 Index is a trademark of Standard & Poor’s or its affiliates and has been licensed for use by the Company.

MSCI EAFE Index. The Contract is not sponsored, endorsed, sold or promoted by Morgan Stanley Capital International Inc. (“MSCI”). MSCI makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the MSCI EAFE Index to track general stock market performance. MSCI’s only relationship to the Company is in the licensing of certain trademarks and trade names of MSCI and of the MSCI EAFE Index which is determined, composed and calculated by MSCI without regard to the Company or the Contract. MSCI has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the MSCI EAFE Index. MSCI is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of the Contract.

MSCI DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN AND MSCI SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MSCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across developed markets countries around the world, excluding the U.S. and Canada. With 912 constituents, the MSCI EAFE Index covers approximately 85% of the free float-adjusted market capitalization in each country.

The MSCI EAFE Index is a trademark of MSCI or its affiliates and has been licensed for use by the Company.

Distribution of the Contract

We offer the Contract on a continuous basis.  We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. MEMBERS Life Insurance Company and CBSI are both wholly-owned subsidiaries of CUNA Mutual Investment Corporation. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. Contracts are sold by licensed insurance agents (the "Selling Agents") in those states where the Contract may be lawfully sold.  Such Selling Agents will be registered representatives of CBSI or other affiliated and unaffiliated broker-dealer firms (the "Selling Broker-Dealers") registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into the Company’s selling agreements with us and the principal underwriter, CBSI.

We pay CBSI and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract.  The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to CBSI and the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling

Agent.  The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits. Selling Agents who are registered representatives of CBSI or our affiliates may receive other payments from us for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of each Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers.  These allowances may be based on a percentage of each Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as "override" compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support.  These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars.  The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth is misstated, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct date of birth. If an Annuitant’s gender has been misstated, and the Life Income Rate Type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices.  The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company's practices.  We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business.  In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor have a material adverse impact on the Variable Separate Account, on CBSI’s ability to perform its contract with the Variable Separate Account, nor the Company’s ability to meet its obligations under the Contracts.

* * *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

CORPORATE HISTORY OF THE COMPANY

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance, and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.) which is a wholly-owned subsidiary of CUNA Mutual Holding Company, a mutual holding company organized under the laws of the State of Iowa.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under this Contract. In December 2018, the Company began issuing a flexible premium deferred variable and index linked annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity” contract. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name “CUNA Mutual Group Zone Income™ Annuity”. In June 2021, the Company began issuing a single premium deferred annuity contract with index-linked interest options contract under the name “CUNA Mutual Group ZoneChoice™ Annuity. These annuity contracts account for all the new product sales of the Company. The Company also serves previously existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”). Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state. The Insurance Department has identified the Accounting Practices and Procedures Manual as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the Insurance Department.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force, as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity Contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. Effective January 1, 2019 an Amended and Restated Coinsurance and Modified Coinsurance Agreement with CMFG Life ceding 100% of the business relating to the MEMBERS Zone Annuity contracts, the MEMBERS Horizon Flexible Premium Deferred Variable and Index Linked Annuity Contracts, the MEMBERS Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts and the CUNA Mutual Group Zone Income Annuity Contracts was put in place. This Amended and Restated Coinsurance and Modified Coinsurance Agreement replaced all prior reinsurance agreements relating to the variable and index-linked annuity contracts issued by the Company. On August 19, 2019, we entered into a Coinsurance Agreement with CMFG Life to cede 100% of the business related to CUNA Mutual Group Zone Income™ Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

Although economic conditions both domestically and globally have continued to improve since the recession from late 2007 through the first half of 2009, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere remain subject to volatility and disruption. Any future economic downturn or market disruption could negatively impact our ability to invest our funds.

Specifically, if market conditions deteriorate in 2020 or beyond:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

●	our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors' needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted that could result in the federal government assuming some role in the regulation of the insurance industry.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete. While a number of studies and most of the rule-making process has already been completed, there are certain key Dodd-Frank requirements that remain to be implemented and may affect our business.

Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (”OTC”) derivatives marketplace and grants new joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (”CFTC") over OTC derivatives. While the SEC and CFTC continue to promulgate rules required by the Dodd-Frank Act, most rules have been finalized and, as a result, certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and new clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). Pursuant to the Margin Rules, the Company is required to exchange variation margin with its derivatives counterparties that are Swap Entities and it may be required to exchange initial margin with such counterparties beginning in September 2021.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

The Dodd-Frank Act also established a Federal Insurance Office (“FIO”) under the U.S. Treasury Department. Although the Federal Insurance Office was not granted general supervisory authority over the insurance industry, it is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.” The FIO has completed such reports and it remains to be seen whether either of the FIO’s reports will affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is systematically significant and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. In April 2012, the FSOC approved its final rule for designating non-bank financial companies as systemically important financial institutions (“SIFI”). Under the final rule, the Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While recent developments suggest that it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that unless and until FSOC’s authority to do so has been rescinded.

Separate from any SIFI designation, the Company could potentially be subject to the orderly liquidation authority of the Federal Deposit Insurance Corporation (“FDIC”), in accordance with Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that the FDIC, under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

Additionally, Dodd-Frank created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers. In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. The Company is unable at this time to predict the impact of the CFPB’s activities on the Company.

Although the full impact of the Dodd-Frank Act cannot be determined until all of the various studies mandated by the law are conducted and all implementing regulations are adopted, many of the legislation’s requirements could have adverse consequences for the financial services industry, including for the Company. The Dodd-Frank Act could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements.

Regulation of Broker-Dealers and Sales of Insurance Products

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted a series of rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. The obligations of Regulation BI and Form CRS generally went effective on June 30, 2020. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendations to their customers. Broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The changes under Regulation BI and the Form CRS could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.

There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers. For example, the NAIC has been working towards the adoption of revisions to the NAIC’s Suitability in Annuity Transactions Model Regulation that would impose a requirement that any recommendation of an annuity product be in the consumer’s best interest. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other state proposals, or the proposed amendments to the NAIC’s Suitability in Annuity Transactions Model Regulation, will ultimately be adopted is uncertain.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats.

In addition to disruptions to our operations, period of market volatility may occur in response to pandemics or other events outside of our control. For example, in December 2019, a novel strain of coronavirus surfaced in Wuhan, China, which has resulted in the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factors around the world. As the potential impact on global markets from the coronavirus is difficult to predict, the extent to which the coronavirus may negatively affect our results of operations and financial performance or the duration of any potential business disruption is uncertain. Any potential impact to our results of operations and financial performance will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the coronavirus and the actions taken by authorities and other entities to contact the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our results of operations and financial performance.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the "inside build-up") is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered "investment income" for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax ("Medicare Tax") may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2021 and December 31, 2020; our results of operations for the years ended December 31, 2021, 2020 and 2019; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our statutory basis financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

The following discussion covers the years ended December 31, 2021 and December 31, 2020. Please see the discussion that follows for a more detailed analysis of the fluctuations. Our comparative analysis of the year ended December 31, 2020 and the year ended December 31, 2019 is included under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form N-4 for the fiscal year ended December 31, 2020 filed with the SEC on April 14, 2021.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CUNA Mutual Holding Company (“CM Holding”), our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●	general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the Federal income tax laws and regulations that may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

In March 2020, the World Health Organization declared a worldwide pandemic regarding the outbreak of a novel coronavirus disease (“COVID-19”). The pandemic has affected the states where the Company operates, causing economic effects including temporary closures of businesses and reduced consumer activity. Because of the size, breadth and length of the pandemic, all of the direct and indirect consequences of COVID-19 are not yet known and may not emerge for some time. The COVID-19 pandemic has created a higher risk of mortality, negatively impacted the U.S. and global economy, and created increased volatility in capital markets. As a result, the Company’s ability to sell products through its regular channels and the demand for its products and services could be impacted. The extent to which the COVID-19 pandemic could continue to impact the Company’s business, results of operations, or financial condition will depend on continued future developments which are highly uncertain and cannot be predicted. To date, the Company has not experienced any material impacts to its financial position or results of operations and related cash flows.

For a detailed discussion of these and other factors that might affect our performance, see the section entitled "Potential Risk Factors That May Affect Our Business and Our Future Results."

Overview

The Company is a wholly-owned indirect subsidiary of CMFG Life and a direct wholly-owned subsidiary of CMIC. The Company’s ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On February 17, 2012, the Company amended and restated the Company’s Articles of Incorporation to change the Company’s purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The majority of premiums of the Company are generated in the United States with a significant portion in Texas, Michigan, and Georgia. The majority of annuity deposits of the Company are received in the United States with a significant portion in Pennsylvania, Florida, and Texas. No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2021. Premiums are related to the Company’s legacy products and our new whole life product. Deposits on annuities are related to the deposits on annuity contracts including MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index-Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index-Linked Annuity, CUNA Mutual Group Zone Income™ Annuity and CUNA Mutual Group ZoneChoice™ Annuity.

As of December 31, 2021 and 2020, the Company had more than $387,000 and $303,000 in assets and more than $376,000 and $65,000 of life insurance in force, respectively.

In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium deferred variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name “CUNA Mutual Group Zone Income™ Annuity”. In July 2021, the Company began issuing a single premium deferred variable annuity contract under the name “CUNA Mutual Group ZoneChoice™ Annuity”. The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI; and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

In December 2019, the Company entered into a reinsurance agreement to cede to CMFG Life 100% of the business related to MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity and CUNA Mutual Group Zone Income Annuity contracts. This agreement was approved by the regulator in January 2020 and effective in 2019. In February 2021, the Company amended this agreement to include the CUNA Mutual Group ZoneChoice Annuity. These agreements do not relieve the Company of the Company’s obligations to our policyholders under the contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

Prior to 2021, the Company serviced existing closed blocks of individual and group life policies which were 100% ceded under a 2012 Coinsurance Agreement with CMFG Life, but did not issue new life insurance business. In 2021, the Company began selling a whole life policy under the name “TruStage Advantage Whole Life” (“TAWL”). The Company distributes TAWL through an unaffiliated broker-dealer which also represents other insurance companies. In 2021, the Company entered into a reinsurance agreement to cede 100% of the premium, expenses and benefits of TAWL to CMFG Life.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to the Company on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying statutory basis financial statements if the Company did not have this relationship.

Critical Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor the Company’s accounting policies. The following summary of the Company’s critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates - The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments - Investments are valued as prescribed by the National Association of Insurance Commissioners (“NAIC”).

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Fair Value - Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2021.

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Financial instruments recorded as assets:
Bonds and notes	$27,450	$28,961	$-	$27,961	$1,000
Cash equivalents	37,939	37,939	37,939	-	-
Separate account assets	294,305	294,305	-	294,305	-
Financial instruments recorded as liabilities:
Separate account liabilities	294,305	294,305	-	294,305	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2020:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$30,309	$33,449	$-	$32,459	$990
Cash equivalents	24,336	24,336	24,336	-	-
Separate account assets	230,314	230,314	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230,314	230,314	-	230,314	-

The carrying amounts for cash, accrued net investment income, and certain receivables and payables approximate fair value due to their short-term nature and have been excluded from the fair value tables above.

Other-Than-Temporary Investment Impairments - Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities primarily based on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including but not limited to:

●	The existence of any plan to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities and equity securities, the Company’s intent and ability to retain our investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position in the case of bankruptcy or restructuring.

A bond and note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new amortized cost. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the OTTI recognized in net income as a realized loss equals the difference between the investment's amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its amortized cost.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2021 and 2020. Future declines in fair value may result in additional OTTI. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of the unbilled reinsurance recoverables. The Company has evaluated our reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. CMFG Life is the only reinsurer, and there is no allowance for doubtful account given the lack of concern about the risk of default on reinsurance receivable balances.

The Company entered into coinsurance and modified coinsurance agreements with the Company’s affiliate, CMFG Life, to cede 100% of our life, accident and health and annuity business as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company entered into the agreements for the purpose of limiting our exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure to certain products, and to meet our overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

Separate Accounts - The Company issues single premium deferred index annuities, single premium deferred index-linked interest options annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life except the MEMBERS Life Variable Separate Account which is used to fund the variable accounts within the flexible premium variable and index linked deferred annuities.

Separate account assets for the variable annuity component of the flexible premium variable annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable component of the flexible premium variable and index linked deferred annuity holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of December 31, 2021 and 2020.

CMFG Life, on behalf of the Company, invests the single premium deferred index annuity, single premium deferred index-linked interest options annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. The single premium deferred index-linked interest options annuity has risk control accounts, with either caps and floors or participation rates and buffers applied based on the performance of an external index. For positive index performance, accounts with caps limit the interest credited to the policyholder at the cap; accounts with participation rates credit the full index performance multiplied by the participation rate to the policyholder. For negative index performance, floors represent the maximum negative interest credited a policyholder can receive, while the buffer represents the maximum negative index return for an interest term that will not result in negative interest credited to the contract. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year. At the end of the initial index term only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves - Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves – Life Insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the CRVM basis dependent on product type and issue date. Depending upon the issue year, the American Experience table, the American Men table, or the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the regulator of the Company’s state of domicile (“Insurance Department”).

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner's Annuity Reserve Valuation Method (“CARVM”), along with Valuation Method (“VM”) 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (AG) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts - The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

The liability for deposit-type contracts is 100% ceded to CMFG Life.

Income Tax - Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

Statutory Valuation Reserves - The Interest Maintenance Reserve (“IMR”) is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The Asset Valuation Reserve (“AVR”) is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities - The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. Other liabilities primarily consist of this pending completion of the policy issuance process. These customer funds are released from other liabilities when the policy application is completed.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies, and in 2021 began marketing TAWL. The Company began marketing the MEMBERS® Zone Annuity contract in 2013, the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity Contract in 2016, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract in 2018, the CUNA Mutual Group Zone Income™ Annuity contract in 2019 and the TAWL and CUNA Mutual Group ZoneChoice™ Annuity contract in 2021.

The Company began distributing the MEMBERS® Zone Annuity contract, an individual or joint owned, single premium deferred index annuity contract, in 2013. The Company began distributing the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity Contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2016 and the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity Contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2018. The Company began distributing the CUNA Mutual Group Zone Income™ Annuity contract, an individual or joint owned, single premium deferred modified guaranteed index annuity contract in 2019. The Company began distributing the CUNA Mutual Group ZoneChoice Annuity, an individual or joint owned, single premium deferred index-linked interest options annuity contract, in 2021.

The Company cedes 100% of our insurance and annuity policies in force to CMFG Life. This does not relieve the Company of our obligations to our policyholders under contracts covered by these agreements. However, the reinsurance agreements transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of the liabilities. See Note 7 of the Notes to the Statutory Basis Financial Statements appearing elsewhere in this Prospectus for information on the effect of these agreements and information on commissions.

Results of Operations for the Years ended December 31, 2021 and 2020

Total revenues, which consisted mainly of investment income, reinsurance commissions and other income were $202,540 and $135,910 for the years ended December 31, 2021 and 2020, respectively. The increase in total revenues in 2021 as compared to 2020, was primarily due to an increase in reinsurance commissions related to the CUNA Mutual Group ZoneChoice Annuity and TAWL policies which launched in 2021. Total net investment income was $748 and $1,017 for the years ended December 31, 2021 and 2020, respectively, which represents an average yield earned of 1.1% and 1.7% for the same periods, respectively. The 2021 decrease primarily reflects a decrease in the Company’s investment in bond and notes along with decreased rates on these assets. All premiums are 100% ceded to CMFG Life, resulting in no net premium in 2021 and 2020 due to the reinsurance agreements as described in the executive summary. The Company receives a commission equal to 100% of its actual expenses incurred for the Company’s annuities, , which was $138,109 and $102,791, for the years ended December 31, 2021 and 2020, respectively. All remaining commissions relate to the Company’s life and health products and total $30,994 and $506 for the years ended December 31, 2021 and 2020, respectively. The Company also records other income related to the modified coinsurance agreement, which represents the aggregate ceding allowance payable by the reinsurer to the Company in relation to its flexible premium deferred variable annuity contracts.

Total benefits and expenses were $201,554 and $135,216 for the years ended December 31, 2021 and 2020, respectively. The increase in benefits and expenses in 2021 as compared to 2020 was primarily due to increases in the Company’s expenses and commissions related to increasing sales and production of the Company’s annuity products, including the launch of its CUNA Mutual Group ZoneChoice Annuity and TAWL products CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily employee costs such as wages and benefits, legal and other operating expenses such as rent, insurance and utilities. The increase in these expenses in 2021 as compared to 2020 was primarily due to the growth in the Company’s existing products along with products launched in 2021.

Federal income tax expense was $1,668 and $256 for the years ended December 31, 2021 and 2020, respectively, which represents an effective tax rate of 169.2% and 36.9%, for the same periods, respectively. The effective tax rates differ from the statutory income tax rate of 21% primarily due to the following: 1) nondeductible interest maintenance reserve amortization; 2) dividends received deductions and foreign tax credits related to separate account investments; 3) expenses required to be capitalized and amortized for tax purposes; 4) differences in timing of certain accrued expenses; and 5) interest on accrued refund claims filed for prior years.

Net income/(loss) was ($703) and $197 for the years ended December 31, 2021 and 2020, respectively. The decrease in 2021 as compared to 2020 was primarily due to a decrease in net investment income and an increase in income tax expense as previously described. There are no known trends, events or uncertainties that are likely to have a material impact on the revenues, costs or income of the Company.

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in bonds and notes consists of U.S. government and industrial and miscellaneous securities, commercial mortgage-backed securities, residential mortgage-backed securities, and non-mortgage backed securities. The Company generally holds the bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and bonds and notes rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio is comprised solely of bonds and notes at December 31, 2021 and December 31, 2020. The table below presents the carrying value of our total bonds and notes by type at December 31, 2021 and December 31, 2020.

	December 31,
	2021	%	2020	%

U.S. government and agencies	$8,729	31.8%	$8,734	28.8%
Industrial and miscellaneous	14,939	54.4	16,926	55.8
Commercial mortgage-backed securities	1,953	7.1	1,977	6.5
Residential mortgage-backed securities	830	3.0	1,674	5.5
Non-mortgage asset-backed securities	998	3.7	998	3.4

Total bonds and notes	$27,450	100.0%	$30,309	100.0%

The statement value and estimated fair value of bonds and notes by contractual maturity are shown below at December 31, 2021. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Statement Value	Estimated Fair Value

Due in one year or less	$998	$1,026
Due after one year through five years	6,979	7,359
Due after five years through ten years	6,962	6,976
Due after ten years	8,729	9,819
Commercial mortgage-backed securities	1,953	1,916
Residential mortgage-backed securities	830	864
Non-asset mortgage-backed securities	999	1,001
Total bonds and notes	$27,450	$28,961

At December 31, 2021, the Company owned six bonds with a fair value of $6,658 in an unrealized loss position of $269. At December 31, 2020, the Company owned two bonds with a fair value of $1,994 in an unrealized loss position of $9.

Liquidity and Capital Resources

The Company cedes 100% of the Company’s insurance and annuity policies in force to CMFG Life. This does not relieve the Company of the Company’s obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays the Company a monthly expense allowance to reimburse our for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our capital and surplus, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities provided (used) $6,842 and ($5,597) of net operating cash flow for the years ended December 31, 2021 and 2020, respectively. The Company’s sources of funds include renewal premiums, sales of investment-type contracts and investment income. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts, single premium deferred index-linked interest options annuity contracts, flexible premium deferred variable and index linked annuity contracts, single premium deferred modified guaranteed index annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. The increase in operating cash flow in 2021 as compared to 2020 was primarily due to an increase in premiums and reinsurance commissions both related to the launch of CUNA Mutual Group ZoneChoice Annuity and TAWL in 2021.

Investing activities provided $2,813 and $3,913 of net cash flow for the years ended December 31, 2021 and 2020, respectively. The Company’s main investing activities include the purchase and sale or maturity of bonds and notes. The Company had maturities on bonds and notes which provided cash of $2,820 and $11,864 in 2021 and 2020, respectively. Additionally, the Company had investment acquisitions of $7 and $7,951 in 2021 and 2020, respectively. The decrease in investment acquisitions contributed to the net increase of cash from investing activities in 2021 as compared to 2020.

The Company’s financing activities provided (used) $2,660 and ($943) of net cash flow for the years ended December 31, 2021 and 2020, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals on deposit contracts. The increase in net cash flow from financing activities in 2021 was due to an increase in the amount of sales at the end of the year not issued in 2021 (issued in 2022) as compared to 2020.

As of December 31, 2021, the Company's cash requirements were primarily for the payment of benefits, operating expenses as well as settlements with CMFG Life for reinsurance agreements. These liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward are ceded to CMFG Life and will be invested in high quality investments, those identified by CMFG Life as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet the Company’s long-term cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose.

Statutory Dividend Restrictions

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. The Company will not be able to pay stockholder dividends in 2022 without regulatory approval.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. At December 31, 2021 and 2020, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. Additionally, the Company is allocated a certain portion of the total compensation of each of our executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $67,612 and $47,364 for these expenses for the years ended December 31, 2021 and 2020, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see "Management – Transactions with Related Persons, Promoters and Certain Control Persons."

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2021.

Estimated Future Claim and Benefit Payments

Due in one year or less	$4,947
Due after one year through three years	14,519
Due after three years through five years	9,634
Due after five years	100,588

Total estimated payments	$129,688

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to our insurance business as a result of the coinsurance agreements.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. The Company uses computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The "duration" of a security is the time weighted present value of the security's expected cash flows and is used to measure a security's sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2021, the Company’s fixed bonds and notes securities investment portfolio consisted of U.S. government and agency securities, industrial and miscellaneous, commercial mortgage-backed securities, residential mortgage-backed securities and other non-mortgage asset-backed securities with statement values of $8,729, $14,939, $1,953, $830 and $999, respectively, and has an average duration of 12 years.

The Company’s business is highly dependent upon the effective operation of our computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contract holders. For instance, cyber-attacks may interfere with the processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that the Company will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	58	President and Director
Paul D. Barbato	45	Secretary and Director
Brian J. Borakove	43	Treasurer
Michael F. Anderson	54	Director
Williams Karls	51	Director
Abigail R. Rodriguez	39	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as Executive Vice President-Chief Experience Officer for CMFG Life since 2021. He served as the Senior Vice President of Wealth Management for CMFG Life where he lead overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 30 years. He brings more than 28 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Michael F. Anderson has been a director of the Company since December 15, 2015. He also serves as the Senior Vice President, Chief Legal Officer for CMFG Life where he has been responsible for all legal matters across CMFG Life’s business entities since 2011. He served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Customer Success within the Customer Experience Unit at CMFG Life. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm's length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

●	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

●	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons; or

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

●	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.

●	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).

●	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

●	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets.  MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Anderson, Karls, Copeland and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation

We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

FINANCIAL STATEMENTS

The Company’s financial statements should be distinguished from the financial statements of the Variable Separate Account, and you should consider the Company’s financial statements only as bearing on the Company’s ability to meet its obligations under your Contract. The financial statements of the Company as of December 31, 2021 and 2020 and the related statutory basis statements of operations capital and surplus and cash flows for each of the three years in the period ended December 31, 2021 appear on the following pages. The financial statements of the Variable Separate Account are located in the Statement of Additional Information dated May 1, 2022.

MEMBERS Life Insurance Company

Statutory Basis Financial Statements

as of December 31, 2021 and 2020

and for each of the Three Years Ended

December 31, 2021, 2020 and 2019,

Supplemental Schedules as of and for the

the Year Ended December 31, 2021

and Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT

Audit Committee and Stockholder of

MEMBERS Life Insurance Company

Waverly, Iowa

Opinions

We have audited the statutory basis financial statements of MEMBERS Life Insurance Company (the “Company”), which comprise the statutory basis statements of admitted assets, liabilities, and capital and surplus as of December 31, 2021 and 2020, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2021, and the related notes to the statutory basis financial statements (collectively referred to as the “statutory basis financial statements”).

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying statutory basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division, described in Note 2.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the statutory basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2021 and 2020, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2021.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory Basis Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 2 to the statutory basis financial statements, the statutory basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Iowa Department of Commerce, Insurance Division. The effects on the statutory basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Emphasis of Matter

As discussed in Note 1 to the statutory basis financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statutory Basis Financial Statements

Management is responsible for the preparation and fair presentation of the statutory basis financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory basis financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the statutory basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory basis financial statements are issued.

Auditor’s Responsibilities for the Audit of the Statutory Basis Financial Statements

Our objectives are to obtain reasonable assurance about whether the statutory basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory basis financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the statutory basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory basis financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statutory basis financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Report on Supplemental Schedules

Our 2021 audit was conducted for the purpose of forming an opinion on the 2021 statutory basis financial statements as a whole. The supplemental schedule of selected financial data, summary investment schedule, supplemental investment risks interrogatories, and reinsurance contract interrogatories as of and for the year ended December 31, 2021, are presented for purposes of additional analysis and are not a required part of the 2021 statutory basis financial statements. These schedules are the responsibility of the Company’s management and were derived from and relate directly to the underlying accounting and other records used to prepare the statutory basis financial statements. Such schedules have been subjected to the auditing procedures applied in our audit of the 2021 statutory basis financial statements and certain additional procedures, including comparing and reconciling such schedules directly to the underlying accounting and other records used to prepare the statutory basis financial statements or to the statutory basis financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such schedules are fairly stated in all material respects in relation to the 2021 statutory basis financial statements as a whole.

/s/ DELOITTE & TOUCHE LLP

March 25, 2022

MEMBERS Life Insurance Company
Statutory Basis Statements of Admitted Assets, Liabilities and Capital and Surplus
December 31, 2021 and 2020
($ in 000s)

Admitted Assets	2021	2020

Cash and invested assets
Bonds and notes	$27,450	$30,309
Cash and cash equivalents	38,725	26,410

Total cash and invested assets	66,175	56,719

Accrued investment income	216	257
Federal income taxes recoverable from affiliate	43	3,278
Net deferred tax asset	563	255
Amounts due from reinsurers	25,030	12,718
Receivables from affiliates	308	223
Other assets	10	11
Separate account assets	294,305	230,314

Total admitted assets	$386,650	$303,775

Liabilities and Capital and Surplus

Liabilities
Reinsurance payable	$21,558	$7,397
Amount held for others	-	27
Payable to affiliates	21,606	18,329
Commissions, expenses, taxes, licenses, and fees accrued	2,379	499
Asset valuation reserve	18	-
Other liabilities	23,360	15,925
Transfers to (from) separate accounts	(12,213)	(9,416)
Separate account liabilities	294,305	230,314

Total liabilities	351,013	263,075

Capital and surplus
Capital
Common stock, $5 par value, 1,000 shares issued and outstanding	5,000	5,000
Paid-in capital	31,153	31,153
Unassigned surplus (deficit)	(516)	4,547

Total capital and surplus	35,637	40,700

Total liabilities and capital and surplus	$386,650	$303,775

See accompanying notes to statutory basis financial statements	3

MEMBERS Life Insurance Company
Statutory Basis Statements of Operations
Years Ended December 31, 2021, 2020, and 2019
($ in 000s)

	2021	2020	2019
Income
Reinsurance commissions	$169,103	$103,297	$85,813
Net investment income	748	1,017	1,626
Commission and fee income	-	-	38
Other income	32,689	31,596	39,864

Total income	202,540	135,910	127,341

Benefits and expenses
General insurance expenses	62,147	45,029	37,669
Insurance taxes, licenses, fees, and commissions	107,116	58,279	48,143
Net transfers to separate accounts	32,291	31,908	40,318

Total benefits and expenses	201,554	135,216	126,130

Income before federal income tax expense (benefit) and net realized capital (losses)	986	694	1,211
Federal income tax expense (benefit)	1,668	256	(59)

Income (loss) before net realized capital (losses)	(682)	438	1,270
Net realized capital (losses), excluding gains transferred to IMR, net of tax expense (2021 - $21; 2020 - $100; 2019 - $23) excluding taxes transferred to IMR (2021 - $0; 2020 - $0; 2019 - ($4))	(21)	(241)	(20)

Net income (loss)	$(703)	$197	$1,250

See accompanying notes to statutory basis financial statements	4

MEMBERS Life Insurance Company
Statutory Basis Statements of Changes in Capital and Surplus
Years Ended December 31, 2021, 2020, and 2019
($ in 000s)

	2021	2020	2019

Capital and surplus at beginning of year	$40,700	$39,989	39,447
Additions (deductions)
Net income (loss)	(703)	197	1,250
Change in net deferred income tax	2,100	241	209
Change in nonadmitted assets	(6,442)	233	(897)
Change in asset valuation reserve	(18)	40	(20)

Net additions (deductions)	(5,063)	711	542

Capital and surplus at end of year	$35,637	$40,700	$39,989

See accompanying notes to statutory basis financial statements	5

MEMBERS Life Insurance Company
Statutory Basis Statements of Cash Flows
Years Ended December 31, 2021, 2020, and 2019
($ in 000s)

	2021	2020	2019

Cash from operating activities
Premiums and other considerations	$14,161	$(7,537)	$7,522
Net investment income received	802	1,191	1,568
Reinsurance commissions	169,103	103,297	85,813
Other income	20,389	25,668	36,446
Policy and contract benefits and dividends paid	151	187	(44)
Operating expenses paid	(164,222)	(94,087)	(83,030)
Federal income taxes received (paid)	1,546	(141)	(568)
Net transfers (to) separate accounts	(35,088)	(34,175)	(42,734)

Net cash provided by (used in) operating activities	6,842	(5,597)	4,973

Cash from investing activities
Proceeds from investments sold, matured or repaid
Bonds and notes	2,820	11,864	428

Total investment proceeds	2,820	11,864	428

Cost of investments acquired
Bonds and notes	-	7,951	4,994
Miscellaneous applications	7	-	-

Total investments acquired	7	7,951	4,994

Net cash provided by (used in) investing activities	2,813	3,913	(4,566)

Cash from financing and miscellaneous activities
Net withdrawals on deposit-type contracts	(65)	(26)	(12)
Other cash provided (used)	2,725	(917)	3,730

Net cash provided by (used in) financing and miscellaneous activities	2,660	(943)	3,718

Net change in cash and cash equivalents	12,315	(2,627)	4,125
Cash and cash equivalents at the beginning of the year	26,410	29,037	24,912

Cash and cash equivalents at the end of the year	$38,725	$26,410	$29,037

See accompanying notes to statutory basis financial statements	6

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MEMBERS Life” or the “Company” or “MLIC”) is a stock life and health insurance company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and consumers. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa.

The Company began selling a single premium deferred index annuity contract in 2013, a flexible premium deferred variable and index-linked annuity contract in 2016, a single premium deferred modified guaranteed index annuity contract in 2019, and a single premium deferred index-linked interest options annuity contract and whole life insurance policies in 2021. All products are sold to consumers, including credit union members, through the face-to-face distribution channel. The Company has reinsurance agreements under which it cedes 100% of its business to CMFG Life. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The majority of premiums of the Company are generated in the United States with a significant portion in Texas, Michigan, and Georgia. The majority of annuity deposits of the Company are received in the United States with a significant portion in Pennsylvania, Florida, and Texas.

The accompanying statutory basis financial statements reflect various transactions and balances with the Company’s affiliates. See Note 6, Related Party Transactions, for a description of the significant transactions. While the Company believes that these transactions were at reasonable terms, the results of operations of the Company may have materially differed had these transactions been consummated with unrelated parties.

In March 2020, the World Health Organization declared a worldwide pandemic regarding the outbreak of a novel coronavirus disease (“COVID-19”). The pandemic has affected the states where the Company operates, causing economic effects including temporary closures of businesses and reduced consumer activity. Because of the size, breadth and length of the pandemic, all of the direct and indirect consequences of COVID-19 are not yet known and may not emerge for some time. The COVID-19 pandemic has created a higher risk of mortality, negatively impacted the U.S. and global economy, and created increased volatility in capital markets. As a result, the Company’s ability to sell products through its regular channels and the demand for its products and services could be impacted. The extent to which the COVID-19 pandemic could continue to impact the Company’s business, results of operations, or financial condition will depend on continued future developments which are highly uncertain and cannot be predicted. To date, the Company has not experienced any material impacts to its financial position or results of operations and related cash flows.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statutory basis financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Iowa Department of Commerce, Insurance Division (“Insurance Department”), which differ in some respects from accounting principles generally accepted in the United States of America (“GAAP”).

Prescribed statutory accounting practices are practices incorporated directly or by reference in state laws, regulations and general administrative rules and are applicable to all insurance enterprises domiciled in a particular state. The Insurance Department has identified the Accounting Practices and Procedures Manual (“APPM”), as promulgated by the National Association of Insurance Commissioners (“NAIC”), as a source of prescribed statutory accounting practices for insurers domiciled in Iowa. Permitted statutory accounting practices encompass all accounting practices not prescribed by the NAIC and are approved by the insurance department of the insurer’s state of domicile. The Company does not utilize any permitted practices.

7

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

GAAP/Statutory Accounting Differences

The following summary identifies the significant differences between the accounting practices prescribed or permitted by the Insurance Department and GAAP:

“Nonadmitted assets” (principally a portion of deferred taxes, certain non-affiliated accounts receivable, the interest maintenance reserve and items not allocated) are excluded from the statutory basis statements of admitted assets, liabilities and capital and surplus through a direct charge to unassigned surplus. Under GAAP, nonadmitted assets are presented in the balance sheet, net of any valuation allowance.

Investments in bonds and notes are generally carried at amortized cost, while under GAAP, they are carried at either amortized cost or fair value based on their classification according to the Company’s ability and intent to hold or trade the securities.

For statutory accounting, after an other-than-temporary impairment of bonds, other than loan-backed securities, is recorded, the fair value of the other-than-temporarily impaired bond becomes its new cost basis. For GAAP, an impairment is based on the net present value of expected cash flows if the Company intends to hold the security until it has recovered, and an impairment is recorded as a valuation allowance.

Policy reserves, which are 100% ceded to CMFG Life, are established based on mortality and interest assumptions prescribed or permitted by state statutes, without consideration for withdrawals, which may differ from reserves established for GAAP using assumptions with respect to mortality, interest, expense, and withdrawals that are based on company experience and expectations.

The Company cedes 100% of its annuity business to its parent, CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

Under both GAAP and statutory accounting, deferred federal income taxes are provided for unrealized capital gains or losses on investments and the temporary differences between the reporting and tax bases of assets and liabilities; however, there are limits as to the amount of deferred tax assets that may be reported as admitted assets under statutory accounting. Further, the change in deferred taxes is recognized as an adjustment to unassigned surplus under statutory accounting. For GAAP, changes in deferred taxes related to revenue and expense items are recorded in the statements of operations and comprehensive income. A federal income tax provision is required on a current basis only for the statutory basis statements of operations.

The asset valuation reserve (“AVR”), a statutory only reserve established by formula for the purpose of stabilizing the surplus of the Company against fluctuations in the fair value of certain invested assets, is recorded as a liability by a direct charge to unassigned surplus for statutory accounting. Such a reserve is not recorded under GAAP.

For statutory reporting, the interest maintenance reserve (“IMR”) defers recognition of interest rate-related gains and losses resulting from the disposal of investment securities and amortizes them into income over the remaining contractual maturities of those securities; under GAAP, such gains and losses are recognized in income immediately.

Amounts due from reinsurers for their share of ceded reserves are netted against the reserves rather than shown as assets as under GAAP.

8

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Deposits, surrenders, and benefits on certain annuities, including those recorded in the separate accounts, are recorded in the statutory basis statements of operations, while such deposits and benefits are credited or charged directly to the policyholder account balances under GAAP. As a result, under GAAP, revenues on these types of contracts are composed of contract charges and fees, which are recognized when assessed against the account balance. Under GAAP, amounts collected are credited directly to policyholder account balances, and the benefits and claims on these contracts that are charged to expense only include benefits incurred in the period in excess of related policyholder account balances.

Single premium deferred index annuities, single premium deferred index-linked interest option annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index-linked deferred annuities are reported as a separate account product for statutory reporting. For GAAP, only the variable annuity component of the flexible premium variable and index-linked deferred annuity is reported as a separate account product, with the other related assets and liabilities reported in the general account because criteria for separate account reporting are not met. The criteria are that funds must be invested at the direction of the contract holder and investment results must be passed through to the contract holder.

Comprehensive income and its components are not presented in the statutory basis financial statements, whereas under GAAP, comprehensive income is presented and changes in comprehensive income are reflected in accumulated other comprehensive income, a component of stockholder’s equity.

The statutory basis statements of cash flows are presented in the required statutory format. Under GAAP, the indirect method for the statements of cash flows requires a reconciliation of net income to net cash provided by operating activities.

Use of Estimates

The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments

Investments are valued as prescribed by the NAIC.

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Net investment income: Investment income is recognized on an accrual basis. Investment income reflects amortization of premiums and accretion of discounts on an effective-yield basis using expected cash flows.

Net realized capital gains (losses): Realized capital gains and losses on the sale of investments are determined based upon the specific identification method and are recorded on the trade date.

9

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Cash and Cash Equivalents

Cash includes unrestricted deposits in financial institutions. Cash equivalents include money market mutual funds and investments with maturities at the date of purchase of 90 days or less and are reported at carrying value, which approximates amortized cost. Money market mutual funds are valued based on the closing price as of December 31.

Income Tax

Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. See Note 5, Income Tax, for the components of the admissibility test used to calculate the admitted deferred tax assets. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. Since CMFG Life is the only reinsurer, there is no concern of default on reinsurance receivable balances.

Separate Accounts

The Company issues single premium deferred index annuities, single premium deferred index-linked interest options annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index-linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life on a coinsurance basis except the variable annuity of the flexible premium variable and index-linked deferred annuities that are ceded on a modified coinsurance basis and the related assets and liabilities are retained in the Company’s separate account.

Separate account assets for the variable annuity component of the flexible premium variable and index-linked deferred annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable annuity contract holders of the flexible premium variable and index-linked deferred annuity are able to invest in investment funds managed for their benefit. All of the flexible premium variable and index-linked deferred annuity separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of December 31, 2021 and 2020, respectively.

10

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

CMFG Life, on behalf of MLIC, invests the single premium deferred index annuity, single premium deferred index-linked interest options annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index-linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. The single premium deferred index-linked interest options annuity has risk control accounts, with either caps and floors or participation rates and buffers applied based on the performance of an external index. For positive index performance, accounts with caps limit the interest credited to the policyholder at the cap; accounts with participation rates credit the full index performance multiplied by the participation rate to the policyholder. For negative index performance, floors represent the maximum negative interest credited a policyholder can receive, while the buffer represents the maximum negative index return for an interest term that will not result in negative interest credited to the contract. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that contract year. At the end of the initial index term, only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves

Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves

Life insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the Commissioner’s Reserve Valuation Method (“CRVM”) basis dependent on product type and issue date. Depending upon the issue year, either the American Experience table, the American Men table, the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the Insurance Department.

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with Valuation Manual (“VM”) 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policy reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index-linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (“AG”) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

11

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts

The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies. The liability for deposit-type contracts is 100% ceded to CMFG Life.

Statutory Valuation Reserves

The IMR is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The AVR is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes, mortgage loans, common stocks and limited partnerships. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities

The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts, flexible premium deferred variable and index-linked annuity contracts and single premium deferred index-linked interest options annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.  Other liabilities primarily consist of these customer funds pending completion of the policy issuance process. The customer funds are released from other liabilities when the policy application is completed.

12

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 3: Investments

Bonds and Notes

The statement value, which generally represents amortized cost, gross unrealized gains and losses and fair value of investments in bonds and notes at December 31, 2021 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,729	$1,090	$-	$9,819
Industrial and miscellaneous	14,939	654	(232)	15,361
Commercial mortgage-backed securities	1,953	-	(37)	1,916
Residential mortgage-backed securities	830	34	-	864
Non-mortgage asset-backed securities	999	2	-	1,001

Total bonds and notes	$27,450	$1,780	$(269)	$28,961

The statement value, which generally represents amortized cost, gross unrealized gains and losses, and fair value of investments in bonds and notes at December 31, 2020 are as follows:

		Gross	Gross
	Statement	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value

U.S. government and agencies	$8,734	$1,916	$-	$10,650
Industrial and miscellaneous	16,926	1,170	(1)	18,095
Commercial mortgage-backed securities	1,977	3	-	1,980
Residential mortgage-backed securities	1,674	60	-	1,734
Non-mortgage asset-backed securities	998	-	(8)	990

Total bonds and notes	$30,309	$3,149	$(9)	$33,449

13

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The statement value and fair value of bonds and notes at December 31, 2021, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed, commercial mortgage-backed and non-mortgage asset-backed securities, such securities have not been classified by expected maturity in the table below by contractual maturity.

	Statement
	Value	Fair Value

Due in one year or less	$998	$1,026
Due after one year through five years	6,979	7,359
Due after five years through ten years	6,962	6,976
Due after ten years	8,729	9,819
Commercial mortgage-backed securities	1,953	1,916
Residential mortgage-backed securities	830	864
Non-mortgage asset-backed securities	999	1,001

Total bonds and notes	$27,450	$28,961

Cash and Cash Equivalents

The details of cash and cash equivalents as of December 31 are as follows:

	2021	2020
Cash equivalents	$37,939	$24,336
Cash	786	2,074

Total cash and cash equivalents	$38,725	$26,410

Net Investment Income

Sources of net investment income for the years ended December 31 are as follows:

	2021	2020	2019

Bonds and notes	$792	$954	$971
Cash and cash equivalents	12	116	709

Gross investment income	804	1,070	1,680
Less investment expenses	56	53	54

Net investment income	$748	$1,017	$1,626

Investment expenses are charged by a related party for investment management fees and include interest, salaries, brokerage fees and securities’ custodial fees.

14

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Due and accrued investment income over 90 days past due is excluded from the statutory basis statements of admitted assets, liabilities, and capital and surplus as a nonadmitted asset. There was no accrued investment income excluded at December 31, 2021 or 2020 on this basis.

Net Realized Capital (Losses)

Net realized capital (losses) for the years ended December 31 are summarized as follows:

	2021	2020	2019

Gross gains from sales of bonds and notes	$-	$1	$17
Other	-	(142)	-

Realized capital gains before taxes and transfer to IMR	-	(141)	17
Tax on realized capital gains (losses)	(21)	(100)	(24)
Transfer to interest maintenance reserve	-	-	(13)

Net realized capital gains (losses)	$(21)	$(241)	$(20)

There were no sales of bonds and notes in 2021. Proceeds from the sale of bonds and notes were $2,002, and $338 in 2020 and 2019, respectively.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based primarily on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s amortized cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near-term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●	For mortgage-backed and structured securities, the Company’s intent and ability to retain its investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position, in the case of bankruptcy or restructuring.

A bond or note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new amortized cost. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the OTTI recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its amortized cost.

15

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2021 and 2020. Future declines in fair value may result in additional OTTI. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

The Company did not recognize any OTTI on mortgage-backed and structured securities during 2021, 2020 and 2019 caused by an intent to sell or lack of intent and ability to hold until recovery of the amortized cost basis.

Net Unrealized Capital Losses

Information regarding the Company’s bonds and notes with unrealized losses at December 31, 2021 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		December 31, 2021
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Industrial and miscellaneous	$-	$-	$4,742	$(232)	$4,742	$(232)
Commercial mortgage-backed securities	1,916	(37)	-	-	1,916	(37)

Total bonds and notes	$1,916	$(37)	$4,742	$(232)	$6,658	$(269)

At December 31, 2021, the Company owned six securities with a fair value of $6,658 in an unrealized loss position. The Company owned five industrial and miscellaneous securities and one commercial mortgage-backed security with an unrealized loss of $232 and $37, respectively. All the securities with unrealized losses as of December 31, 2021 are rated “investment grade” based on having an NAIC rating of 1 or 2.

16

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Information regarding the Company’s bonds and notes with unrealized losses at December 31, 2020 is presented below, segregated between those that have been in a continuous unrealized loss position for less than twelve months and those that have been in a continuous unrealized loss position for twelve or more months.

	Months in Unrealized Loss Position
	Less Than		Twelve		Total
	Twelve Months		Months or Greater		December 31, 2020
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

Industrial and miscellaneous	$1,004	$(1)	$-	$-	$1,004	$(1)
Non-mortgage asset-backed	990	(8)	-	-	990	(8)

Total bonds and notes	$1,994	$(9)	$-	$-	$1,994	$(9)

At December 31, 2020, the Company owned 2 securities with a fair value of $1,994 in an unrealized loss position. The Company owned one industrial and miscellaneous security with an unrealized loss of $1, and one non-mortgage asset-backed security with an unrealized loss of $8. All the securities with unrealized losses as of December 31, 2020 are rated “investment grade” based on having an NAIC rating of 1 or 2.

Restricted Assets

At December 31, 2021 and 2020, securities with admitted asset values of $27,500 and $30,359, respectively, were on deposit with government authorities as required by law to satisfy regulatory requirements. These holdings as a percentage of total assets and total admitted assets were 7% and 7% as of December 31, 2021 and 10% and 10% as of December 31, 2020.

Investment Credit Risk

The Company maintains a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards, and review procedures to mitigate credit risk.

Note 4: Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities other than deposit-type contracts, are excluded from the fair value disclosure requirements. The Company uses fair value measurements obtained using observable inputs or internally determined estimates to estimate fair value.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

17

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

●	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

●	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for measuring fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categorizations are reported as having occurred at the end of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized gains and losses and all changes in unrealized gains and losses in the fourth quarter are not reflected in the Level 3 rollforward table.

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, processes, and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third-party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models, including key assumptions, are reviewed with various investment sector professionals, accounting, operations, compliance, and risk management professionals. In addition, when fair value estimates involve a high degree of subjectivity, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

18

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2021 and 2020.

Determination of Fair Values

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2021.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$37,939	$-	$-	$37,939
Separate account assets	-	294,305	-	294,305

Total assets at fair value	$37,939	$294,305	$-	$332,244

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2020.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$24,336	$-	$-	$24,336
Separate account assets	-	230,314	-	230,314

Total assets at fair value	$24,336	$230,314	$-	$254,650

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Separate account liabilities	$-	$230,314	$-	$230,314

Total liabilities at fair value	$-	$230,314	$-	$230,314

Fair Value Measurement of Financial Instruments

Accounting standards require disclosure of fair value information about certain on and off-balance sheet financial instruments for which it is practicable to estimate that value.

19

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2021.

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$27,450	$28,961	$-	$27,961	$1,000
Cash equivalents	37,939	37,939	37,939	-	-
Separate account assets	294,305	294,305	-	294,305	-
Financial instruments recorded as liabilities:
Separate account liabilities	294,305	294,305	-	294,305	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2020.

	Carrying
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial instruments recorded as assets:
Bonds and notes	$30,309	$33,449	$-	$32,459	$990
Cash equivalents	24,336	24,336	24,336	-	-
Separate account assets	230,314	230,314	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230,314	230,314	-	230,314	-

The carrying amounts for cash, accrued net investment income, and certain receivables and payables approximate fair value due to their short-term nature and have been excluded from the fair value tables above.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments by fair value hierarchy level:

Level 1 Measurements

Cash equivalents: Consists of money market mutual funds reported as cash equivalents. Valuation for money market mutual funds is based on the closing price as of the balance sheet date.

Level 2 Measurements

Bonds and notes: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Separate account assets and liabilities: Separate account assets are investments in mutual funds and unit investment trusts in which the contract holders could redeem their investment at net asset value per share at the measurement date with the investee; and mutual funds where valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data. Separate account liabilities represent the account value owed to the customer; the fair value is determined by reference to the fair value of the related separate account assets.

20

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Level 3 Measurements

Bonds and notes: Valuation is principally based on unobservable inputs that are significant including estimated prices for similar assets in markets that may not be active. When available, market indices and observable inputs, along with analytical modeling are used.

Note 5: Income Tax

The Company is included in the consolidated federal income tax return of CMHC along with the following affiliates, which are also subsidiaries of CMHC: CMFG Life, CUMIS Mortgage Reinsurance Company, CUMIS Insurance Society, Inc., CUMIS Specialty Insurance Company, Inc., CUMIS Vermont, Inc., CMIC, CUNA Mutual Insurance Agency, Inc., CUNA Brokerage Services, Inc. (“CBSI”), International Commons, Inc., MEMBERS Capital Advisors, Inc., CPI Qualified Plan Consultants, Inc., TruStage Financial Group, Inc., CUNA Mutual Global Holdings, Inc., CuneXus Solutions, Inc., Family Considerations, Inc. and ForeverCar Holdings, Inc.

The Company has entered into a tax sharing agreement with CMHC and certain of its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year.

Current income tax expense (benefit) consists of the following for the years ended:

	2021	2020	2019

Federal income tax expense (benefit) on operations	$1,668	$256	$(59)
Federal income tax expense on realized capital gains (losses)	21	100	23

Federal income tax expense (benefit)	$1,689	$356	$(36)

The 2021 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2021	2020	Change

Adjusted gross deferred tax assets	$3,191	$1,108	$2,083
Total deferred tax liabilities	(180)	(197)	17

Net deferred tax asset (excluding nonadmitted)	$3,011	$911	2,100

Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			-

Change in net deferred income tax			$2,100

21

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The 2020 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2020	2019	Change

Adjusted gross deferred tax assets	$1,108	$1,010	$98
Total deferred tax liabilities	(197)	(340)	143

Net deferred tax asset (excluding nonadmitted)	$911	$670	241

Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			-

Change in net deferred income tax			$241

The 2019 change in net deferred income tax is comprised of the following:

	December 31,	December 31,
	2019	2018	Change

Adjusted gross deferred tax assets	$1,010	$828	$182
Total deferred tax liabilities	(340)	(367)	27

Net deferred tax asset (excluding nonadmitted)	$670	$461	209

Tax effect of unrealized capital gains and losses, unrealized foreign exchange capital gains and losses, and changes as a result of other surplus adjustments			-

Change in net deferred income tax			$209

22

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Reconciliation to U.S. Tax Rate

The total statutory provision for income taxes for the years ended December 31 differs from the amount computed by applying the U. S. federal corporate income tax rate of 21% to income before federal income taxes plus gross realized capital gains (losses) due to the items listed in the following reconciliation:

	2021	2020	2019

Tax expense computed at federal corporate rate	$207	$116	$258
Foreign tax credit	(42)	(32)	(40)
Income tax expense (benefit) related to prior years	508	(82)	(159)
Nonadmitted assets	(997)	161	(247)
Interest maintenance reserve amortization	21	26	29
Dividends received deductions	(108)	(76)	(87)
Other	-	3	2

Total statutory income taxes	$(411)	$116	$(244)

Federal income tax expense (benefit)	$1,689	$356	$(36)
Change in net deferred income tax	(2,100)	(240)	(208)

Total statutory income taxes	$(411)	$116	$(244)

23

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Deferred Income Taxes

The components of the net deferred tax asset at December 31 are as follows:

	December 31, 2021			December 31, 2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

Gross deferred tax assets	$3,191	$-	$3,191	$1,108	$-	$1,108	$2,083	$-	$2,083
Statutory valuation allowance adjustment	-	-	-	-	-	-	-	-	-
Adjusted gross deferred tax assets	3,191	-	3,191	1,108	-	1,108	2,083	-	2,083
Deferred tax assets nonadmitted	(2,448)	-	(2,448)	(656)	-	(656)	(1,792)	-	(1,792)
Admitted deferred tax assets	743	-	743	452	-	452	291	-	291
Deferred tax liabilities	-	(180)	(180)	-	(197)	(197)	-	17	17
Net admitted deferred tax assets	$743	$(180)	$563	$452	$(197)	$255	$291	$17	$308

The nonadmitted deferred tax asset increased $1,792 in 2021 and $656 in 2020. There are no known deferred tax liabilities not recognized. Gross deferred tax assets are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the deferred tax asset will not be realized. Based on the Company’s assessment, no valuation allowance was required as of December 31, 2021 and 2020.

24

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The tax effects of temporary differences that give rise to the significant portions of the deferred tax assets and liabilities at December 31 are as follows:

	2021	2020	Change

Ordinary deferred tax assets:
Life reserves method change	$-	$4	$(4)
Investments	-	6	(6)
Deferred acquisition costs	1,904	807	1,097
Miscellaneous nonadmitted assets	1,221	223	998
Other - accrued general expense	66	68	(2)

Subtotal ordinary deferred tax assets	3,191	1,108	2,083
Nonadmitted ordinary deferred tax assets	(2,448)	(656)	(1,792)
Admitted ordinary deferred tax assets	743	452	291

Admitted deferred tax assets	743	452	291

Capital deferred tax liabilities:
Investments	(180)	(197)	17
Subtotal capital deferred tax liabilities	(180)	(197)	17

Total deferred tax liabilities	(180)	(197)	17

Net admitted deferred tax asset	$563	$255	$308

25

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Deferred Tax Asset Admission Calculation

The components of the deferred tax asset admission calculation at December 31 are as follows:

	December 31, 2021			December 31, 2020			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total

(a) Federal income taxes paid in prior years recoverable through loss carrybacks	$-	$-	$-	$-	$-	$-	$-	$-	$-
(b) Adjusted gross deferred tax assets expected to be realized after application of the threshold limitation; the lesser of (i) or (ii):	563	-	563	255	-	255	308	-	308
(i) Adjusted gross deferred tax assets expected to be realized following the balance sheet date	563	-	563	255	-	255	308	-	308
(ii) Adjusted gross deferred tax assets allowed per limitation threshold	-	-	5,261	-	-	6,067	-	-	(806)
(c) Adjusted gross deferred tax assets offset by gross deferred tax liabilities	180	-	180	197	-	197	(17)	-	(17)

Admitted deferred tax assets	$743	$-	$743	$452	$-	$452	$291	$-	$291

The amounts calculated in (b)(i) and (b)(ii) in the table above are based on the following information:

	2021	2020

Ratio percentage used to determine recovery period and threshold limitation amount (RBC reporting entity)	6909%	10514%
Recovery period used in (b)(i)	3 years	3 years
Percentage of adjusted capital and surplus used in (b)(ii)	15%	15%
Amount of adjusted capital and surplus used in (b)(ii)	$35,074	$40,444

No tax planning strategies were used in the calculation of adjusted gross deferred tax assets or net admitted adjusted gross deferred tax assets during 2021 and 2020.

26

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Other Tax Items

As of December 31, 2021, the Company did not have any federal capital loss, operating loss, or credit carryforwards.

The Company has no taxes incurred in 2021, 2020, and 2019 that are available for recoupment in the event of future capital losses.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code.

The Company did not have any tax contingencies as of December 31, 2021 and 2020 and has no tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

The Company recognizes interest and penalties accrued related to tax contingencies in income tax expense in the statutory basis statements of operations. During the year ended December 31, 2021, the Company recognized a decrease of $2 in interest and penalties. During the years ended December 31, 2020 and 2019, the Company did not recognize any addition or reduction in interest and penalties. The Company had accrued $0 and $2 for the payment of interest and penalties at December 31, 2021 and 2020, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CMHC. The Company also files income tax returns in various states. The Company is subject to tax audits. These audits may result in additional tax liabilities. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examination by tax authorities for the years ended before 2018. In 2021, the Company received Joint Committee on Taxation approval for its refund claims filed for tax years 2010 and 2012.

27

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 6: Related Party Transactions

In the normal course of business, the Company has various transactions with related entities, such as information technology support, benefit plan administration and costs associated with accounting, actuarial, tax, investment and administrative services. In certain circumstances, expenses are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from intercompany activity are generally settled monthly. The Company reimbursed CMFG Life $67,119, $47,364 and $38,579 for allocated expenses in 2021, 2020, and 2019, respectively.

Significant amounts due to/from affiliates are shown in the following table:

	2021	2020
Due to the Company:
CMFG Life	$-	$218
Other affiliates	308	5
Total	$308	$223

Due from the Company:
CUNA Brokerage Services, Inc.	$4,357	$3,513
CMFG Life	17,091	14,680
All other affiliates	158	136
Total	$21,606	$18,329

The Company utilizes CBSI, which is 100% owned by CMIC, to distribute its annuity products and recorded commission expense for this service of $49,484, $36,884 and $34,180 in 2021, 2020, and 2019, respectively, which is included in insurance taxes, licenses, fees and commissions

28

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 7: Reinsurance

The Company entered into a coinsurance and modified coinsurance agreements with its affiliate, CMFG Life, to cede 100% of its life, accident and health, and annuity business. The Company entered into the coinsurance and modified coinsurance agreements for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

The following table shows the effect of reinsurance on premiums, benefits, and surrenders, and increase in policy reserves for 2021, 2020, and 2019.

	2021	2020	2019
Premiums earned:
Direct	$1,580,410	$1,170,733	$995,842
Ceded to affiliates	(1,580,410)	(1,170,733)	(995,842)
Premiums earned, net of reinsurance	$-	$-	$-
Contract charges
Direct	$(1,598)	$(836)	$1,865
Ceded to affiliates	1,598	836	(1,865)
Contract charges, net of reinsurance	$-	$-	$-
Benefits and surrender expenses:
Direct	$491,970	$348,428	$158,793
Ceded to affiliates	(491,970)	(348,428)	(158,793)
Benefits and surrender expenses, net of reinsurance	$-	$-	$-
Increase in policy reserves:
Direct	$8,624	$(2,136)	$3,630
Ceded to affiliates	(8,624)	2,136	(3,630)
Increase in policy reserves, net of reinsurance	$-	$-	$-

Policy reserves and claim liabilities are stated net of reinsurance balances ceded of $52,607 and $39,749 in 2021 and 2020, respectively.

The Company receives a reinsurance ceding commission equal to 100% of its actual expenses for life insurance and annuities ceded to CMFG Life, which was $169,103, $103,297 and $85,813 for the years ended December 31, 2021, 2020, and 2019, respectively.

29

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 8: Annuity Reserves and Deposit-Type Liabilities

The following tables show an analysis of annuity actuarial reserves and deposit type contract liabilities by withdrawal characteristics at December 31, 2021:

Individual Annuities

		Separate	Separate
	General	Account with	Account		% of
	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal - lump sum:
With market value adjustment	$-	$6,370,222	$-	$6,370,222	94.2%
At book value less surrender charge of 5% or more	3,783	-	-	3,783	0.1%
At fair value	-	-	285,266	285,266	4.2%

Total with adjustment or at fair value	3,783	6,370,222	285,266	6,659,271	98.4%
At book value with minimal or no charge adjustment	403	95,657	-	96,060	1.4%
Not subject to discretionary withdrawal	8,838	-	-	8,838	0.1%

Gross annuity reserves and deposit liabilities	13,024	6,465,879	285,266	6,764,169	100.0%
Reinsurance ceded	13,024	6,465,879	-	6,478,903

Total annuity reserves and deposit liabilities	$-	$-	$285,266	$285,266

30

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Deposit-Type Contracts

		Separate	Separate
	General	Account with	Account		% of
	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal - lump sum:
With market value adjustment	$-	$-	$-	$-	0.0%
At book value less surrender charge of 5% or more	-	-	-	-	0.0%
At fair value	-	-	-	-	0.0%

Total with adjustment or at fair value	-	-	-	-	0.0%
At book value with minimal or no charge adjustment	-	-	-	-	0.0%
Not subject to discretionary withdrawal	6,053	-	-	6,053	100.0%

Gross annuity reserves and deposit liabilities	6,053	-	-	6,053	100.0%
Reinsurance ceded	6,053	-	-	6,053

Total annuity reserves and deposit liabilities	$-	$-	$-	$-

The Company had policy liabilities associated with its separate accounts of $285,266 as of December 31, 2021.

31

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The following table shows life policy reserves by withdrawal characteristics at December 31, 2021:

	General Account			Separate Account - Guaranteed and Non Guaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$30	$52	$-	$-	$-
Universal life	2,523	2,523	2,575	-	-	-
Other permanent cash value life insurance	-	12,666	13,555	-	-	-
Miscellaneous reserves	-	488	488	-	-	-
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	-	-	4,024	-	-	-
Accidental death benefits	-	-	6	-	-	-
Disability - active lives	-	-	2	-	-	-
Disability - disabled lives	-	-	45	-	-	-
Miscellaneous reserves	-	-	57	-	-	-
Gross reserves before reinsurance	2,523	15,706	20,804	-	-	-
Ceded reinsurance	2,523	15,706	20,804	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

32

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The following tables show an analysis of annuity actuarial reserves and deposit type contract liabilities by withdrawal characteristics at December 31, 2020:

Individual Annuities

		Separate	Separate
	General	Account with	Account		% of
	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal - lump sum:
With market value adjustment	$-	$5,050,170	$-	$5,050,170	94.6%
At book value less surrender charge of 5% or more	2,851	-	-	2,851	0.1%
At fair value	-	-	220,969	220,969	4.1%

Total with adjustment or at fair value	2,851	5,050,170	220,969	5,273,990	98.8%
At book value with minimal or no charge adjustment	205	59,534	-	59,739	1.1%
Not subject to discretionary withdrawal	7,074	-	-	7,074	0.1%

Gross annuity reserves and deposit liabilities	10,130	5,109,704	220,969	5,340,803	100.0%
Reinsurance ceded	10,130	5,109,704	-	5,119,834

Total annuity reserves and deposit liabilities	$-	$-	$220,969	$220,969

33

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Deposit-Type Contracts

		Separate	Separate
	General	Account with	Account		% of
	Account	Guarantees	Nonguaranteed	Total	Total

Subject to discretionary withdrawal - lump sum:
With market value adjustment	$-	$-	$-	$-	0.0%
At book value less surrender charge of 5% or more	-	-	-	-	0.0%
At fair value	-	-	-	-	0.0%

Total with adjustment or at fair value	-	-	-	-	0.0%
At book value with minimal or no charge adjustment	-	-	-	-	0.0%
Not subject to discretionary withdrawal	4,473	-	-	4,473	100.0%

Gross annuity reserves and deposit liabilities	4,473	-	-	4,473	100.0%
Reinsurance ceded	4,473	-	-	4,473

Total annuity reserves and deposit liabilities	$-	$-	$-	$-

The Company had policy liabilities associated with its separate accounts of $220,969 as of December 31, 2020.

34

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

The following table shows life policy reserves by withdrawal characteristics at December 31, 2020:

	General Account Account Value	Cash Value	Reserve	Separate Account - Guaranteed and Non Guaranteed Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$-	$38	$68	$-	$-	$-
Universal life	2,649	2,649	2,704	-	-	-
Other permanent cash value life insurance	-	11,474	12,353	-	-	-
Variable universal life	-	-	-	-	-	-
Miscellaneous reserves	-	36	34	-	-	-
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	-	-	4,465	-	-	-
Accidental death benefits	-	-	7	-	-	-
Disability - active lives	-	-	3	-	-	-
Disability - disabled lives	-	-	113	-	-	-
Miscellaneous reserves	-	-	64	-	-	-
Gross reserves before reinsurance	2,649	14,197	19,811	-	-	-
Ceded reinsurance	2,649	14,197	19,811	-	-	-
Net reserves	$-	$-	$-	$-	$-	$-

Note 9: Statutory Financial Data and Dividend Restrictions

The Company is subject to statutory regulations as to maintenance of policyholders’ surplus and payment of stockholder dividends. Generally, dividends to a parent must be reported to the appropriate state regulatory authority in advance of payment and extraordinary dividends, as defined by statutes, require regulatory approval. The Company will not be able to pay stockholder dividends in 2022 without regulatory approval.

Risk-based capital (“RBC”) requirements promulgated by the NAIC and adopted by the Insurance Department require U.S. life insurers to maintain minimum capitalization levels that are determined based on formulas incorporating asset risk, insurance risk, and business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2021 and 2020, the Company’s adjusted capital exceeded the RBC minimum requirements, as required by the NAIC.

35

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 10: Commitments and Contingencies

Legal Matters

Various legal and regulatory actions, including state market conduct exams and federal tax audits, are currently pending that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is routinely involved in a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The ultimate outcome of these disputes is unpredictable.

These matters in some cases raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including but not limited to, the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation or otherwise and, in some cases, the timing of their resolutions relative to other similar matters involving other companies. In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the statutory basis financial statements of the Company.

Note 11: Unassigned Surplus

Nonadmitted assets at December 31 reduce unassigned surplus and include the following:

	2021	2020
Nonadmitted assets:
Net deferred tax asset	$2,448	$656
Accounts receivable - nonaffiliated	4,474	-
Prepaid expenses	382	491
Interest maintenance reserve	809	907
Other	957	574
Total nonadmitted assets	$9,070	$2,628

36

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Note 12: Separate Accounts

Separate accounts represent funds that are invested to support the Company’s obligations under the flexible premium variable and index-linked deferred annuities contracts.

Information relating to the Company’s flexible premium variable separate account business as of December 31 is set forth in the tables below:

	2021		2020
	Indexed with Guarantees	Non- Guaranteed	Indexed with Guarantees	Non- Guaranteed
Reserves with assets held:
At fair value	$-	$285,266	$-	$220,969
At amortized cost	-	-	-	-
Total	$-	$285,266	$-	$220,969
Reserves with assets subject to discretionary withdrawal:
At fair value	$-	$285,266	$-	$220,969
With fair value adjustment	-	-	-	-
Not subject to discretionary withdrawal	-	-	-	-
Total	$-	$285,266	$-	$220,969

The following table shows the premiums and deposits for flexible premium variable contracts recorded in the separate accounts for the years ended December 31:

	2021		2020
	Indexed with Guarantees	Non- Guaranteed	Indexed with Guarantees	Non- Guaranteed
Non-guaranteed premiums, considerations and deposits received for separate account policies	$-	$285,266	$-	$220,969
Total	$-	$285,266	$-	$220,969

37

MEMBERS Life Insurance Company
Notes to Statutory Basis Financial Statements
($ in 000s)

Details of the net transfers to separate accounts for all annuity contracts are shown in the table below for the years ended:

	2021		2020
	Indexed with Guarantees	Non- Guaranteed	Indexed with Guarantees	Non- Guaranteed
Transfers to separate accounts	$-	$1,556,187	$-	$1,170,261
Transfers from separate accounts	-	(1,527,283)	-	(1,141,308)
Valuation adjustment	-	3,534	-	2,955
Net transfers to separate accounts	$-	$32,438	$-	$31,908

Note 13: Subsequent Events

The Company evaluated subsequent events from December 31, 2021 through March 25, 2022, the date the statutory basis financial statements were available for issuance. During this period, there were no significant subsequent events that require adjustment to or disclosure in the accompanying statutory basis financial statements.

38

MEMBERS LIFE INSURANCE COMPANY
Supplemental Schedules
December 31, 2021

Supplemental Schedules

39

MEMBERS LIFE INSURANCE COMPANY
Schedule of Selected Financial Data
As of and for the Year Ended December 31, 2021
(000s omitted)

Investment income earned:
Government bonds	$327
Other bonds (unaffiliated)	465
Bonds of affiliates	-
Preferred stocks (unaffiliated)	-
Preferred stocks of affiliates	-
Common stocks (unaffiliated)	-
Common stocks of affiliates	-
Mortgage loans	-
Real estate	-
Premium notes, contract loans and liens	-
Collateral loans	-
Cash	-
Cash equivalents	12
Short-term investments	-
Other invested assets	-
Derivative financial instruments	-
Aggregate write-in for investment income	-
Gross investment income	$804

Real estate owned - book value less encumbrances	$-

Mortgage loans - book value:
Farm mortgages	-
Residential mortgages	-
Commercial mortgages	-
Total mortgage loans	$-

Mortgage loans by standing - book value:
Good standing	-
Good standing with restructured terms	-
Interest overdue more than three months, not in foreclosure	-
Foreclosure in process	-

Other long-term assets-statement value	-
Collateral loans	-
Bonds and stocks of parents, subsidiaries and affiliates - book value:
Bonds	-
Preferred stocks	-
Common stocks	-

40

MEMBERS LIFE INSURANCE COMPANY
Schedule of Selected Financial Data, continued
As of and for the Year Ended December 31, 2021
(000s omitted)

Bonds and short-term investments by class and maturity:
Bonds by maturity - statement value
Due within one year or less	$1,291
Over 1 year through 5 years	10,365
Over 5 years through 10 years	7,050
Over 10 years through 20 years	15
Over 20 years	8,729
Total by maturity	$27,450

Bonds by class - statement value
Class 1	$25,452
Class 2	1,998
Class 3	-
Class 4	-
Class 5	-
Class 6	-
Total by class	$27,450

Total bonds publicly traded	$23,455
Total bonds privately placed	3,995

Preferred stocks - statement value	-
Common stocks - market value	-
Short-term investments - book value	-
Options, caps & floors - statement value	-
Options, caps & floors written and in force - statement value	-
Collar, swap & forward agreements open - statement value	-
Futures contracts open - current value	-
Cash	786
Cash equivalents	37,939

41

MEMBERS LIFE INSURANCE COMPANY
Schedule of Selected Financial Data, continued
As of and for the Year Ended December 31, 2021
(000s omitted)

Life insurance in force:
Industrial	$-
Ordinary	364,408
Credit life	-
Group life	12,061

Amount of accidental death insurance in force under ordinary policies	2,148

Life insurance policies with disability provisions in force:
Industrial	-
Ordinary	2,731
Credit life	-
Group life	261

Supplementary contracts in force:
Ordinary - not involving life contingencies
Amount on deposit	-
Income payable	-
Ordinary - involving life contingencies
Income payable	-
Group - not involving life contingencies
Amount of deposit	-
Income payable	-
Group - involving life contingencies
Income payable	-
Annuities:
Ordinary
Immediate - amount of income payable	-
Deferred - fully paid - account balance	-
Deferred - not fully paid - account balance	-
Group
Immediate - amount of income payable	-
Fully paid account payable	-
Not fully paid - account balance	-
Accident and health insurance - premium in force:
Ordinary	-
Group	-
Credit	-
Deposit funds and dividends accumulations:
Deposit funds - account balance	-
Dividend accumulations - account balance	-

42

MEMBERS LIFE INSURANCE COMPANY
Schedule of Selected Financial Data, continued
As of and for the Year Ended December 31, 2021
(000s omitted)

Claim payments 2021:
Group accident and health - year ended December 31
2021	$-
2020	-
2019	-
2018	-
2017	-
Prior	-

Other accident and health
2021	-
2020	-
2019	-
2018	-
2017	-
Prior	-

Other coverages that use developmental methods to calculate claims reserves
2021	-
2020	-
2019	-
2018	-
2017	-
Prior	-

43

MEMBERS LIFE INSURANCE COMPANY
Summary Investment Schedule
December 31, 2021
(000s omitted)

	Gross	Admitted Invested Assets
	Investment	Reported in the Annual Statement
Investment Categories	Holdings	Amount	Percentage
Long-Term Bonds:
U.S. governments	$8,867	$8,867	13.4%
All other governments	-	-	-
U.S. states, territories and possessions,
etc. guaranteed	-	-	-
U.S. political subdivisions of states, territories,
and possessions, guaranteed	-	-	-
U.S. special revenue and special assessment
obligations, etc. non-guaranteed	692	692	1.0%
Industrial and miscellaneous	17,891	17,891	27.0%
Hybrid securities	-	-	-
Parent, subsidiaries and affiliates	-	-	-
SVO identified funds	-	-	-
Unaffiliated bank loans	-	-	-
Total long-term bonds	27,450	27,450	41.5%
Preferred Stocks
Industrial and miscellaneous (unaffiliated)	-	-	-
Parent, subsidiaries and affiliates	-	-	-
Total preferred stocks	-	-	-
Common Stocks
Industrial and miscellaneous
Publicly traded (unaffiliated)	-	-	-
Industrial and miscellaneous Other (unaffiliated)	-	-	-
Parent, subsidiaries and affiliates Publicly traded	-	-	-
Parent, subsidiaries and affiliates Other	-	-	-
Mutual funds	-	-	-
Unit investment trusts	-	-	-
Total common stocks	-	-	-
Mortgage loans	-	-	-
Real estate	-	-	-
Cash, cash equivalents and short-term investments	38,725	38,725	58.5%
Contract loans	-	-	-
Derivatives	-	-	-
Other invested assets	-	-	-
Receivables for securities	7	-	0.0%
Securities lending	-	-	-
Total invested assets	$66,182	$66,175	100.0%

44

MEMBERS LIFE INSURANCE COMPANY
Supplemental Investment Risks Interrogatories
December 31, 2021
(000s omitted)

1.	Reporting entity’s total admitted assets, excluding separate account assets.	$92,345

2.   Ten largest exposures to a single issuer/borrower/investment.

	1	2	3	4
				Percentage of Total
	Issuer	Description of Exposure	Amount	Admitted Assets
2.01	Citigroup Commercial Mortgage	Bond	$1,953	2.115%
2.02	Toyota Motor Credit Corp	Bond	1,004	1.087%
2.03	National Australia Bank, Ltd.	Bond	1,000	1.083%
2.04	Mass Mutual Global Funding	Bond	999	1.081%
2.05	Blackrock Inc.	Bond	998	1.081%
2.06	CFIP CLO Ltd.	Bond	998	1.081%
2.07	Rabobank Nederland	Bond	997	1.080%
2.08	Nestle Holdings	Bond	997	1.080%
2.09	PNC Bank	Bond	997	1.080%
2.10	Automatic Data Processing	Bond	997	1.080%

3.   Amounts and percentages of the reporting entity’s total admitted assets held in bonds and preferred stocks by NAIC rating.

	Bonds	1	2
3.01	NAIC-1	$25,452	27.562%
3.02	NAIC-2	1,998	2.163%
3.03	NAIC-3	-	0.000%
3.04	NAIC-4	-	0.000%
3.05	NAIC-5	-	0.000%
3.06	NAIC-6	-	0.000%
	Preferred Stocks	3	4
3.07	P/RP-1	$-	0.000%
3.08	P/RP-2	-	0.000%
3.09	P/RP-3	-	0.000%
3.10	P/RP-4	-	0.000%
3.11	P/RP-5	-	0.000%
3.12	P/RP-6	-	0.000%

4.    Assets held in foreign investments:

4.01	Are assets held in foreign investments less than 2.5% of the reporting entity’s total Yes [ ] No [ X ] admitted assets? If response to 4.01 above is yes, responses are not provided for interrogatories 5-10.

4.02	Total admitted assets held in foreign investments	$3,982	4.312%
4.03	Foreign-currency-denominated investments	-	0.000%
4.04	Insurance liabilities denominated in that same foreign currency	-	0.000%

45

MEMBERS LIFE INSURANCE COMPANY
Supplemental Investment Risks Interrogatories, continued
December 31, 2021
(000s omitted)

5.    Aggregate foreign investment exposure categorized by NAIC sovereign rating:

		1	2
5.01	Countries rated NAIC-1	$3,983	4.313%
5.02	Countries rated NAIC-2	-	0.000%
5.03	Countries rated NAIC-3 or below	-	0.000%

6.    Two largest foreign investment exposures by country, categorized by the country’s NAIC sovereign rating:

		1	2
	Countries rated NAIC-1:
6.01	Country 1: Australia	$1,000	1.083%
6.02	Country 2: Cayman Islands	998	1.081%

	Countries rated NAIC-2:
6.03	Country 1:	$-	0.000%
6.04	Country 2:	-	0.000%

	Countries rated NAIC-3 or below:
6.05	Country 1:	$-	0.000%
6.06	Country 2:	-	0.000%

Questions 7-9 are not applicable.

10.  Ten largest non-sovereign (i.e. non-governmental) foreign issues:

	1	2
	Issuer	NAIC Rating	3	4
10.01	National Australia Bank, Ltd.	2	$1,000	1.083%
10.02	CFIP CLO Ltd.	1	998	1.081%
10.03	Rabobank Nederland	2	997	1.080%
10.04	Lind PLC	1	987	1.069%
10.05			-	0.000%
10.06			-	0.000%
10.07			-	0.000%
10.08			-	0.000%
10.09			-	0.000%
10.10			-	0.000%

Questions 11-23 are not applicable.

46

MEMBERS LIFE INSURANCE COMPANY
Reinsurance Contract Interrogatories
Year Ended December 31, 2021

1.	MLIC has applied reinsurance accounting, as described in SSAP No. 61R, to reinsurance contracts entered into, renewed or amended on or after January 1, 1996, which do not include risk-limiting features, as described in SSAP No. 61R.

2.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain provisions that allow (1) the reporting of losses or settlements with the reinsurer to occur less frequently than quarterly or (2) payments due from the reinsurer to not be made in cash within ninety days of the settlement date unless there is no activity during the period.

3.	MLIC has not entered into, renewed or amended reinsurance contracts on or after January 1, 1996, which contain a payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding company.

4.	MLIC has not ceded any risk during the period ended December 31, 2021 under any reinsurance contracts entered into, renewed or amended on or after January 1, 1996 accounted for as reinsurance under GAAP and as a deposit under SSAP No. 61R.

5.	MLIC cedes 100% of its annuity business to CMFG Life, which is accounted for as reinsurance ceded under statutory accounting. These contracts are accounted for as investment-type contracts under GAAP; as such, deposits are not reported as revenues for GAAP. Consequently, deposit accounting is used to account for the reinsurance agreement for GAAP.

47

APPENDIX A: UNDERLYING FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of the Funds available under the Contract. More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at https://cmannuities.com/products/variable-index-linked-annuities/horizon-sub-fund-fact-sheets. You can also request this information at no cost by calling 1-800-798-5500 or by sending an email request to AnnuityAndPRTManagersMail@cunamutual.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Investment Objective	Fund and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/21)
			1 Year	5 Year	10 Year
Total return through growth of capital and current income	Invesco V.I. Global Real Estate Fund (Series I) (4) Invesco Advisers, Inc. (Adviser) Invesco Asset Management Ltd. (Subadviser)	0.97%	25.71%	7.54%	8.11%
Long-term growth of capital	Invesco V.I. Small Cap Equity Fund (Series I) Invesco Advisers, Inc. (Adviser)	0.95%	20.41%	13.44%	12.29%
Capital appreciation	Invesco Oppenheimer V.I. International Growth Fund (Series I) Invesco Advisers, Inc. (Adviser)	1.13%	10.22%	11.88%	9.74%
High total return consistent with preservation of capital over the long-term	American Funds IS Asset Allocation Fund (Class 1) Capital Research and Management Company (Adviser)	0.30%	15.40%	11.99%	11.60%
Provide as high a level of current income as is consistent with the preservation of capital	American Funds IS The Bond Fund of America (Class 1) Capital Research and Management Company (Adviser)	0.20%	-0.14%	4.49%	3.52%
Growth of capital	American Funds IS Growth Fund (Class 1) Capital Research and Management Company (Adviser)	0.35%	22.30%	25.75%	20.01%
High level of current income; capital appreciation is the secondary objective	American Funds IS American High-Income Trust (Class 1) Capital Research and Management Company (Adviser)	0.31%	8.74%	6.86%	6.49%

Investment Objective	Fund and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/21)
			1 Year	5 Year	10 Year
Long-term growth of capital	American Funds IS International Fund (Class 1) Capital Research and Management Company (Adviser)	0.54%	-1.23%	9.91%	8.40%
High total investment return	BlackRock Global Allocation V.I. Fund (Class I) BlackRock Advisors, LLC (Adviser)	0.83%	6.67%	9.95%	7.94%
High total return through current income and, secondarily, through capital appreciation	Columbia VP Emerging Markets Bond Fund (Class 1) Columbia Management Investment Advisers, LLC (Adviser)	0.76%	-2.20%	4.18%	3.70%
Long-term capital appreciation	DFA VA International Small Portfolio Dimensional Fund Advisors LP (Adviser)	0.40%(5)	14.56%	10.12%	10.04%
Long-term capital appreciation	DFA VA International Value Portfolio Dimensional Fund Advisors LP (Adviser)	0.28%(5)	18.11%	7.00%	6.52%
Long-term capital appreciation	DFA VA U.S. Large Value Portfolio Dimensional Fund Advisors LP (Adviser)	0.21%(5)	27.04%	10.52%	13.50%
Long-term capital appreciation	DFA VA U.S. Targeted Value Portfolio Dimensional Fund Advisors LP (Adviser)	0.29%(5)	39.68%	10.45%	13.60%
Long-term capital growth	Templeton Foreign VIP Fund (Class 1) Templeton Investment Counsel, LLC (Adviser)	0.87%	4.44%	2.97%	4.27%
High current income, consistent with preservation of capital; capital appreciation is a secondary objective	Templeton Global Bond VIP Fund (Class 1) (4) Franklin Advisors, Inc. (Adviser)	0.52%	-4.62%	-0.68%	1.39%
Seeks a total return consisting of capital appreciation and income	Goldman Sachs VIT Core Fixed Income Fund (Institutional) Goldman Sachs Asset Management, L.P. (Adviser)	0.84%	0.20%	1.34%	N/A
Long-term capital appreciation	Lazard Retirement Emerging Markets Equity Portfolio (Investor) Lazard Asset Management LLC (Adviser)	1.14%	5.80%	5.34%	3.84%

Investment Objective	Fund and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/21)
			1 Year	5 Year	10 Year
Total return with emphasis on current income, but also considering capital appreciation	MFS Total Return Bond Series (Initial Class) Massachusetts Financial Services Company (Adviser)	0.54%	-0.81%	4.14%	3.65%
Total return	MFS Utilities Series (Initial Class) Massachusetts Financial Services Company (Adviser)	0.79%	14.09%	11.89%	9.93%
Capital appreciation	MFS Value Series (Initial Class) Massachusetts Financial Services Company (Adviser)	0.71%	25.45%	12.25%	13.42%
Capital appreciation	MFS Blended Research Small Cap Equity Portfolio (Initial Class) Massachusetts Financial Services Company (Adviser)	0.54%	29.64%	12.88%	14.31%
Capital appreciation and current income	Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio (Class I) Morgan Stanley Investment Management Inc. (Adviser)	1.38%	14.26%	8.57%	9.27%
Long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio (Class I) Morgan Stanley Investment Management Inc. (Adviser)	0.74%	0.10%	34.57%	24.26%
Capital appreciation	TOPS Aggressive Growth ETF Portfolio (Class 1)(1) ValMark Advisers, Inc. (Adviser)	0.30%	19.66%	12.95%	11.73%
Income and capital appreciation	TOPS Balanced ETF Portfolio (Class 1)(1) ValMark Advisers, Inc. (Adviser)	0.31%	9.97%	7.88%	7.08%
Preserve capital and provide moderate income and moderate capital appreciation	TOPS Conservative ETF Portfolio (Class 1)(1) ValMark Advisers, Inc. (Adviser)	0.33%	6.74%	6.01%	5.16%
Capital appreciation	TOPS Growth ETF Portfolio (Class 1)(1) ValMark Advisers, Inc. (Adviser)	0.30%	16.89%	11.59%	10.41%

Investment Objective	Fund and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/21)
			1 Year	5 Year	10 Year
Capital appreciation	TOPS Moderate Growth ETF Portfolio (Class 1)(1) ValMark Advisers, Inc. (Adviser)	0.30%	13.12%	9.80%	8.78%
Maximum real return, consistent with prudent investment management	PIMCO Commodity Real Return Strategy Portfolio (Institutional Class) Pacific Investment Management Company LLC (Adviser)	1.01%	33.47%	5.89%	N/A
Maximum real return consistent with preservation of capital and prudent investment management	PIMCO VIT All Asset Portfolio (Institutional Class) Pacific Investment Management Company LLC (Adviser)	1.19%	16.41%	8.73%	6.18%
Maximum real return consistent with preservation of capital and prudent investment management	PIMCO VIT Real Return Portfolio (Institutional Class) Pacific Investment Management Company LLC (Adviser)	0.50%	-1.12%	4.09%	3.59%
Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income	Putnam VT High Yield Fund (IA) Putnam Investment Management, LLC (Adviser)	0.70%	5.20%	5.62%	6.33%
Long-term capital growth; income is a secondary objective	T. Rowe Price Blue Chip Growth Portfolio (Class 1) T. Rowe Price Associates (Adviser)	0.85%	17.62%	23.28%	19.23%
Long-term capital appreciation, using a fundamental approach to invest in growth-oriented companies at attractive valuation level	Vanguard VIF Capital Growth Portfolio The Vanguard® Group, Inc. (Adviser)	0.34%	21.54%	18.12%	17.35%
Long-term capital appreciation and income growth, with reasonable current income	Vanguard VIF Diversified Value Portfolio The Vanguard® Group, Inc. (Adviser)	0.28%	30.47%	13.52%	13.15%
Seeks to track the investment performance of the Standard & Poor’s 500 Index, an unmanaged benchmark representing U.S. large-capitalization stocks	Vanguard VIF Equity Index Portfolio The Vanguard® Group, Inc. (Adviser)	0.30%	28.55%	18.31%	16.39%

Investment Objective	Fund and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/21)
			1 Year	5 Year	10 Year
High and sustainable level of current income by investing primarily in below-investment-grade corporate securities offering attractive yields	Vanguard VIF High Yield Bond Portfolio The Vanguard® Group, Inc. (Adviser)	0.26%	3.68%	5.69%	6.05%
Long-term capital appreciation through broadly diversified exposure to the major equity markets outside the United States	Vanguard VIF International Portfolio The Vanguard® Group, Inc. (Adviser)	0.38%	-1.54%	20.47%	13.57%
Seeks to track the investment performance of the CRSP US Mid Cap Index, an unmanaged benchmark representing medium-size U.S. firms	Vanguard VIF Mid-Cap Index Portfolio The Vanguard® Group, Inc. (Adviser)	0.17%	24.36%	15.72%	14.97%
Seeks to provide current income, while maintaining a stable $1 NAV and a very short maturity	Vanguard VIF Money Market Portfolio The Vanguard® Group, Inc. (Adviser)	0.15%	0.02%	1.15%	0.67%
Seeks to track the investment performance of the MSCI US REIT Index, which covers approximately two-thirds of the U.S. real estate investment trust (REIT) market	Vanguard VIF Real Estate Index Portfolio The Vanguard® Group, Inc. (Adviser)	0.26%	40.21%	11.25%	11.43%
Long-term capital appreciation by investing in a broad universe of small-company growth stocks	Vanguard VIF Small Company Growth Portfolio(2) The Vanguard® Group, Inc. (Adviser)	0.30%	14.22%	15.59%	14.89%
Seeks to track the investment performance of the Bloomberg Barclays U.S. Aggregate Float Adjusted Bond Index, an unmanaged benchmark representing the broad U.S. bond market	Vanguard VIF Total Bond Market Index Portfolio The Vanguard® Group, Inc. (Adviser)	0.14%	-1.72%	3.50%	2.77%
Seeks to track the investment performance of the Standard and Poor’s Total Market Index, an unmanaged benchmark representing the overall U.S. equity market	Vanguard VIF Total Stock Market Index Portfolio The Vanguard® Group, Inc. (Adviser)	0.13%	25.64%	17.79%	16.13%

(1) The Fund operates as a fund of funds.

(2) The Vanguard Group, Inc. has requested that the Company no longer make the Vanguard VIF Small Company Growth Portfolio available for new investments. Existing contract owners with allocation to the Vanguard VIF Small Company Growth Portfolio can continue to invest in the portfolio.

(3) These Funds and their investment advisers have entered into contractual fee waivers or expense reimbursement arrangements. The temporary fee reductions are reflected in their annual expenses. Those contractual arrangements are designed to reduce total annual Fund operating expenses for Contract Owners and will continue past the current year.

(4) Effective May 1, 2022, these Funds are no longer available for new investments. Existing contract owners with allocation to these Funds can continue to invest in the portfolios.

(5) Current expenses as of February 28, 2022.

APPENDIX B: EXAMPLES OF PARTIAL WITHDRAWALS AND FULL SURRENDER WITH APPLICATION OF SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT

Example 1: Partial Withdrawal with a Negative Market Value Adjustment (MVA)

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Series B Contract is purchased; therefore, the Contract Fee is 1.50%.

●	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.

●	There have been no additional Purchase Payments.

●	A gross withdrawal of $20,000.00 is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:

●	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.560000.

Assume the following information as it relates to the Risk Control Accounts:

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

·●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Risk Control Account Start Date, the 5-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the Bank of America/Merrill Lynch Index (L) is 1.10%.

●	At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Units / Accumulation Credits	Unit Value / Accumulation Credit Factor	Contract Value at time of Withdrawal
Variable Subaccounts	1,012.09	$10.56	$10,687.67
S&P 500 Secure Risk Control Account	5,940.59	$10.731042	$63,748.72
S&P 500 Growth Risk Control Account	3,902.44	$11.915414	$46,499.19
Total			$120,935.58

(1),(2),(3)

The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00 - 1). This is greater than the (1 + Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.07 for the S&P 500 Secure Risk Control Account and 1.17 for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% / 365 x 10.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.17 – ((1.50% / 365 x $10.25) x 183) which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Variable Subaccounts	$10,687.67
S&P 500 Secure Risk Control Account	$5,384.67
S&P 500 Growth Risk Control Account	$3,927.66
Total	$20,000.00

(4)

Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the withdrawal of $20,000.00 will first be taken from the Variable Subaccounts. The Variable Subaccount Value of $10,687.67 is insufficient to cover the gross withdrawal, and there is no Holding Account Value. Therefore, the remaining withdrawal of $9,312.33 will be taken Pro Rata from the Risk Control Accounts.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is the Contract Value in this account divided by the total S&P 500 Risk Control Account Contract Value multiplied by the Risk Control Account withdrawal. This is calculated as $63,748.72 / $110,247.91 x $9,312.33 which equals $5,384.67. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $46,499.19 / $110,247.91 x $9,312.33 which equals $3,927.66.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)	(9)
Account	Withdrawal Subject to MVA	MVA	Withdrawal Subject to Surrender Charge	Surrender Charge	Net Withdrawal
Variable Subaccounts	$0.00	$0.00	$687.67	$61.89	$10,625.78
S&P 500 Secure Risk Control Account	$5,384.67	($84.80)	$5,384.67	$484.62	$4,815.25
S&P 500 Growth Risk Control Account	$3,927.66	($56.53)	$3,927.66	$353.49	$3,517.64
Total	$9,312.33	($141.33)	$10,000.00	$900.00	$18,958.67

(5)

100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)

The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^3.50137 = 0.983267.

For the S&P 500 Secure Risk Control Account, the MVA is ($5,384.67 / ($10.731042 / $10.10) x (0.983267 - 1) which equals -$84.80. For the S&P 500 Growth Risk Control Account, the MVA is ($3,927.66 / ($11.915414 / $10.25) x (0.983267 - 1) which equals -$56.53.

(7)

The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The gross withdrawal is $20,000.00, and Purchase Payments are withdrawn before earnings, so the amount of the withdrawal subject to a Surrender Charge is calculated as $20,000.00 - $10,000.00 which equals $10,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the entire withdrawal from the Risk Control Accounts.

(8)

It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $5,384.68 x 9.00% which equals $484.62. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,927.66 x 9.00% which equals $353.49.

(9)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $5,384.67 + -$84.80 - $484.62 which equals $4,815.25. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $3,927.66 + -$56.53 - $353.49 which equals $3,517.64. The total net withdrawal is the sum of the three accounts, $18,958.67.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

	(10)	(11)
Account	Units / Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Variable Subaccounts	0.00	$0.00
S&P 500 Secure Risk Control Account	5,438.81	$58,364.10
S&P 500 Growth Risk Control Account	3,572.81	$42,571.51
Total		$100,935.61

(10)

The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($5,384.67 / $10.7310742) which equals 5,438.81. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($3,927.66 / $11.915414) which equals 3,572.81.

(11)

The Contract Value remaining after the withdrawal is equal the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Units/Accumulation Credits after the withdrawal. For the Variable Subaccounts, this is calculated as $10.56 x 0.00 which equals $0.00. For the S&P 500 Secure Risk Control Account, this is calculated as $10.731042 x 5,438.81 which equals $58,365.23. For the S&P 500 Growth Risk Control Account, this is calculated as $11.915414 x 3,572.81 which equals $42,571.51. The total Contract Value after the withdrawal is the sum of the three accounts, $100,935.61.

Example 2: Partial Withdrawal with a Positive MVA

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Series B Contract is purchased; therefore, the Contract Fee is 1.50%.

●	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.

●	There have been no additional Purchase Payments.

●	A gross withdrawal of $20,000.00 is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:

●	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.560000.

Assume the following information as it relates to the Risk Control Accounts:

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Risk Control Account Start Date, the 5-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.10% and the Bank of America/Merrill Lynch Index (L) is 0.90%.

●	At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Units / Accumulation Credits	Unit Value / Accumulation Credit Factor	Contract Value at time of Withdrawal
Variable Subaccounts	1,012.09	$10.56	$10,687.67
S&P 500 Secure Risk Control Account	5,940.59	$10.731042	$63,748.72
S&P 500 Growth Risk Control Account	3,902.44	$11.915414	$46,499.19
Total			$120,935.58

(1),(2),(3)

 The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value.

The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00). This is greater than (1 + the Index Rate Cap) and above (1+ the Index Rate Floor) for both the S&P 500 Secure and Growth accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.07 for the S&P 500 Secure Risk Control Accounts and 1.17 for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year, multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% x 365 x 10.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x ( 1.17 – ((1.50% / 365 x $10.25) x 183 which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Variable Subaccounts	$10,687.67
S&P 500 Secure Risk Control Account	$5,384.67
S&P 500 Growth Risk Control Account	$3,927.66
Total	$20,000.00

(4)

Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the withdrawal of $20,000.00 will first be taken from the Variable Subaccounts. The Variable Subaccount Value of $10,687.67 is insufficient to cover the gross withdrawal, and there is no Holding Account Value. Therefore, the remaining withdrawal of $9,312.33 will be taken Pro Rata from the Risk Control Accounts.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is the Contract Value in this account divided by the total S&P 500 Risk Control Account Contract Value multiplied by the Risk Control Account withdrawal. This is calculated as $63,748.72 / $110,247.91 x $9,312.33 which equals $5,384.67. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $46,499.19 / $110,247.91 x $9,312.33 which equals $3,927.66.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)	(9)
Account	Withdrawal Subject to MVA	MVA	Withdrawal Subject to Surrender Charge	Surrender Charge	Net Withdrawal
Variable Subaccounts	$0.00	$0.00	$687.67	$61.89	$10,625.78
S&P 500 Secure Risk Control Account	$5,384.67	$86.67	$5,384.67	$484.62	$4,986.72
S&P 500 Growth Risk Control Account	$3,927.66	$57.78	$3,927.66	$353.49	$3,631.95
Total	$9,312.33	$144.45	$10,000.00	$900.00	$19,244.45

(5)

100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)

The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.10% + 0.90%))^3.50137 = 1.00171.

For the S&P 500 Secure Risk Control Account, the MVA is ($5,384.67 / ($10.731042 / $10.100000) x (1.0171 - 1) which equals $86.67. For the S&P 500 Growth Risk Control Account, the MVA is ($3,927.66 / ($11.915414 / $10.25) x (1.0171 - 1) which equals $57.78.

(7)

The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The gross withdrawal is $20,000.00, and Purchase Payments are withdrawn before earnings, so the amount of the withdrawal subject to a Surrender Charge is calculated as $20,000.00 - $10,000.00 which equals $10,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the entire withdrawal from the Risk Control Accounts.

(8)

It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $5,384.67 x 9.00% which equals $484.62. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,927.66 x 9.00% which equals $353.49.

(9)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $5,384.67 + $86.67 - $484.62 which equals $4,986.72. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $3,927.66 + $57.78 - $353.49 which equals $3,631.95. The total net withdrawal is the sum of the three accounts, $19,244.45.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

	(10)	(11)
Account	Units / Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Variable Subaccounts	0.00	$0.00
S&P 500 Secure Risk Control Account	5,438.81	$58,364.10
S&P 500 Growth Risk Control Account	3,572.82	$42,571.51
Total		$100,935.61

(10)

The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($5,384.67 / $10.731042) which equals 5,438.81. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($3,927.66 / $11.915414) which equals 3,572.81.

(11)

The Contract Value remaining after the withdrawal is equal the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Units/Accumulation Credits after the withdrawal. For the Variable Subaccounts, this is calculated as $10.56 x 0.00 which equals $0.00. For the S&P 500 Secure Risk Control Account, this is calculated as $10.731042 x 5,438.81 which equals $58,364.10. For the S&P 500 Growth Risk Control Account, this is calculated as $11.915414 x 3,572.81 which equals $42,571.51. The total Contract Value after the withdrawal is the sum of the three accounts, $100,935.61.

Example 3: Full Surrender of Contract with a Negative MVA

Assume the following information as it relates to the Contract:

●	The Contract was issued with an initial deposit of $100,000.00.

●	The Series B Contract is purchase; therefore, the Contract Fee is 1.50%.

●	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.

●	There have been no additional Purchase Payments.

●	A full surrender is taken 1.5 years after the Contract Issue Date. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:

●	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.56.

Assume the following information as it relates to the Risk Control Accounts:

●	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.

●	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.

●	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.

●	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.

●	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.

●	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.

●	The S&P 500 Index value at the time of the withdrawal is 1200.00.

●	On the Risk Control Account Start Date, the 5-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.

●	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the Bank of America/Merrill Lynch Index (L) is 1.10%.

●	At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the Surrender Value (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

	(1)	(2)	(3)
Account	Units / Accumulation Credits	Unit Value / Accumulation Credit Factor	Contract Value at time of Withdrawal
Variable Subaccounts	1,012.09	$10.56	$10,687.67
S&P 500 Secure Risk Control Account	5,940.59	$10.731042	$63,748.72
S&P 500 Growth Risk Control Account	3,902.44	$11.915414	$46,499.19
Total			$120,935.58

(1),(2),(3)

The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00). This is greater than (1 + the Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap), which equals 1.07 for the S&P 500 Secure Risk Control Account and 1.17% for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% x 365 x 1.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.17 – ((1.50% x 365 x 10.25) x 183) which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

(4)
Account	Gross Withdrawal
Variable Subaccounts	$10,687.67
S&P 500 Secure Risk Control Account	$63,748.72
S&P 500 Growth Risk Control Account	$46,499.19
Total	$120,935.58

(4)

Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the surrender is assumed to come from the Variable Subaccounts first and then from the Risk Control Accounts. Because this is a full surrender, the entire Contract Value will be withdrawn from each account.

Next, we calculate the net withdrawal from each account.

	(5)	(6)	(7)	(8)	(9)
Account	Withdrawal Subject to MVA	MVA	Withdrawal Subject to Surrender Charge	Surrender Charge	Net Withdrawal
Variable Subaccounts	$0.00	$0.00	$687.67	$61.89	$10,625.78
S&P 500 Secure Risk Control Account	$63,748.72	($1,003.95)	$51,643.13	$4,647.88	$58,096.89
S&P 500 Growth Risk Control Account	$46,499.19	($669.30)	$37,669.20	$3,390.23	$42,439.66
Total	$110,247.91	($1,673.25)	$90,000.00	$8,100.00	$111,162.33

(5)

100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)

The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^3.50137 = 0.983267.

For the S&P 500 Secure Risk Control Account, the MVA is ($63,748.72 / ($10.731042 / $10.1) x (0.983267 - 1) which equals -$1,003.95. For the S&P 500 Growth Risk Control Account, the MVA is ($46,499.19 / ($11.915414 / $10.25) x (0.983267 - 1) which equals -$669.30.

(7)

The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The Purchase Payment within the Surrender Charge Period is $100,000.00, so the amount of the withdrawal subject to a Surrender Charge is calculated as $100,000.00 - $10,000.00 which equals $90,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the Pro Rata withdrawal of the remaining Purchase payments subject to a Surrender Charge from the Risk Control Accounts. The remaining purchase Payments subject to a Surrender Charge is equal to the withdrawal subject to a Surrender Charge less the withdrawal from the Variable Subaccount subject to a surrender Charge, calculated as $90,000 - $687.67 which equals $89,312.33.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account that is subject to a Surrender Charge is equal to the withdrawal from the S&P 500 Secure Risk Control Account divided by the total withdrawal from the S&P 500 Risk Control Account multiplied by the remaining Purchase Payments subject to a Surrender Charge. This is calculated as $63,748.72 / $110,247.91 x $89,312.33 = $51,643.13.

The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account that is subject to a Surrender Charge is equal to the withdrawal from the S&P 500 Growth Risk Control Account divided by the total withdrawal from the S&P 500 Risk Control Account multiplied by the remaining Purchase Payments subject to a Surrender Charge. This is calculated as $46,499.19 / $110,247.91 x $89,312.33 = $37,669.20.

(8)

It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $51,643.13 x 9.00% which equals $4,647.88. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $37,669.20 x 9.00% which equals $3,390.23.

(9)

The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $63,748.72 + -$1,003.95 - $4,647.88 which equals $58,096.89. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $46,499.19 + -$669.30 - $3,390.23 which equals $42,439.66. The total net withdrawal is the sum of the three accounts, $111,162.33.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

	(10)	(11)
Account	Units / Accumulation Credits After Withdrawal	Contract Value after Withdrawal
Variable Subaccounts	0.00	$0.00
S&P 500 Secure Risk Control Account	0.00	$0.00
S&P 500 Growth Risk Control Account	0.00	$0.00
Total		$0.00

(10)

The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($63,748.72 / $10.731042) which equals 0.00. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($46,499.19 / $11.915414) which equals 0.00.

(11)

Following the surrender of the Contract, there is no Contract Value remaining because there are no Accumulation Units or Accumulation Credits remaining.

APPENDIX C: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS

The following information is a summary of the states where certain features or benefits of the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity Contracts vary from the features and benefits previously described in this Prospectus. Please contact your financial professional for more information about variations and availability in your state.

States where certain MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity features or benefits vary:

State	Feature or Benefit	Variation
Arizona	See “Right to Examine” under “Getting Started – The Accumulation Period”	If your age as of the Contract Issue Date is at least 65 years old, you must return your Contract within 30 days of receipt.
California	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Fees and Expenses”

The Owner has the right to assign the Contract.

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if your age as of the Contract Issue Date is at least 60 years old and you only allocated your Purchase Payments to the money market fund option.

If your age as of the Contract Issue Date is at least 60 years old, you must return your Contract within 30 days of receipt.

“Nursing Home or Hospital” is replaced with “Facility Care, Home Care, or Community-Based Services”. There is no minimum confinement period to utilize this waiver. The Facility Care or Home Care and Terminal Illness waivers apply to full surrenders only, not partial withdrawals.

Connecticut	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Fees and Expenses”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt, including replacement contracts.

There is a one-year wait before the waiver of surrender charge provisions may be exercised.

Delaware	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).
Florida	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Payout Date” under “Income Payments – The Payout Period”

The Owner has the right to assign the Contract.

You must return your Contract within 21 days of receipt (30 days if it is a replacement contract).

The requested Payout Date must be at least one year after the Contract Issue Date.

State	Feature or Benefit	Variation
Georgia	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.
Hawaii	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Illinois	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Idaho	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 20 days of receipt, including replacement contracts.

Indiana	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Kansas	See definition of Terminally Ill and Terminal Illness in “Glossary”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Louisiana	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Maryland	Series offered See “Right to Examine” under “Getting Started – The Accumulation Period”

Series C Contracts are not available.

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.

State	Feature or Benefit	Variation
Massachusetts

See definition of Terminally Ill and Terminal Illness in “Glossary”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Waiver of Surrender Charges” under “Fees and Expenses”

See “Terms of Income Payments” under “Income Payments – The Payout Period”

See “Misstatement of Age or Gender” under “Other Information”

Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

There is no Nursing Home or Hospital waiver. The Terminal Illness waiver applies to full surrenders only, not partial withdrawals.

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Minnesota	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was a replacement, not new money.
Mississippi	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Montana	See “Terms of Income Payments” under “Income Payments – The Payout Period” See “Misstatement of Age or Gender” under “Other Information”

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Nebraska	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Nevada	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.
New Jersey	See “Purchase Payment” under “Allocating Your Purchase Payment” See “Waiver of Surrender Charges” under “Fees and Expenses”	We reserve the right, in our sole discretion, to refuse additional Purchase Payments. This refusal cannot be before the 5th Contract Anniversary. There is no Terminal Illness waiver.

State	Feature or Benefit	Variation
New Hampshire	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
North Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
North Dakota	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).
Oklahoma	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Pennsylvania	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Fees and Expenses”

You must return your Contract within 10 days of receipt (30 days if it is an external replacement contract and 45 days if it is an internal replacement contract).

“Terminal Illness” is replaced with “Terminal Condition”. The minimum consecutive day confinement is 90 days for a Nursing Home and 30 days for a Hospital.

Rhode Island	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

South Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.

State	Feature or Benefit	Variation
Tennessee	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was a replacement, not new money.
Texas	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Fees and Expenses”

The Owner has the right to assign the Contract.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

“Terminal Illness” is replaced with “Terminal Disability”.

Utah	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract. If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.
Vermont	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals if the source of your initial Purchase Payments was new money, not a replacement.
Washington	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Fees and Expenses”

If the Purchase Payments exceed the Contract Value, the refund will be your Purchase Payments less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

The life expectancy to utilize the Terminal Illness waiver is 24 months.

Wisconsin	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$21,820
Printing and engraving	$45,000
Accounting fees and expenses	$95,014
Legal fees and expenses	$25,000
Miscellaneous	$12,000
TOTAL EXPENSES	$198,834

*  Estimated.

Item 14.   Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on MEMBERS Life Insurance Company (the “Registrant,” “we,” “our,” or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
1(i)(a)	Amended and Restated Distribution Agreement Exhibit A dated as of September 2018 between MLIC and CBSI	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed November 20, 2018 (File No. 333-226804)
1(ii)	Form of Selling and Services Agreement	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed April 6, 2016 (File No. 333-207222)
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
3(iii)	Amended and Restated Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
4(i)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Contract (Form No. 2015-VA-B)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(ii)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Contract (Form No. 2015-VA-C)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(iii)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Data Page (Form No. 2015-VADP-B)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(iv)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Data Page (Form No. 2015-VADP-C)	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(v)(a)	Form of Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(v)(b)	Form of Roth Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed October 5, 2015 (File Nos.333-207276)
4(vi)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Application	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed October 5, 2015 (File Nos.333-207276)
5	Legal Opinion		X
10(i)(a)	Coinsurance Agreement dated as of October 31, 2012 between MLIC and CMFG Life Insurance Company (“CMFG Life”)	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(i)(b)	Coinsurance Agreement dated as of January 1, 2013 between MLIC and CMFG Life	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(i)(c)	First Amendment to Coinsurance Agreement dated as of January 1, 2014 between MLIC and CMFG Life	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(i)(d)	MEMBERS Horizon Coinsurance and Modified Coinsurance Agreement dated November 1, 2015 between MLIC and CMFG Life	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(i)(e)	Second Amendment to Coinsurance Agreement dated as of October 15, 2018 between MLIC and CMFG Life	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed November 20, 2018 (File No. 333-228484)
10(i)(f)	Amended and Restated Coinsurance and Modified Coinsurance Agreement dated as of January 1, 2019 between MLIC and CMFG Life	Incorporated herein by reference to the Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed on April 17, 2020 (File No. 333-228962)
10(i)(g)	Amended and Restated Coinsurance Agreement dated February 4, 2021 between MLIC and CMFG Life		X
10(i)(h)	Second Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated November 23, 2021 between MLIC and CMFG Life		X
10(ii)(a)	Cost Sharing Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iii)(a)	Investment Advisory Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed March 25, 2015 (File No. 333-202984)
10(iv)(a)	Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Pre-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed June 12, 2013 (File No. 333-186477)
10(iv)(b)	Amendment to Procurement and Disbursement and Billing and Collection Services Agreement	Incorporated herein by reference to the filing of Post-Effective Amendment No. 1 to the MLIC Registration Statement on Form S-1, filed April 4, 2014 (File No. 333-186477)
10(iv)(c)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the filing of the MLIC Registration Statement on Form S-1, filed April 6, 2015 (File No. 333-202984)
10(v)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(a)	Fund Participation and Service Agreement between American Funds Insurance Series and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)i	Business Agreement between American Funds Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)ii	American Funds Rule 22c-2 Agreement between American Funds Service Company and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(a)iii	Amendment No. 1 to Fund Participation and Service Agreement between American Funds Service Company and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(b)	Fund Participation Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(b)i	Administrative Services Agreement between BlackRock Advisors, LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(b)ii	Form of Distribution Sub-Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(b)iii	First Amendment to Administrative Services Agreement dated July 1, 2020 between BlackRock Advisors, LLC and MLIC		X
10(v)(c)	Fund Participation Agreement between Columbia Funds Variable Insurance Trust I, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)i	Fund Participation Agreement between Columbia Funds Variable Insurance Trust II, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)ii	Fund Participation Agreement between Columbia Funds Variable Insurance Trust, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)iii	Revenue Sharing Agreement between Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(c)iv	First Amendment to the Fund Participation Agreement between Columbia Funds Variable Series Trust, Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed November 20, 2018 (File No. 333-226804)
10(v)(c)v	First Amendment to the Fund Participation Agreement between Columbia Funds Variable Series Trust II, Columbia Management Investment Advisers, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed November 20, 2018 (File No. 333-226804)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(c)vi	Variable Portfolio Administrative Services Agreement between Columbia Management Investment Services Corp. and CUNA Brokerage Services, Inc.	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing to the MLIC Registration Statement on Form S-1, filed on April 18, 2019 (File No. 333-228962)
10(v)(d)	Participation Agreement between DFA Investment Dimensions Group Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(d)i	Amendment 1 to Participation Agreement between DFA Investment Dimensions Group Inc. and MLIC dated January 1, 2022		X
10(v)(e)	Fund Participation Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(e)i	First Amendment to Fund Participation Agreement between the Dreyfus Corporation and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(e)ii	Administrative Services Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(e)iii	Distribution Letter Agreement between MBSC Securities Corporation (The Dreyfus Corporation) and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(f)	Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(f)i	Amendment No. 1 to Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(f)ii	Administrative Services Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(f)iii	Shareholder Information Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(f)iv	Amendment No. 2 to Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	X

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(g)	Participation Agreement between Goldman Sachs Variable Insurance Trust, Goldman Sachs & Co. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(g)i	Amendment #1 to Participation Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(g)ii	Service Class Services Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(g)iii	Administrative Services Agreement between Goldman Sachs Asset Management, L.P. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(g)iv	Shareholder Information Agreement between Goldman Sachs & Co and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(g)v	Amendment #2 to Participation Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)
10(v)(h)	Participation Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds), Invesco Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(h)i	Administrative Services Agreement between AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and MLIC		X
10(v)(h)ii	Distribution Services Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(h)iii	Amendment No. 1 to Administrative Services Agreement between AIM Variable Insurance Funds(Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the Post-Effective Amendment No. 1 filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed March 31, 2017 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(i)	Fund Participation Agreement between Lazard Retirement Series, Inc., Lazard Asset Management Securities LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(i)i	Servicing Agreement between Lazard Retirement Series, Inc. and MLIC	Incorporated herein by reference to Pre-Effective Amendment No. 2 to the Form N-4 Registration Statement of the Registrant, filed April 6, 2016 (File No. 333-207276)
10(v)(i)ii	Amendment 1 to Fund Participation Agreement between Lazard Retirement Series, Inc., Lazard Asset Management Securities LLC and MLIC dated January 31, 2022		X
10(v)(j)	Participation Agreement between MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Variable Insurance Trust III, MFS Fund Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(j)i	Fund/Serv and Networking Supplement to Participation Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(j)ii	Fee Letter Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(k)	Participation Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(k)i	Servicing Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(k)ii	Letter Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(k)iii	Administrative Service Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(k)iv	Amendment to Participation Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the Pre-Effective Amendment 1 filing of MEMBERS Horizon Variable Separate Account on Form N-4, filed November 20, 2018 (File No. 333-207276)
10(v)(l)	Participation Agreement between Oppenheimer Variable Account Funds and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(l)i	Shareholder Information Agreement between OppenheimerFunds Distributor, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(m)	Participation Agreement between PIMCO Variable Insurance Trust, PIMCO Equity Series, VIT, PIMCO Investments LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(n)	Fund Participation Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed August 13, 2018 (File No. 333-226804)
10(v)(n)i	Fund/Serv Agreement between Northern Lights Distributors, LLC and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(n)ii	Distribution and Shareholder Services Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(o)	Participation Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(o)i	Rule 22c-2 Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(o)ii	12b-1 Agreement between T. Rowe Price Investment Services, Inc. and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(v)(o)iii	Letter Agreement between T. Rowe Price Associates and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(p)	Participation Agreement between Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(p)i	Defined Contribution Clearance & Settlement Agreement between The Vanguard Group and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed April 6, 2016 (File No. 333-207276)
10(v)(p)ii	Amendment to Participation Agreement between Vanguard Variable Insurance Fund, the Vanguard Group, Inc., Vanguard Marketing Corporation and MLIC	Incorporated herein by reference to the Pre-Effective Amendment No. 1 filing to the MLIC Registration Statement on Form S-1, filed on April 18, 2019 (File No. 333-228962)
10(v)(q)	Participation Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(q)i	Rule 22c-2 Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
10(v)(q)ii	Marketing and Administrative Services Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the MEMBERS Horizon Variable Separate Account on Form N-4, filed January 29, 2016 (File No. 333-207276)
23(i)	Consent of Legal Counsel	See Exhibit 5
23(ii)	Consent of Independent Auditor		X
24	Powers of Attorney		X
107	Calculation of Filing Fee Table		X

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 5 day of April, 2022.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer
David L. Sweitzer, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

Name	Title	Date

*	President and Director (Principal Executive Officer)	April 5, 2022
David L. Sweitzer

*	Treasurer (Principal Financial & Accounting Officer)	April 5, 2022
Brian J. Borakove

*	Director	April 5, 2022
Michael F. Anderson

*	Director	April 5, 2022
Abigail R. Rodriguez

*	Director	April 5, 2022
William A. Karls

*	Director	April 5, 2022
Paul D. Barbato

*By:	/s/Jennifer Kraus-Florin
Jennifer Kraus-Florin

*Pursuant to Power of Attorney dated April 5, 2022, herewith Powers of Attorney to be filed as exhibits on April 5, 2022 to the Post-Effective Amendment No. 1 filing (333-249535).